Exhibit 10.1

EXECUTION VERSION

Information in this exhibit (indicated by asterisks) is confidential and has been omitted pursuant to Item 601(b)(1)) of Regulation S-K.

THIS RESTRUCTURING SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED HERETO COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING OF THE COMPANY PARTIES THAT WILL BE EFFECTUATED THROUGH AN OUT-OF-COURT TRANSACTION OR CHAPTER 11 CASES IN THE BANKRUPTCY COURT ON THE TERMS DESCRIBED HEREIN.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE U.S. SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. Nothing contained in thIS RESTRUCTURING SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

ThIS restructuring SUPPORT AGREEMENT is the product of Settlement discussions among the parties hereto. Accordingly, thIS restructuring SUPPORT AGREEMENT is protectED BY Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE RESTRUCTURING TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 15.03, this “Agreement”) is made and entered into as of August 12, 2022 (the “Execution Date”), by and among the following parties, each solely in the capacity set forth on its signature page to this Agreement (each of the following described in sub-clauses (i) through (vii) of this preamble are individually a “Party” and collectively the “Parties”):1

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

i.	Altera Infrastructure L.P., a limited partnership formed under the Laws of the Republic of the Marshall Islands (“Altera”), Altera Infrastructure GP LLC, a limited liability company formed under the Laws of the Republic of the Marshall Islands (“Altera GP”), and each of their affiliates listed on Exhibit A to this Agreement that have executed and delivered counterpart signature pages to this Agreement (together with Altera and Altera GP, the “Company”) to counsel to the Consenting Stakeholders (the Entities in this clause (i), collectively, the “Company Parties”);

ii.	the undersigned holders of Credit Agreement Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (who shall promptly provide copies of such signature pages to counsel to the other Consenting Stakeholders) (the Entities in this clause (ii), collectively, the “Consenting Bank Lenders”);

iii.	the Export-Import Bank of Korea, the Korea Trade Insurance Corporation, Export Finance Norway, and Japan Bank for International Cooperation, and any affiliate thereof (collectively, the “ECAs”), in each case in its capacity as a holder of Credit Agreement Claims itself, as an issuer of an ECA Guarantee, or to the extent it is subrogated to the rights of a lender under a Prepetition Credit Agreement;

iv.	Brookfield TK Loan 2 LP, in its capacity as the holder of, or the investment advisor, sub-advisor, or manager of discretionary accounts that hold IntermediateCo RCF Claims (the “Consenting IntermediateCo RCF Lender”);

v.	Brookfield TK Loan LP, Brookfield TK Loan 2 LP, Brookfield TK TOLP LP, Brookfield TK Bond LP, and Brookfield TK Block Acquisition LP, in each case in its capacity as the holder of, or the investment advisor, sub-advisor, or manager of discretionary accounts that hold, IntermediateCo Notes Claims (the “Consenting IntermediateCo Noteholders”);

vi.	Brookfield TK Loan 2 LP and Brookfield TK Loan 3 LP, in each case in its capacity as a lender under the DIP Facility (the “DIP Lender”); and

vii.	the undersigned holders of, or the investment advisor, sub-advisor, or manager of discretionary accounts that hold, Existing Common Equity in the Company Parties (the “Consenting Equityholder” and, together with the Consenting IntermediateCo RCF Lender, the Consenting IntermediateCo Noteholders, and the DIP Lender, the “Consenting Sponsor” and, together with the Consenting Bank Lenders and the ECAs, collectively, the “Consenting Stakeholders”).

RECITALS

WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arm’s-length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit C hereto (the “Restructuring Term Sheet” and, such transactions as described in this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”);

WHEREAS, if all of the conditions to the consummation of the Restructuring Transactions by means of an out-of-court transaction (the “Out-of-Court Restructuring”) are satisfied or waived by the Company Parties and the Required Consenting Stakeholders, then the Restructuring Transactions shall be consummated pursuant to the Out-of-Court Restructuring on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet;

WHEREAS, if all of the conditions to consummation of the Out-of-Court Restructuring are not satisfied or waived by the Company Parties and the Required Consenting Stakeholders, then the Company Parties shall implement the Restructuring Transactions through the commencement by the Debtors of voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and the consummation of the Restructuring Transactions by means of the Plan (the “In-Court Restructuring,” and the cases commenced, the “Chapter 11 Cases”); and

WHEREAS, if the Company Parties implement the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet through the In-Court Restructuring, the Company Parties shall commence the Chapter 11 Cases on behalf of all or a subset of the Company Parties, as determined by any of the Company Parties’ managers, officers, directors, or other similar governing body, in their sole discretion (the full list of such Company Parties, collectively, the “Debtors” being those entities set out in Exhibit B hereto; provided that Exhibit B hereto may be amended by the Company Parties in their sole discretion at any time; and

WHEREAS, each Party and its respective counsel and other advisors (i) have reviewed or have had the opportunity to review this Agreement, including all the exhibits, annexes, and schedules hereto (including the Restructuring Term Sheet) and (ii) acknowledge and agree that the Restructuring Term Sheet is a summary of the material terms of the Restructuring Transactions and that implementation of the Restructuring Transactions will require the negotiation and agreement of terms not covered by the Restructuring Term Sheet; and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions subject to the terms and conditions set forth in this Agreement and the Restructuring Term Sheet;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound on a several but not joint basis, hereby agrees as follows:

AGREEMENT

Section 1.      Definitions and Interpretation.

1.01.            Definitions. The following terms shall have the following definitions:

“4x ALP Facilities” refers, collectively, to each of the following agreements, as each may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, but which shall not include any agreements related to any Hedging Claims:

(a)	the $45,272,000 senior secured credit facility originally dated July 17, 2015 between, among others, ALP Keeper B.V. as borrower and Citibank, N.A., Tokyo Branch as facility agent (as amended, amended and restated, modified, or supplemented, the “Keeper Facility”);

(b)	the $48,224,000 senior secured credit facility originally dated July 17, 2015 between, among others, ALP Striker B.V. as borrower and Citibank, N.A., Tokyo Branch as facility agent (as amended, amended and restated, modified, or supplemented, the “Striker Facility”);

(c)	the $45,384,000 senior secured credit facility originally dated July 17, 2015 between, among others, ALP Sweeper B.V. as borrower and Citibank, N.A., Tokyo Branch as facility agent (as amended, amended and restated, modified, or supplemented, the “Sweeper Facility”); and

(d)	the $45,904,000 senior secured credit facility originally dated July 17, 2015 between, among others, ALP Defender B.V. as borrower and Citibank, N.A., Tokyo Branch. as facility agent (as amended, amended and restated, modified, or supplemented, the “Defender Facility”;

provided, however, that if this Agreement is terminated by or as to the Required Consenting Bank Lenders under the Keeper Facility, the Striker Facility, the Sweeper Facility, and/or the Defender Facility, in their capacity as lenders under such facilities, the foregoing facilities that are not the subject of such termination will be referred to as the 4x ALP Facilities in this Agreement.

“6x Documents” means any term sheet or agreement, if any, addressing, amending, restating, supplementing, or otherwise modifying the terms and conditions of the 6x ALP Facility and any proposed order to approve the same.

“Acceptable Noteholder Settlement Terms” means Noteholder Settlement Terms that (1) provide for (a) the Consenting Sponsor and/or its Affiliates remaining as the controlling equity holder of Reorganized Altera, and (b) holders of Altera Unsecured Notes Claims receiving any equity instrument (but not debt), including New Common Stock, subscription rights to participate in a Rights Offering, or New Warrants under the Plan, and (2) do not (a) alter the treatment under the Plan of other Claims and Interests (other than the Altera Unsecured Notes Claims or Claims or Interest held by the Consenting Sponsor or its Affiliates), and (b) materially and adversely affect the economic treatment of the Consenting Bank Lenders under the Bank Term Sheet and the Common Terms.

“Administrative Claim” means a Claim against a Debtor allowed under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2) of the Bankruptcy Code.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code.

“Agent” means any facility agent, administrative agent, collateral agent or trustee, security agent or trustee, or similar Entity under the Prepetition Credit Agreements or the IntermediateCo Revolving Credit Facility, including any successors thereto.

“Agents/Trustees” means, collectively, each of the Agents and Trustees.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.03 (including the Restructuring Term Sheet).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party (except where a provision of this Agreement survives the Termination Date in accordance with Section 15.20, in which case such provision shall remain in effect to the extent set forth in Section 15.20).

“All Party Matters” means any amendment or waiver that has the effect of changing or which relates to (a) the definition of “Outside Date” in this Agreement; (b) the definition of “Required Consenting Bank Lenders,” “Consenting Bank Lenders,” or “CoCom” in this Agreement; (c) the definition of “Required Consenting Stakeholders” or “Consenting Stakeholders” in this Agreement; (d) the definition of “Acceptable Noteholder Settlement Terms” in this Agreement; and (e) Section 13 of this Agreement.

“Allowed” means, as to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, or by a final order, as applicable.

“Altera” has the meaning set forth in the preamble to this Agreement.

“Altera Finance Corp.” means Altera Infrastructure Finance Corp., a corporation formed under the Laws of the Republic of the Marshall Islands.

“Altera GP” has the meaning set forth in the preamble to this Agreement.

“Altera Unsecured Notes” means those certain 8.500% Senior Notes due 2023, issued pursuant to the Altera Unsecured Notes Indenture.

“Altera Unsecured Notes Claim” means any Claim arising under or in connection with the Altera Unsecured Notes, including Claims based on a Company Party’s guarantee of obligations thereunder.

“Altera Unsecured Notes Indenture” means that certain indenture dated as of July 2, 2018, as may be amended, amended and restated, or otherwise supplemented from time to time, for the Altera Unsecured Notes by and among Altera Infrastructure L.P., Altera Infrastructure Finance Corp., each of the guarantors party thereto, and the Altera Unsecured Notes Indenture Trustee.

“Altera Unsecured Notes Indenture Trustee” means The Bank of New York Mellon, acting through such of its affiliates or branches as it may designate, in its capacity as indenture trustee under the Altera Unsecured Notes Indenture, or any indenture trustee as permitted by the terms set forth in the Altera Unsecured Notes Indenture.

“Alternative Restructuring Proposal” means any inquiry, plan, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, refinancing, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, consent solicitation, exchange offer, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions.

“Amended and Restated Bank Facilities” means the amended and restated Prepetition Credit Agreements on the terms set forth in the Bank Term Sheet.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Company Parties or their estates or other authorized parties in interest under the Bankruptcy Code or applicable non- bankruptcy law, including actions or remedies under sections 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code, or other similar or related state, federal, or foreign statutes, common law, or other applicable law.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended, and as applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court in which the Chapter 11 Cases are commenced or another United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, if applicable, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

“Bank Term Sheet” means that certain term sheet attached to the Restructuring Term Sheet as Exhibit 2.

“Business Day” means any day other than a Saturday, Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, (a) Canada or any province thereof, (b) London, England, (c) the state of New York, or (d) Tokyo, Japan.

“Cash Collateral” has the meaning ascribed to it in section 363(a) of the Bankruptcy Code.

“Cash Collateral Order” means any order (which may be the DIP Order) entered in the Chapter 11 Cases authorizing the use of Cash Collateral (whether interim or final).

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Restructuring Effective Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of state or federal law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any other Avoidance Action.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Chosen Court” means the United States District Court for the Southern District of New York, or, to the extent such court lacks the requisite jurisdiction or is otherwise not permitted by law, the courts of the State of New York; provided that if any of the Company Parties commence Chapter 11 Cases, then the Bankruptcy Court (or court of proper appellate jurisdiction) shall be the exclusive Chosen Court.

“Claim” has the meaning ascribed to such term in section 101(5) of the Bankruptcy Code.

“CoCom” means the members of the coordinating committee of the ECAs and financial institutions appointed pursuant to the CoCom Appointment Letter that have issued ECA Guarantees and/or hold Credit Agreement Claims, which at the Execution Date comprises (a) ABN AMRO Bank N.V.; (b) Citibank N.A., London Branch; (c) Credit Agricole Corporate and Investment Bank; (d) DNB Capital LLC; (e) Export Credit Norway (Eksfin); (f) National Australia Bank Limited; (g) DVB Bank SE, which may merge, or may have merged, to become DZ Bank AG; and (h) The Export-Import Bank of Korea.

“CoCom Advisors” means (a) Norton Rose Fulbright LLP and Norton Rose Fulbright US LLP, as lead counsel, and all other professional advisors (including non-U.S. counsel and local counsel) currently retained or that may be retained from time to time by the CoCom in accordance with the CoCom Appointment Letter, and (b) subject to the CoCom Appointment Letter, any professional advisors retained or that may be retained from time to time by Norton Rose Fulbright LLP or Norton Rose Fulbright US LLP, as lead counsel, to the CoCom, including PJT Partners (UK) Limited, as financial advisor in accordance with the PJT Engagement Letter.

“CoCom Appointment Letter” means the coordinator letter originally dated May 6, 2022 among Altera and each member of the CoCom (as amended, restated, supplemented, or otherwise modified from time to time).

“Common Terms” has the meaning set forth in the Restructuring Term Sheet.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Claims/Interests” means, collectively, all Claims against, and Interests in, a Company Party, including the Credit Agreement Claims, the IntermediateCo RCF Claims, the IntermediateCo Notes Claims, the Altera Unsecured Notes Claims, the Consenting Sponsor’s Interests in a Company Party, and any DIP Claims.

“Company Parties” has the meaning set forth in the recitals to this Agreement.

“Company Releasing Party” means each of the Company Parties, and, to the maximum extent permitted by law, each of the Company Parties, on behalf of their respective current and former Affiliates and Related Parties.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation Order” means the confirmation order with respect to the Plan, which shall be in form and substance consistent with this Agreement.

“Consenting Bank Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Bank Lenders Credit Agreements” refers, collectively, to each of the following agreements, as each may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, but which shall not include any agreements related to any Hedging Claims:

(a)	the $75,000,000 senior secured credit facility originally dated February 25, 2021 between, among others, Petrojarl I L.L.C. as borrower and DNB Bank ASA, New York Branch, as facility agent (as amended, amended and restated, modified, or supplemented, the “Petrojarl I Facility”);

(b)	the $815,000,000 senior secured credit facility originally dated February 24, 2014 between, among others, Knarr L.L.C. as borrower and Crédit Agricole Corporate and Investment Bank as facility agent (as amended, amended and restated, modified, or supplemented, the “Knarr Facility”);

(c)	the $230,000,000 senior secured credit facility originally dated November 24, 2015 between, among others, Gina Krog Offshore Pte Ltd. as borrower and ING Bank N.V., Singapore Branch as facility agent (as amended, amended and restated, modified, or supplemented, the “Gina Krog Facility”);

(d)	the $26,250,000 senior secured credit facility originally dated August 28, 2019 between, among others, Clipper L.L.C. as borrower and DNB Bank ASA, New York Branch as agent (as amended, amended and restated, modified, or supplemented, the “Suksan Salamander Facility”);

(e)	the 4x ALP Facilities; and

(f)            the $112,500,000 senior secured credit facility originally dated September 15, 2017 between, among others, Arendal Spirit L.L.C. as borrower and Citibank Europe plc, UK Branch as agent (as amended, amended and restated, modified, or supplemented, the “Arendal Facility”).

“Consenting Equityholder” has the meaning set forth in the preamble to this Agreement.

“Consenting IntermediateCo Noteholders” has the meaning set forth in the preamble to this Agreement.

“Consenting IntermediateCo RCF Lender” has the meaning set forth in the preamble to this Agreement.

“Consenting Sponsor” has the meaning set forth in the preamble to this Agreement.

“Consenting Sponsor Entities” means the Consenting Sponsor, Brookfield Asset Management Inc., Brookfield Business Partners L.P., and Brookfield Capital Partners Ltd.

“Consenting Stakeholder Releasing Party” means each of, and in each case in its capacity as such: (a) each of the Consenting Sponsor Entities and to the maximum extent permitted by Law, each current and former Affiliate or Related Party of the foregoing; (b) each Consenting Bank Lender; (c) the Agents/Trustees, if any, that execute this Agreement in their capacity as an Agent/Trustee; and (d) the CoCom and each member of the CoCom.

“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.

“Corporate Reorganization” has the meaning set forth in the Restructuring Term Sheet.

“Credit Agreement Claim” means any Claim (but not including a Hedging Claim) arising under or in connection with a Prepetition Credit Agreement, including Claims based on a Company Party’s guarantee of obligations thereunder.

“Credit Agreement Waiver Letters” means those certain consent and extension letters, originally dated June 16, 2022 and July 13, 2022, by and among certain of the Company Parties, the Consenting Sponsor, and the Consenting Bank Lenders under each of the Knarr Facility, the Petrojarl I Facility, the Gina Krog Facility, and the 4x ALP Facilities.

“Debtors” means the Company Parties that commence Chapter 11 Cases.

“Definitive Documents” means the documents listed in Section 3.01.

“Disclosure Statement” means the related disclosure statement with respect to the Plan, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

“Disclosure Statement and Solicitation Motion” means the motion seeking, among other things, entry of an order (i) approving the procedures for soliciting, receiving, and tabulating votes on the Plan and for filing objections to the Plan, (ii) approving the Solicitation Materials, and (iii) scheduling the hearing to consider final approval of the Disclosure Statement and confirmation of the Plan.

“DIP Claim” means any Claim arising under the DIP Facility.

“DIP Facility” has the meaning set forth in the Restructuring Term Sheet.

“DIP Facility Term Sheet” means that certain term sheet attached to the Restructuring Term Sheet as Exhibit 1.

“DIP Lender” has the meaning set forth in the preamble to this Agreement.

“DIP Order” means any order entered in the Chapter 11 Cases approving the DIP Facility (whether interim or final) consistent with the DIP Facility Term Sheet.

“ECA” has the meaning set forth in the preamble to this Agreement.

“ECA Covered Lender” means each Consenting Bank Lender that is a beneficiary of one or more ECA Guarantees (whether through an agent or otherwise).

“ECA Guarantee” means any guarantee granted or insurance policy issued by an ECA under which such ECA has agreed to provide cover to an ECA Covered Lender under and in connection with each relevant obligor's obligations under one or more of the Prepetition Credit Agreements, in each case, in accordance with the general terms and conditions of that guarantee or insurance policy (whether through an agent or otherwise).

“ECA Matters” means any amendment to or waiver of any provision of this Agreement that has the effect of changing any right or discretion granted to any ECA under any Prepetition Credit Agreement or ECA Guarantee, solely in its capacity as an ECA, including:

(a)	repayment, prepayment, and cancellation provisions in respect of any ECA tranche under the Prepetition Credit Agreements (including with respect to break costs);

(b)	amendment and waiver and consent provisions of any Prepetition Credit Agreements that require ECA consent or provide any ECA with a decision-making, voting or consultation right under any Prepetition Credit Agreement or ECA Guarantee;

(c)	any ECA recourse, subrogation, or transfer right under any Prepetition Credit Agreement;

(d)	any provision conferring any obligation on any finance party (however defined under the relevant Prepetition Credit Agreement) towards an ECA; and/or

(e)	any reduction in the amount of or change of terms relating to any ECA fees and premiums (including in relation to any fee or premium increase provisions) under any Prepetition Credit Agreement or ECA Guarantee.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, and Norway.

“Enforcement Action” means any action of any kind to:

(a)	declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of any Company Claims/Interests;

(b)	recover, or demand cash cover in respect of, all or any part of any Company Claims/Interests (including by exercising any set-off, save as required by law);

(c)	exercise or enforce any right under any guarantee or any right in respect of any Lien (including, for the avoidance of doubt, any security interest granted under any of the Prepetition Credit Agreements, the IntermediateCo Notes, the IntermediateCo Revolving Credit Facility and/or the Altera Unsecured Notes), in each case granted in relation to (or given in support of) all or any part of any Company Claims/Interests;

(d)	petition for (or take or support any other step which may lead to) any corporate action, legal process (including legal proceedings, execution, distress, and diligence) or other procedure or step being taken in relation to any Company Party entering into Insolvency Proceedings; or

(e)	sue, claim or institute or continue legal process (including legal proceedings, execution, distress, and diligence) against any Company Party,

but excluding, for the avoidance of doubt, any Enforcement Action (i) an ECA Covered Lender may take to enforce the terms of an ECA Guarantee against an ECA by a Consenting Bank Lender, (ii) permitted to be taken by the DIP Lender under the DIP Facility in accordance with the DIP Documents (as defined in the DIP Facility Term Sheet) or the DIP Order, or (iii) permitted to be taken by a Consenting Bank Lender or the Consenting Sponsor under the DIP Order.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equinor” means Equinor UK Limited, a company incorporated under the Laws of the United Kingdom.

“Equinor Contract” has the meaning ascribed to such term in the Restructuring Term Sheet.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Existing Common Equity” means, collectively, all Interests in Altera arising from or related to the Class A or Class B common units of Altera that existed immediately prior to the Restructuring Effective Date.

“Existing Preferred Equity” means, collectively, all Interests in Altera arising from or related to the Series A preferred units, Series B preferred units, or Series E preferred units of Altera that existed immediately prior to the Restructuring Effective Date.

“First Day Pleadings” means the first-day pleadings that the Company Parties determine are necessary or desirable to file.

“Flag State” means the law of the state under which a Pledged Vessel is flagged.

“Forbearance Period” means the period of time beginning on the Agreement Effective Date and ending on the earlier of (a) 30 days following the Agreement Effective Date or (b) termination of this Agreement with respect to a Company Party or a Consenting Bank Lenders in accordance with its terms, unless such period is extended with the prior written consent of the applicable Consenting Bank Lender.

“General Amendment Matters” means any amendment, supplement, waiver, or other modification other than in respect of Lender Matters or All Party Matters.

“Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

“Hedging Claims” means, collectively, Claims against a Company Party under International Swaps and Derivatives Association Master Agreements, or other documentation of interest rate swaps, currency swaps, or other hedging or derivative contract arrangements, entered into between a Company Party and another Entity and any document entered into in connection therewith including any guarantee thereof.

“In-Court Restructuring” has the meaning set forth in the preamble to this Agreement.

“Insolvency Proceeding” means any corporate action, legal proceedings, or other procedure or step taken in any jurisdiction in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, liquidation, dissolution, administration, receivership, administrative receivership, judicial composition or reorganization (by way of voluntary arrangement, scheme or otherwise) of any of the Company Parties, including under the Bankruptcy Code;

(b)	a composition, conciliation, compromise or arrangement with the creditors generally of any of the Company Parties or an assignment by any of the Company Parties of its assets for the benefit of its creditors generally or any of the Company Parties becoming subject to a distribution of its assets;

(c)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any of the Company Parties or any of its assets;

(d)	enforcement of any security over any assets of any of the Company Parties; or

(e)	any procedure or step in any jurisdiction analogous to those set out in paragraphs (a) to (d) above.

“Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“IntermediateCo” means Altera Infrastructure Holdings L.L.C.

“IntermediateCo Claim” means any Claim arising under or in connection with the IntermediateCo Notes or the IntermediateCo Revolving Credit Facility.

“IntermediateCo Notes” means those certain 11.500% Senior Secured PIK Notes due 2026 issued pursuant to the IntermediateCo Notes Indenture.

“IntermediateCo Notes Claim” means any Claim arising under or in connection with the IntermediateCo Notes, including Claims based on a Company Party’s guarantee of obligations thereunder.

“IntermediateCo Notes Indenture” means that certain indenture dated as of August 27, 2021, as may be amended, amended and restated, or otherwise supplemented from time to time, for the IntermediateCo Notes by and among Altera Infrastructure Holdings L.L.C., each of the guarantors party thereto, and the IntermediateCo Notes Indenture Trustee.

“IntermediateCo Notes Indenture Trustee” means U.S. Bank National Association, acting through such of its affiliates or branches as it may designate, in its capacity as indenture trustee under the IntermediateCo Notes Indenture, or any indenture trustee as permitted by the terms set forth in the IntermediateCo Notes Indenture.

“IntermediateCo RCF Claim” means any Claim arising under or in connection with the IntermediateCo Revolving Credit Facility, including Claims based on a Company Party’s guarantee of obligations thereunder.

“IntermediateCo Revolving Credit Facility” means that certain credit agreement, dated January 14, 2022, among Altera Infrastructure Holdings L.L.C., as borrower, the lenders from time to time party thereto, and U.S. Bank National Association, as administrative agent (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).

“Joinder” means a joinder to this Agreement substantially in the form attached as Exhibit E hereto.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Lender Matters” means any amendment or waiver that has the effect of changing or which relates to (in each case relative to what was set out in the Bank Term Sheet and the Common Terms on the Agreement Effective Date): (a) the definitions of “Change of Control” and/or “Majority Lenders” in the applicable Amended and Restated Bank Facility; (b) any extension to the maturity date under the applicable Amended and Restated Bank Facility; (c) any reduction in the margin payable under the applicable Amended and Restated Bank Facility or any reduction in the amount of any payment of principal, interest, fees, or commission payable under the applicable Amended and Restated Bank Facility; (d) an increase in or extension of any Lender’s commitment under the applicable Amended and Restated Bank Facility, or any requirement that a cancellation of commitments reduces a Consenting Bank Lender’s commitments pro rata; (e) a change to any Security Party, Charterer, or guarantor of any Charterer under and as defined in the applicable Amended and Restated Bank Facility; (f) waterfall provisions providing the order of payments under the applicable Amended and Restated Bank Facility or the Common Terms; (g) the currency in which any amount is payable under the applicable Amended and Restated Bank Facility; (h) the nature or scope of collateral or the manner in which the proceeds of enforcement of collateral are distributed under the applicable Amended and Restated Bank Facility; (i) the nature or scope of the collateral, guarantee and/or indemnity provided by the Obligors under and as defined in the applicable Amended and Restated Bank Facility; (j) the circumstances in which security is permitted or required to be released under the applicable Amended and Restated Bank Facility; (k) any provision which expressly requires the consent or approval of all of the Lenders under and as defined in the applicable Amended and Restated Bank Facility; (l) the voting provisions under the applicable Amended and Restated Bank Facility or the Common Terms; and (m) any provision that requires ECA consent under the applicable Amended and Restated Bank Facility or the Common Terms.

“Libra Documents” means the term sheet or agreement, if any, addressing, amending, restating, supplementing, or otherwise modifying the terms and conditions of the Libra HoldCo Facility.

“Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

“Management Incentive Plan” has the meaning ascribed to such term in the Restructuring Term Sheet.

“Milestones” means the milestones set forth in Section 4.03 of this Agreement.

“New Common Stock” has the meaning ascribed to such term in the Restructuring Term Sheet.

“New Money Knarr Commitment Letter” means the commitment letter entered into by certain of the Company Parties and the New Money Knarr Lenders with respect to the New Money Knarr Facility.

“New Money Knarr Lenders” means the lenders that will be party to the New Money Knarr Facility.

“New Organizational Documents” has the meaning ascribed to such term in the Restructuring Term Sheet.

“New Warrants” has the meaning set forth in the Restructuring Term Sheet.

“Noteholder Settlement Terms” means any documentation related to any agreement or settlement with respect to the treatment of Altera Unsecured Notes Claims under the Plan, whether documented as amendments to this Agreement or through a separate support agreement or other form of documentation.

“Other Priority Claim” means any Claim against any of the Debtors other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Other Secured Claim” means any Secured Claim other than a DIP Claim, a Priority Tax Claim, an IntermediateCo Claim, or a Credit Agreement Claim.

“Out-of-Court Effective Date” means the date on which the conditions precedent to the Out-of-Court Restructuring have been satisfied or otherwise waived in writing and the Restructuring Transactions are implemented in accordance with the Definitive Documents.

“Out-of-Court Restructuring” has the meaning set forth in the preamble to this Agreement.

“Outside Date” means the date that is 180 days from (i) the Petition Date or (ii) if the Parties pursue the Out-of-Court Restructuring, the Agreement Effective Date.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 8.01.

“Person” has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

“Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case.

“PJT Engagement Letter” means the engagement letter dated May 17, 2022 among PJT Partners (UK) Limited, Norton Rose Fulbright US LLP, Altera, and each member of the CoCom (as amended, restated, supplemented, or otherwise modified from time to time).

“Plan” means the joint plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code, including all exhibits and schedules thereto and references therein, that embodies the Restructuring Transactions.

“Plan Effective Date” means the date on which the Plan becomes effective in accordance with its terms.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court in connection with any In-Court Restructuring.

“Pledged Vessel” means any vessel pledged as collateral for a Prepetition Credit Agreement.

“Prepetition Credit Agreements” refers, collectively, to each of the following agreements, as each may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof:

(a)	the $120,000,000 senior secured credit facility originally dated September 4, 2019 between, among others, Altera Libra Netherlands B.V. as borrower and Wilmington Trust, National Association as mezzanine collateral agent (the “Libra HoldCo Facility”);

(b)	the $150,000,000 senior secured credit facility originally dated February 6, 2015 between, among others, ALP Forward B.V., ALP Ace B.V., ALP Centre B.V., ALP Guard B.V., ALP Winger B.V., and ALP Ippon B.V. as borrowers and Credit Suisse AG as agent (the “6x ALP Facility”);

(c)	each of the Consenting Bank Lenders Credit Agreements; and

(d)	all other documents entered into pursuant to or in connection with each document in clauses (a) through (c) of this definition with the exception of any agreements exclusively governing Hedging Claims.

“Priority Tax Claims” means Claims of any Governmental Unit of the type described in section 507(a)(8) of the Bankruptcy Code.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

“Released Claim” means, with respect to any Releasing Party, any Claim or Cause of Action that is released by such Releasing Party under Section 14 of this Agreement.

“Released Company Parties” means each of, and in each case in its capacity as such: (a) Company Party; (b) current and former Affiliates of each Entity in clause (a) through the following clause (c); and (c) each Related Party of each Entity in clause (a) through this clause (c).

“Released Parties” means each Released Company Party and each Released Stakeholder Party.

“Released Stakeholder Parties” means, each of, and in each case in its capacity as such: (a) the Consenting Sponsor Entities and to the maximum extent permitted by Law, each current and former Affiliate or Related Party of the Consenting Sponsor Entities; (b) each Consenting Bank Lender, (c) the Agents/Trustees, if any, that execute this Agreement in their capacity as an Agent/Trustee; and (d) the CoCom and each member of the CoCom.

“Reorganized Altera” means either Altera, or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Restructuring Effective Date.

“Reorganized Altera GP” means either Altera GP, or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Restructuring Effective Date.

“Reorganized Debtor” means a Debtor, or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Restructuring Effective Date, including Reorganized Altera.

“Required Consenting Bank Lenders” means, as of the relevant date, (i) with respect to any consent, amendment, waiver, or other modification relating to the Bank Term Sheet, the Common Terms, the Amended and Restated Bank Facilities, or any Definitive Documents listed in Sections 3.01(a)(1) and (3) of this Agreement (other than any Lender Matter), Consenting Bank Lenders holding at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by Consenting Bank Lenders under each of the applicable affected Prepetition Credit Agreements, and (ii) except as otherwise set forth in specific Sections of this Agreement, for all other purposes under this Agreement (other than any Lender Matter), Consenting Bank Lenders holding 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Bank Lenders at such time; provided, however, that any purpose relating to specific Amended and Restated Bank Facilities (other than any Lender Matter or with respect to any consent, amendment, waiver, or other modification relating to any matter set forth or reflected in the Bank Term Sheet or the Common Terms) shall require only the consent of the Consenting Bank Lenders holding at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by Consenting Bank Lenders party to such facilities if such consent, amendment, waiver, or other modification does not materially adversely affect the Consenting Bank Lenders under the other Amended and Restated Bank Facilities; provided, further, that, with respect to clauses (i) and (ii) above, (a) if the proposed consent, amendment, waiver, or modification has a disproportionate, material adverse effect of the treatment or economic rights of a Consenting Bank Lender, then the consent of each such affected Consenting Bank Lender shall be required to effectuate such consent, amendment, waiver, or modification in accordance with Section 13 hereof; and (b) if any Consenting Bank Lender (other than a Consenting Bank Lender that is a member of the CoCom) fails to respond to such a request for a consent, waiver, amendment of or in relation to any of the terms of this Agreement within ten (10) Business Days of that request being made (unless the Company Parties and the CoCom agree in writing to a longer period in relation to any such request), the outstanding principal amount of such Consenting Bank Lender’s Credit Agreement Claims at such time shall not be included for the purpose of calculating the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Bank Lenders at such time when ascertaining whether any relevant percentage of the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Bank Lenders has been obtained to approve that request.

“Required Consenting Stakeholders” means the Required Consenting Bank Lenders and the Consenting Sponsor.

“Requisite Equity Contribution” means an equity contribution to ShuttleCo in an amount necessary, but not to exceed $15 million, in the sole discretion of the Company Parties, to ensure covenant compliance under the ShuttleCo debt facility documents for all financial covenants tested as of the end of the third reporting quarter for fiscal year 2022.

“Resolution Authority” means any Entity that has authority to exercise any Write-down and Conversion Powers.

“Restructuring Effective Date” means the Out-of-Court Effective Date or the Plan Effective Date, as applicable.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Rights Offering” has the meaning set forth in the Restructuring Term Sheet.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured” means, when referring to a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“ShuttleCo” means Altera Shuttle Tankers L.L.C. and its direct and indirect subsidiaries.

“Solicitation Materials” means any materials used in connection with the solicitation of votes on the Plan, including the Disclosure Statement and related ballots, and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Plan.

“Solicitation Scheduling Order” means the order approving the Disclosure Statement and Solicitation Motion.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Section 12.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit D.

“Trustee” means any indenture trustee, collateral trustee, or other trustee or similar entity under the IntermediateCo Notes or the Altera Unsecured Notes.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration, or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer, or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm, or other financial institution, to cancel, reduce, modify, or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)            any powers under that Bail-In Legislation to cancel, transfer, or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm, or other financial institution, to cancel, reduce, modify, or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)            any similar or analogous powers under that Bail-In Legislation.

1.02.            Interpretation. For purposes of this Agreement:

(a)            in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neutral gender shall include the masculine, feminine, and the neutral gender;

(b)            capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)            unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)            unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e)            unless otherwise specified in this Agreement, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If any payment, distribution, act, or deadline is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act, or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date;

(f)            unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(g)            the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(h)            captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(i)            references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(j)            the use of “include” or “including” is without limitation, whether stated or not;

(k)            the Consenting Bank Lenders that are members of the CoCom act in their individual capacities as a Consenting Bank Lender and not as agent, trustee, or in any other fiduciary capacity with respect to any other Consenting Bank Lender or any other Party; and

(l)            the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 15.11 other than counsel to the Company Parties.

Section 2.      Effectiveness of this Agreement.

2.01.            This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)            each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

(b)            each of the Company Parties shall have provided to counsel to each of the Consenting Stakeholders a copy of the resolutions, minutes, or written consents of its board of directors, board of managers, or such similar governing body (1) approving the terms of this Agreement and (2) authorizing a specified person or persons to execute this Agreement on its behalf;

(c)            the following shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties, who shall promptly provide copies of such signature pages to counsel to each of the Consenting Stakeholders:

(i)            the Consenting Sponsor; and

(ii)            certain holders of Credit Agreement Claims under the Consenting Bank Lenders Credit Agreements;

(d)            all reasonable and documented fees and expenses of the CoCom Advisors (in each case subject to giving written notice of such retention to counsel to the Company Parties where practicable), Clifford Chance LLP, as counsel to the Consenting Bank Lenders under the Gina Krog Facility, and Bae, Kim & Lee LLC and Yulchon, LLC, as counsel to Export-Import Bank of Korea and the Korea Trade Insurance Corporation, respectively, and the advisors to the Consenting Sponsor that are due and payable and for which an invoice has been provided to the Company Parties at least five (5) Business Days prior to the Agreement Effective Date shall have been paid;

(e)            IntermediateCo shall have made the Requisite Equity Contribution;

(f)            counsel to the Company Parties shall have provided to counsel to each of the Consenting Stakeholders a copy of the “standstill” letter by the Consenting Sponsor to the Company Parties and their non-debtor Affiliates confirming that the Consenting Sponsor has agreed to forbear from exercising any rights or remedies against the Company Parties’ non-debtor Affiliates until the earlier of the Outside Date and termination of this Agreement with respect to the Consenting Sponsor, which letter shall be in form and substance reasonably acceptable to the Required Consenting Bank Lenders; and

(g)            counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 15.11 hereof (by email or otherwise) that the conditions to the Agreement Effective Date set forth in this Section 2 have occurred.

Section 3.      Definitive Documents.

3.01.            The Definitive Documents governing the Restructuring Transactions shall include the following:

(a)            irrespective of implementation: (1) the Amended and Restated Bank Facilities and all agreements, documents (including security, collateral, or pledge agreement or documents), guarantees, intercreditor agreements, mortgages, or instruments to be executed or delivered in connection with the Amended and Restated Bank Facilities, including all opinions, certificates, filings, and other deliverables required to satisfy the conditions precedent to the effectiveness of the foregoing documents and agreements; (2) any documents providing for the corporate governance of the reorganized Company Parties, including charters, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable (the “Corporate Governance Documents”); (3) this Agreement, including the Bank Term Sheet and Common Terms; (4) the Management Incentive Plan; (5) the Libra Documents; (6) the 6x Documents; (7) the New Warrants and any new warrant agreement related thereto; (8) any documentation necessary to consummate the Rights Offering (the “Rights Offering Documents”); (9) the New Common Stock and any steps plan or documents necessary to implement the Corporate Reorganization and any related agreements, documents, or instruments; and (10) the New Money Knarr Commitment Letter; and

(b)            if the Chapter 11 Cases are commenced: (1) the DIP Order (including the Cash Collateral Order), and any amendments thereto, and any motion, declaration, affidavit, or other papers to be filed with the Bankruptcy Court in support thereof; (2) the Plan and the Plan Supplement; (3) the Confirmation Order; (4) the Disclosure Statement and the Solicitation Motion; (5) the Solicitation Materials; (6) the Solicitation Scheduling Order; (7) the First Day Pleadings and all orders sought pursuant thereto; and (8) the Noteholder Settlement Terms.

3.02.            The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 13. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Stakeholders; provided that any provision of any Definitive Document that constitutes a Lender Matters shall be in form and substance reasonably acceptable to each Consenting Bank Lender under the applicable Amended and Restated Bank Facility, the Company Parties, and the Consenting Sponsor; provided, further, that notwithstanding anything to the contrary herein, (a) (i) the Corporate Governance Documents, (ii) the Management Incentive Plan, (iii) the Libra Documents and (iv) the Rights Offering Documents shall be in form and substance reasonably acceptable only to the Company Parties and the Consenting Sponsor, and (b) the 6x Documents shall be subject to the consent rights set forth in Section 7.04; provided, further, that Acceptable Noteholder Settlement Terms shall be in form and substance reasonably acceptable only to the Company Parties and the Consenting Sponsor.

Section 4.      Commitments of the Consenting Stakeholders.

4.01.            General Commitments, Forbearances, and Waivers.

(a)            Each Consenting Stakeholder agrees (on a several and not joint basis) that, for the duration of the Agreement Effective Period applicable to such Consenting Stakeholder, such Consenting Stakeholder shall, in respect of all of its Company Claims/Interests:

(i)            support the Restructuring Transactions and vote (or instruct its proxy or any other party legally entitled to vote on its behalf) and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions, including the Plan;

(ii)            use reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

(iii)            give any notice, order, instruction, or direction to the applicable Agents/Trustees necessary to give effect to the Restructuring Transactions;

(iv)            execute and deliver, within any reasonably requested time period, any other document, giving any notice, confirmation, consent, order, instruction or direction, and making any application or announcement, which, in each case, is consistent with and which are reasonably necessary to support, facilitate, implement, or otherwise give effect to the Restructuring Transactions;

(v)            support petitions or application to any courts, in each case which are contemplated by this Agreement or the Restructuring Term Sheet and which are reasonably necessary to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring Transactions, including the Plan; and

(vi)            negotiate in good faith regarding the form and substance of the Definitive Documents and use reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party.

(b)            Each Consenting Stakeholder agrees (on a several and not joint basis) that, for the duration of the Agreement Effective Period applicable to such Consenting Stakeholder, such Consenting Stakeholder, in respect of all of its Company Claims/Interests, shall not directly or indirectly:

(i)            object to, challenge, encourage or support any challenge or delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions or any petitions or application, including any retention or fee applications of professionals retained by the Company Parties, to any courts, in each case which are contemplated by this Agreement or the Restructuring Term Sheet and which are reasonably necessary to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring Transactions;

(ii)            either itself or through any representatives or agents solicit, initiate, encourage (including by furnishing information), induce, negotiate, facilitate, continue, or respond to Alternative Restructuring Proposals from or with any Entity or propose, file, support, consent to, seek formal or informal credit committee approval of, or vote for Alternative Restructuring Proposals (and shall immediately inform the other Consenting Stakeholders of any notification of an Alternative Restructuring Proposal); provided that at the request of the Company Parties in their sole discretion, the Consenting Stakeholders or their advisors may consult with the Company Parties at the time the Company Parties are making the determination whether to exercise their fiduciary duties to accept and enter into (or seek authorization from the Bankruptcy Court to enter into) a commitment supported by the board of directors, board of managers, or such similar governing body of any Company Party with respect to an Alternative Restructuring Proposal;

(iii)            file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan, as applicable;

(iv)            initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(v)            (A) take (directly or indirectly) any Enforcement Actions; (B) direct or encourage any other person to take any Enforcement Action; or (C) vote or direct any proxy appointed by it to vote in favor of any Enforcement Action, in each case except as contemplated by this Agreement or the Definitive Documents or as otherwise agreed in writing to be necessary or desirable for the implementation of the Restructuring Transactions by the Company Parties, the Consenting Sponsor, and the CoCom; provided that nothing herein shall impact the automatic acceleration of a Debtor’s indebtedness that may occur under the Prepetition Credit Agreements or the definitive documentation for the IntermediateCo Revolving Credit Facility and the IntermediateCo Notes or applicable Credit Agreement Waiver Letters, in each case due to the filing of the Chapter 11 Cases;

(vi)            investigate, analyze, commence, prosecute, threaten, litigate, object to, contest, or challenge in any manner or support any challenge to any Consenting Stakeholders’ Company Claims/Interests, including by (i) challenging the validity, extent, amount, perfection, priority or enforceability of the obligations under the DIP Facility, the IntermediateCo Notes Indenture, the IntermediateCo Revolving Credit Facility, or the Consenting Bank Lenders Credit Agreements, (ii) challenging the validity, extent, perfection, priority, or enforceability of any mortgage, security interest, or lien with respect thereto, or any other rights or interests or replacement liens with respect thereto, (iii) seeking to subordinate or recharacterize the obligations under the DIP Facility, the IntermediateCo Notes Indenture, the IntermediateCo Revolving Credit Facility, or the Consenting Bank Lenders Credit Agreements, or to disallow or avoid any claim, mortgage, security interest, lien, or replacement lien or payment thereunder, or (iv) asserting any Claims or Causes of Action, including, without limitation, any actions under chapter 5 of the Bankruptcy Code, against any Consenting Stakeholder or any of their respective officers, directors, agents or employees;

(vii)            except as explicitly provided for in Section 5(h) or (i) or pursuant to the DIP Order, exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims against or Interests in the Company Parties; or

(viii)            object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; provided, however, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under any Definitive Document, the DIP Order, or any Cash Collateral Order (which may be the DIP Order).

(c)            Subject to the Company Parties having entered into the Equinor Contract that is materially consistent with the heads of agreement that existed as of the Execution Date, except with respect to any Consenting Bank Lender under the Knarr Facility that terminates its obligations under this Agreement pursuant to Section 12.03 or 12.04 or to the extent this Agreement is terminated with respect to the Consenting Bank Lenders under the Knarr Facility or the Consenting Sponsor, each New Money Knarr Lender agrees (on a several and not joint basis) that it shall enter into the New Money Knarr Commitment Letter on or before the Restructuring Effective Date with respect to its commitments under the New Money Knarr Facility as set forth in the Bank Term Sheet and from such date the commitment fee shall become payable.

4.02.            Commitments with Respect to Chapter 11 Cases.

(a)            In addition to the affirmative and negative commitments set forth in Section 4.01, if the Restructuring Transactions are to be implemented through the In-Court Restructuring, during the Agreement Effective Period, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms agrees, severally and not jointly, that it shall, subject to receipt of the Solicitation Materials by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, as applicable:

(i)            vote (or instruct its proxy or any other party legally entitled vote on its behalf) each of its Company Claims/Interests to accept and support the Plan by delivering its duly executed and completed accepting ballot on a timely basis following the commencement of the solicitation of the Plan, and its actual receipt of the Solicitation Materials and the ballot;

(ii)            to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases, or, to the extent applicable, opt in to the releases set forth in the Plan, in each case by timely delivering its duly executed and completed ballot(s) indicating such election; provided that such Plan releases are materially consistent with those set forth in the Restructuring Term Sheet; and

(iii)            not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above; provided that nothing in this Agreement shall prevent any Party from changing, withholding, amending, or revoking (or causing the same) its timely consent or vote with respect to the Plan if this Agreement has been validly and timely terminated with respect to such Party pursuant to Section 12.

(b)            During the Agreement Effective Period, each Consenting Stakeholder, in respect of each of its Company Claims/Interests, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court or any other court; provided that such motions and pleadings are consistent with this Agreement and the consent and consultation rights provided hereunder.

4.03.            Milestones. The following milestones (the “Milestones”) shall apply to this Agreement unless waived or extended by the Required Consenting Stakeholders:

(a)            unless an Out-of-Court Restructuring has been implemented by the Company Parties, the Petition Date shall be no later than August 15, 2022;

(b)            no later than 3 days after the Petition Date, the Debtors shall have filed with the Bankruptcy Court a motion seeking approval of the DIP Facility consistent with the DIP Facility Term Sheet and use of the Consenting Bank Lenders’ Cash Collateral consistent with the Cash Collateral Order (which may be the DIP Order);

(c)            no later than 5 days after the Petition Date, the Debtors shall have obtained an interim order approving the DIP Facility consistent with the DIP Facility Term Sheet and an interim order authorizing the use of the Consenting Bank Lenders’ Cash Collateral materially consistent with the Cash Collateral Order (which may be the DIP Order);

(d)            no later than 25 days after the Petition Date, holders of at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims under each individual Consenting Bank Lenders Credit Agreement other than the Suksan Salamander Facility and holders of at least 50% of the aggregate outstanding principal amount of the Credit Agreement Claims under the Suksan Salamander Facility shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties and the Consenting Stakeholders;

(e)            no later than 45 days after the Petition Date, the Debtors shall have obtained a final order approving the DIP Facility consistent with the DIP Facility Term Sheet and a final order authorizing the use of the Consenting Bank Lenders’ Cash Collateral (which may be the DIP Order);

(f)            no later than 90 days after the Petition Date, the Debtors shall have obtained the Solicitation Scheduling Order;

(g)            no later than 120 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and

(h)            no later than the earlier of (i) 150 days after the Petition Date and (ii) the maturity of the DIP Facility, the Debtors shall have consummated the transactions contemplated by the Plan and satisfied all of the conditions precedent to the effective date of the Plan, including entry into the Equinor Contract.

4.04.            ECA Confirmations. On and from the date it becomes party to this Agreement, and at all times during and after the Agreement Effective Period, The Export-Import Bank of Korea agrees for the benefit of each ECA Covered Lender that is a beneficiary under an ECA Guarantee issued by The Export-Import Bank of Korea:

(a)            such ECA Guarantee shall remain in full force and effect, and any rights or remedies of the ECA Covered Lenders under such ECA Guarantee shall remain fully and freely exercisable by such ECA Covered Lenders as if the Agreement Effective Date had not occurred, notwithstanding the entry into and performance of this Agreement by any Company Party or each ECA Covered Lender, nor whether such ECA Guarantee has been or has not been called in accordance with its terms, nor the implementation of the Restructuring Transactions in accordance with the Restructuring Term Sheet (including, without limitation, the execution of any amendments to and the granting of any consents and waivers in respect of any Prepetition Credit Agreement contemplated by the Restructuring Term Sheet);

(b)            subject to each relevant ECA Covered Lender complying with the terms of this Agreement, such ECA Guarantee shall, following the implementation of the Restructuring Transactions, remain enforceable by the relevant ECA Covered Lenders in accordance with the same terms and conditions of such ECA Guarantee as of the Agreement Effective Date (save for any amendments to such ECA Guarantee expressly agreed by the relevant ECA Covered Lenders, The Export-Import Bank of Korea, and the relevant Company Party (if applicable) outside the terms of this Section 4.04; and

(c)            automatically and without further need for any further instruction other than instructions required in accordance with Section 4.05, each applicable ECA Covered Lender is authorized and directed to comply with and perform its obligations under this Agreement as a Consenting Bank Lender, including, without limitation, executing any amendments to and granting any consents and waivers in respect of any Prepetition Credit Agreement and any Definitive Document contemplated by the Restructuring Term Sheet; provided that:

(i)            The Export-Import Bank of Korea shall be entitled to direct the vote of each relevant ECA Covered Lender with respect to All Party Matters, Lender Matters, and General Amendment Matters;

(ii)            The Export-Import Bank of Korea shall act as attorney-in fact on behalf of each relevant ECA Covered Lender pursuant to Section 15.02 of this Agreement for purposes of directing the vote of such ECA Covered Lender under the terms of this Agreement;

(iii)            no ECA Covered Lender shall vote in relation to any matter in respect of which The Export-Import Bank of Korea is entitled to direct the vote of such ECA Covered Lender; and

(iv)            any vote by an ECA Covered Lender in relation to any matter in respect of which the relevant ECA is entitled to direct the vote of such ECA Covered Lender shall be null and void.

4.05.            ECA Standstill.

(a)            Unless otherwise agreed by Export Credit Norway (Eksfin) and the ECA Covered Lenders that are beneficiaries under an ECA Guarantee issued by Export Credit Norway (Eksfin), on and from the date it becomes party to this Agreement and at all times during the period from the Agreement Effective Date until the earlier of (A) the Restructuring Effective Date, and (B) the date upon which this Agreement terminates for such an ECA Covered Lender, and subject to Section 4.02, each such ECA Covered Lender agrees not to (i) make any claim under any such ECA Guarantee of which it is a beneficiary or exercise any other rights and remedies available to it under the terms thereof (unless otherwise separately agreed with Export Credit Norway (Eksfin)); and/or (ii) agree to or implement any amendment to any Definitive Document if such amendment would be inconsistent with this Agreement (including the Restructuring Term Sheet) or any ECA Matter.

(b)            Any decisions to grant any consent or waiver of or amendment to any term hereof or exercise any right, power or discretion in relation to this Agreement, the Restructuring Term Sheet, the relevant Bank Term Sheet, or the Common Terms, shall be taken with the consent of such ECA Covered Lenders and Export Credit Norway (Eksfin). If such ECA Covered Lenders and Export Credit Norway (Eksfin) provide conflicting instructions, the consent, waiver or amendment shall not be approved.

(c)            Upon receipt of any request from a Company Party to amend or grant a consent or waiver of any term of this Agreement, Export Credit Norway (Eksfin) shall promptly notify the relevant ECA Covered Lender of its acceptance or refusal (as the case may be) of such request. No such ECA Covered Lender shall be obliged to respond to any such request from a Company Party, or be in breach of this Agreement for failing to do so, unless and until such ECA Covered Lender has received instructions in respect of such request from Export Credit Norway (Eksfin).

(d)            Upon the termination of this Agreement in relation to any such ECA Covered Lender in accordance with Section 12 or otherwise, any rights and remedies of such ECA Covered Lender under such ECA Guarantee shall be fully and freely exercisable by such ECA Covered Lender, and the period during which the ECA Covered Lenders may make any claims under such ECA Guarantee (whether through an agent of otherwise) shall run from the date such ECA Covered Lender is no longer a party to this Agreement.

4.06.            ECA Support.

(a)            Any decisions to grant any consent or waiver of or amendment to any term hereof or exercise any right, power, or discretion in relation to this Agreement, the Restructuring Term Sheet, the relevant Bank Term Sheet, or the Common Terms, shall be taken with the consent of the ECA Covered Lenders that are beneficiaries under an ECA Guarantee issued by Korea Trade Insurance Corporation and Korea Trade Insurance Corporation. If such ECA Covered Lenders and Korea Trade Insurance Corporation provide conflicting instructions, the consent, waiver, or amendment shall not be approved.

(b)            Upon receipt of any request from a Company Party to amend or grant a consent or waiver of any term of this Agreement, Korea Trade Insurance Corporation shall promptly notify the relevant ECA Covered Lender of its acceptance or refusal (as the case may be) of such request. No such ECA Covered Lender shall be obliged to respond to any such request from a Company Party, or be in breach of this Agreement for failing to do so, unless and until such ECA Covered Lender has received instructions in respect of such request from Korea Trade Insurance Corporation.

(c)            Any rights and remedies of such ECA Covered Lender under the ECA Guarantee issued by Korea Trade Insurance Corporation shall be fully and freely exercisable by such ECA Covered Lender, notwithstanding entry into this Agreement.

4.07.            Locked-Up Company Claim/Interest Confirmations. During the Agreement Effective Period, each Consenting Stakeholder must notify counsel to the Company Parties and counsel to the other Consenting Stakeholders as soon as reasonably practicable of any change to that Consenting Stakeholder’s Company Claims/Interests (any Transfer of which shall, for the avoidance of doubt, be made in compliance with Section 8).

4.08.            Consenting Bank Lender Forbearance. Effective upon the Agreement Effective Date, and only to the extent that (i) holders of at least 75% of the outstanding principal amount of the Altera Unsecured Notes similarly agree to forbear from exercising any rights or remedies on account of any default or event of default arising under the Altera Unsecured Notes during the Forbearance Period in form and substance reasonably acceptable to the Company Parties and the Required Consenting Stakeholders, and (ii) the holders of the IntermediateCo Notes and the IntermediateCo Revolving Credit Facility similarly agree to forbear from exercising any rights or remedies on account of any default or event of default arising under the Altera Unsecured Notes during the Forbearance Period in form and substance reasonably acceptable to the Company Parties and the Required Consenting Stakeholders, each Consenting Bank Lender hereby agrees to, without any waiver of any existing default or event of default, forbear from exercising or directing any other Entity, including the Agent, from exercising any of the rights and remedies with respect to any default or event of default under any Prepetition Credit Agreement during the Forbearance Period. For the avoidance of doubt, during the Forbearance Period, each Consenting Bank Lender agrees that it will not deliver any notice or instruction to the Agent directing the Agent, in each case, to exercise any of the rights and remedies with respect to any default or event of default under and of the Prepetition Credit Agreements or applicable law against the Company Parties. Notwithstanding anything to the contrary, the Consenting Bank Lender’s agreement to forebear as set forth in this Section 4.07 is subject to (i) the applicable Company Party having satisfied the conditions in the relevant Credit Agreement Waiver Letter under the applicable Prepetition Credit Agreement of the Consenting Bank Lender, including payment of interest, issuance of instruction to insurers and/or brokers to pay insurance proceeds, if applicable, and delivery of a 13 week forward-looking cash flow forecast, (ii) the payment of interest at the non-default rate under the applicable Prepetition Credit Agreement of the Consenting Bank Lender during the Forbearance Period, and (iii) termination in accordance with the relevant Credit Agreement Waiver Letter under the applicable Prepetition Credit Agreement of the Consenting Bank Lender (unless any such termination event relates to an act expressly permitted by this Agreement).

Section 5.      Additional Provisions Regarding the Consenting Stakeholders’ Commitments.

Notwithstanding anything contained in this Agreement, and notwithstanding any delivery of a consent or vote to accept the Plan by any Consenting Stakeholder, or any acceptance of Plan by any class of creditors, nothing in this Agreement shall:

(a)            affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee);

(b)            impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions;

(c)            impair or waive the rights of any Consenting Stakeholder to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising under the Chapter 11 Cases so long as the exercise of such right is not in violation of or inconsistent with this Agreement;

(d)            prevent any Consenting Stakeholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement;

(e)            obligate a Consenting Stakeholder to deliver a vote to support the Plan or prohibit a Consenting Stakeholder from withdrawing such vote, in each case upon such Consenting Stakeholder terminating this Agreement in accordance with Section 12;

(f)            require any Consenting Stakeholder to take any action that is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege;

(g)            prevent any Consenting Stakeholder from taking any action that is required by applicable Law;

(h)            prevent any Consenting Stakeholder from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like;

(i)            except as set forth in this Agreement, including Section 4, and, if applicable, the stay under section 362 of the Bankruptcy Code, prevent any Consenting Stakeholder from exercising any right under any Prepetition Credit Agreement, the IntermediateCo Revolving Credit Facility, or the IntermediateCo Notes Indenture, nor shall anything contained in this Agreement be deemed to constitute a waiver or amendment of any provision of any Prepetition Credit Agreement, the IntermediateCo Revolving Credit Facility, or the IntermediateCo Notes Indenture, in each case other than as expressly set forth herein;

(j)            except as set forth in this Agreement, including Section 4 and, if applicable, the stay imposed by section 362 of the Bankruptcy Code, prevent any Consenting Stakeholder from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence, or priority of its Company Claims/Interests in accordance with the terms of the IntermediateCo Revolving Credit Facility, the IntermediateCo Notes Indenture, or the relevant Prepetition Credit Agreement (including the filing of a proof of claim against any Debtor);

(k)            require any Consenting Stakeholder to incur any expenses, liability or other obligations, or agree to any commitments, undertakings, concessions, indemnities or other arrangements that would reasonably be expected to result in expenses, liabilities or other obligations to any Consenting Stakeholder other than as expressly described in this Agreement;

(l)            prevent any Consenting Stakeholder from taking any action that is not prohibited by the Agreement;

(m)            be construed to prohibit any Consenting Stakeholder from appearing as a party-in-interest in any matter to be adjudicated in a Chapter 11 Case, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere or impede, directly or indirectly, the Restructuring Transactions; or

(n)            prevent, limit, or otherwise impair any Consenting Stakeholder’s ability to exercise any rights or remedies under the DIP Facility, the DIP Order, or the Cash Collateral Order (which may be the DIP Order).

Section 6.      Commitments of the Company Parties.

6.01.            Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties agree to:

(a)            support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;

(b)            to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment;

(c)            use reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

(d)            use reasonable efforts to actively oppose any effort to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the timely filing of objections or written responses in a Chapter 11 Case) to the extent such opposition or objection is necessary to facilitate implementation of the Restructuring Transactions;

(e)            negotiate in good faith and use reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(f)            use reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent and to the extent the Company Parties receive any Joinders, notify the Consenting Stakeholders of such Joinders;

(g)            use reasonable efforts to commence and continue to market and solicit proposals, bids, and/or offers for the sale, conveyance, transfer, assignment, delivery of, contracting, and/or similar transaction with respect to, the Piranema vessel;

(h)            upon reasonable request of the Consenting Stakeholders, inform the advisors to the Consenting Stakeholders as to: (i) the material business and financial (including liquidity) performance of the Company Parties, including reports on negotiations with Equinor with respect to the Equinor Contract and the status of any marketing and sale process related to the Piranema vessel; (ii) the general status and progress of the Restructuring Transactions, including progress in relation to the documentation and negotiations of the Definitive Documents; and (iii) the status of obtaining any necessary or desirable authorizations (including any consents) from each Consenting Stakeholder, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

(i)            inform counsel to the Consenting Stakeholders of: (i) any event that the Company Parties have actual knowledge has occurred that would result in the termination of this Agreement; (ii) the occurrence of any event of which the Company Parties have actual knowledge and that would be a material impediment to the implementation or consummation of the Restructuring Transactions; (iii) the commencement of any material involuntary Insolvency Proceeding that has not been dismissed within 45 days; (iv) any material representation or statement made by them under this Agreement which is or proves to have been materially incorrect or misleading in any respect when made; and (vi) if no Chapter 11 Case is filed, any legal suit for payment of debt in excess of $10,000,000 or enforcement of security from or any person in respect of any Company Party;

(j)            obtain orders of the Bankruptcy Court as contemplated by this Agreement and the Milestones set forth in Section 4.03 herein;

(k)            consult with the advisors to the Consenting Stakeholders regarding the implementation of the Restructuring Transactions, including with respect to (1) the Bankruptcy Court and the jurisdiction and steps for the filing of the Chapter 11 Cases, (2) the identity of the Debtors in any Chapter 11 Cases, and (3) whether it is necessary or desirable for the Company Parties to commence any ancillary proceedings;

(l)            comply with their obligations under the CoCom Appointment Letter and the PJT Engagement Letter, including payment of the CoCom Advisor’s fees and expenses, and not terminate the CoCom Appointment Letter or the PJT Engagement Letter or seek to reject the CoCom Appointment Letter or the PJT Engagement Letter in any Chapter 11 Case and pay the CoCom Advisors, Agents/Trustee’s fees and expenses, and fees and expenses of Clifford Chance LLP, as counsel to the Consenting Bank Lenders under the Gina Krog Facility, and Bae, Kim & Lee LLC and Yulchon, LLC, as counsel to Export-Import Bank of Korea and the Korea Trade Insurance Corporation, respectively, in accordance with any DIP Order or Cash Collateral Order (which may be the DIP Order), as applicable;

(m)            pay the Consenting Sponsor’s fees in accordance with any DIP Order or Cash Collateral Order (which may be the DIP Order), as applicable;

(n)            make counsel to the Company Parties available to participate in calls (on a reasonable schedule to be agreed to between counsel to the Company Parties and counsel to the CoCom) with the advisors to the CoCom regarding the status and progress of the implementation of the Restructuring Transactions, including the Chapter 11 Cases and the Company Parties' efforts with respect to confirmation of the Plan;

(o)            provide updates to counsel to the Consenting Stakeholders upon reasonable request of the status of the negotiations, if any, with (i) the lenders under the Libra HoldCo Facility, and (ii) the lenders under the 6x ALP Facility;

(p)            make commercially reasonable efforts to maintain their good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized;

(q)            make commercially reasonable efforts to operate their business in the ordinary course, taking into account the Restructuring Transactions;

(r)            (1) provide counsel for the Consenting Stakeholders with draft copies of the Definitive Documents as soon as reasonably practicable, but no later than two (2) days before filing such Definitive Document with the Bankruptcy Court (if applicable), and, (2) to the extent reasonably practicable, provide counsel to any Consenting Stakeholder materially affected by any motion, document, or other pleading with a reasonable opportunity to review draft copies of such motion, document, or other pleading prior to it being filed by the Company Parties with the Bankruptcy Court; and

(s)            provide the Consenting Stakeholders draft copies of any press releases or other external communications materials or disclosure documents, including any SEC or other regulatory filings (to the extent permitted by Law), pertaining to the Out-of-Court Restructuring or In-Court Restructuring as soon as reasonably practicable.

6.02.            Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:

(a)            object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions, including object to or otherwise commence any proceeding opposing any of the terms of this Agreement (including the Restructuring Term Sheet) or commence any proceeding to prosecute, join in, or otherwise support any action to oppose, object to, or delay entry of the Confirmation Order;

(b)            take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in this Agreement (including the Restructuring Term Sheet) or the Plan, as applicable;

(c)            modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement (including the Restructuring Term Sheet) in all material respects;

(d)            file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan, as applicable;

(e)            initiate any proceeding that does not comply with this Agreement (including with respect to the consultation rights of the Consenting Stakeholders);

(f)            engage in any transaction outside the ordinary course of its business without the written consent of the Required Consenting Stakeholders;

(g)            except as otherwise contemplated by this Agreement (including the Restructuring Term Sheet), (i) sell (including any sale leaseback transaction), lease, mortgage, pledge, grant, or incur any encumbrance on, or otherwise transfer, any material properties or assets of a Company Party, including any Pledged Vessels or Interests, including Interests in an Affiliate or subsidiary of a Company Party, other than in the ordinary course of business, (ii) purchase, lease, or otherwise acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any material assets or properties, including other vessels, or enter into contracts related to acquiring vessels to be constructed, other than in the ordinary course of business, (iii) enter into any merger with or into, or consolidation or amalgamation with, any other Person or Entity, other than in the ordinary course of business, (iv) permit any other Person or Entity to enter into any merger with or into, or consolidation or amalgamation with, it, other than in the ordinary course of business, (v) enter into any joint venture, partnership, sharing of profits or other similar arrangement involving co-investment between a Company Party and any other Person or Entity, other than in the ordinary course of business, (vi) upgrade or refurbish any vessels, other than in the ordinary course of business, or (vii) novate, amend, replace, terminate or extend any existing charter agreement, enter into any new charter agreements or extend any existing charter agreements, other than in the ordinary course of business; provided, however, that the Company Parties may sell Pledged Vessels, Interests, the Piranema vessel, the Voyager vessel, or any interest in any joint venture, partnership, sharing of profits, or other similar arrangement involving co-investment between a Company Party and any other Person or Entity only with the consent of the Required Consenting Bank Lenders and the Consenting Sponsor;

(h)            effectuate any scrapping, retiring or other disposition of any vessel owned, chartered, or in the possession of a Company Party, including a Pledged Vessel, or any internal restructuring of the ownership of any of their vessels, or implement or consummate any related transactions or otherwise enter into a transaction outside the ordinary course of business, in each case, without the written consent of the Required Consenting Stakeholders; and

(i)            except as otherwise contemplated by this Agreement (including the Restructuring Term Sheet), directly or indirectly, incur or suffer to exist any material indebtedness, except indebtedness existing and outstanding immediately prior to the date hereof, trade payables, liabilities arising in the ordinary course of business, and as otherwise contemplated by this Agreement, or grant any Liens or encumbrances in favor of any Entity, except as arising in the ordinary course of business, and as otherwise contemplated by this Agreement.

Section 7.      Additional Provisions Regarding Company Parties’ Commitments.

7.01.            Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement. Notwithstanding the foregoing, the Company Parties acknowledge that their execution of this Agreement is consistent with their fiduciary duties.

7.02.            Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.01), each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives, from the Execution Date until the Restructuring Effective Date (but, for the avoidance of doubt, not thereafter) (a) shall not solicit or initiate an Alternative Restructuring Proposal from any Entity that does not hold a Company Claim/Interest but (b) shall have the rights to: (i) consider in good faith, respond to, facilitate, and develop any Alternative Restructuring Proposal; (ii) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (iii) maintain or continue discussions or negotiations with respect to any Alternative Restructuring Proposal; (iv) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of any Alternative Restructuring Proposal; and (v) enter into or continue discussions or negotiations with holders of Claims against or Interests in a Company Party (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions. The Company Parties shall provide notice of all Alternative Restructuring Proposals, with a copy of each written proposal or a summary of each oral proposal, to counsel to the CoCom and counsel to the Consenting Sponsor as soon as reasonably practicable and no later than two (2) Business Days from the receipt of such Alternative Restructuring Proposal; provided that, to the extent any Company Party is prohibited from doing so due to a confidentiality restriction or condition upon which such proposal was submitted, such Company Party shall (x) promptly notify counsel to the CoCom and counsel to the Consenting Sponsor upon receipt of any confidential proposal of the existence of such confidential proposal and (y) use commercially reasonable efforts to obtain relief from such restriction or condition as promptly as practicable in order to comply with its obligations under this Section 7.02.

7.03.            Notwithstanding anything to the contrary in this Agreement (including the Restructuring Term Sheet), a Company Party may not sell (including by any sale leaseback transaction), lease, mortgage, pledge, grant, or incur any encumbrance on, or otherwise transfer, or effectuate any scrapping, retiring or other disposition of any Pledged Vessel without the consent of holders of at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims under such Prepetition Credit Agreement that is secured by such Pledged Vessel, Consenting Bank Lenders holding 66.67% of the aggregate outstanding under the other Consenting Bank Lenders Credit Agreements and the Consenting Sponsor.

7.04.            The Company Parties shall use commercially reasonable efforts to restructure the Company Parties’ obligations under the 6x ALP Facility on the terms contained or otherwise reflected in the Bank Term Sheet. In the event of a future agreement with lenders under the 6x ALP Facility on terms more favorable to such lenders than proposed in the Bank Term Sheet relating to the 6x ALP Facility, the Company Parties agree to offer the lenders under the 4x ALP Facilities improvements (including to interest, amortization and/or cash flow sweep, but excluding maturity) based on the same principles as for the 6x ALP lenders, which such terms shall, in order to be approved, require the consent of each of the Consenting Bank Lenders under the 4x ALP Facilities, the Company Parties, the Consenting Sponsor, and Consenting Bank Lenders holding 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by the Consenting Bank Lenders.2

7.05.            Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 8.      Transfer of Interests and Securities.

8.01.            During the Agreement Effective Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any Person or Entity, including any party in which it may hold a direct or indirect beneficial interest, unless:

(a)            in the case of any Company Claims/Interests (other than Credit Agreement Claims) the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Rules), or (4) a Consenting Stakeholder;

[2]	Provided that, for the avoidance of doubt, paydown of the 6x ALP Facilities from the remaining proceeds from the sale of Ace/Ippon shall not be deemed an improvement to the 6x ALP Facility and will not be offered to the lenders under the 4x ALP Facilities.

(b)            in the case of any Credit Agreement Claims, the Transfer is in compliance with subsection (c) below; and

(c)            either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder or an ECA and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Interest Transferred) to counsel to the Company Parties at or before the time of the proposed Transfer.

For the avoidance of doubt, the Company Parties and the other Consenting Stakeholders acknowledge and agree that, to the extent any entity, including an ECA, complies with this Section 8.01 and acquires the ownership interest of a Consenting Bank Lender with respect to any Credit Agreement Claims that are the subject of such cover arrangements, no consent of any Company Party or any other Consenting Stakeholder shall be required for such entity, including an ECA, to become a Consenting Bank Lender hereunder; provided that such entity, including an ECA, shall comply with the obligations of a Consenting Bank Lender hereunder.

8.02.            Upon compliance with the requirements of Section 8.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 8.01 shall be void ab initio. A Consenting Stakeholder that makes a Transfer pursuant to Section 8.01(c)(ii) shall provide notice of such Transfer to counsel to the Company Parties, counsel to the CoCom, and counsel to the Consenting Sponsor as soon as reasonably practicable after such Transfer.

8.03.            This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties, counsel to the CoCom, and counsel to the Consenting Sponsor within five (5) Business Days of such acquisition.

8.04.            This Section 8 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements; provided that any Consenting Bank Lender that is a member of the CoCom or their respective advisors may participate in discussions with third parties (or take any other action permitted by this Agreement) regarding Alternative Restructuring Proposals with the express written consent of counsel to the Company Parties.

8.05.            Notwithstanding Section 8.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 8.01; and (iii) the Transfer otherwise is permitted under Section 8.01. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title, or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee.

8.06.            Notwithstanding anything to the contrary, if the Consenting Sponsor or a Company Party, or in each case, any Related Party thereof, acquires a Credit Agreement Claim, it shall be deemed not to be a Consenting Bank Lender and shall not be entitled to any of the rights of a Consenting Bank Lender under this Agreement, including the right to vote as a Consenting Bank Lender on any matter under this Agreement.

8.07.            Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any Liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which Lien or encumbrance is released upon the Transfer of such claims and interests.

Section 9.      Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement and as of the Restructuring Effective Date, and with respect to any ECA Covered Lender, subject to ECA direction:

(a)            it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement, Joinder, or a Transfer Agreement, as applicable (as may be updated pursuant to Section 8);

(b)            it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests;

(c)            such Company Claims/Interests are free and clear of any pledge, Lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)            it has the full power to vote, approve changes to, and Transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to the terms and conditions of any applicable agreements and Law; and solely with respect to holders of Company Claims/Interests (other than Credit Agreement Claims) (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 10.      Representations and Warranties of Company Parties. Each Company Party severally, and not jointly, represents and warrants that, as of the date such Company Party executes and delivers this Agreement:

(a)            to the best of its knowledge, no order has been made, petition presented, or resolution passed for the winding up of or appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of it or any other Company Party, and no analogous procedure has been commenced in any jurisdiction; and

(b)            it has not entered into any arrangement in respect of any of the Prepetition Credit Agreements, the IntermediateCo Revolving Credit Facility, IntermediateCo Notes, or Existing Common Equity (including with any individual lender, creditor, or equity holder thereunder, irrespective of whether it is or is to become a Consenting Stakeholder) on terms that are not reflected in the Restructuring Term Sheet.

Section 11.      Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, and on the Restructuring Effective Date:

(a)            it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)            except as expressly provided in this Agreement (including the Restructuring Term Sheet) or the Plan, as applicable, and the Bankruptcy Code, no consent or approval is required by any other Person or Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; provided certain of the Consenting Stakeholders may be required to file with, seek consent or approval from, provide notice to, or take other actions with respect to certain federal, state, or other applicable local governmental authorities or regulatory bodies in order for such Consenting Stakeholder to effectuate the Restructuring Transactions and otherwise comply with its respective obligations under this Agreement;

(c)            the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d)            except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)            except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

Section 12.      Termination Events.

12.01.            Consenting Stakeholder Termination Events. This Agreement may be terminated (a) with respect to the Consenting Sponsor, by the Consenting Sponsor, and (b) with respect to the Consenting Bank Lenders under a Prepetition Credit Agreement, by the holders of at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by the Consenting Bank Lenders under such Prepetition Credit Agreement, in each case, by the delivery to the Company Parties of a written notice in accordance with Section 15.11 hereof upon the occurrence of the following events:

(a)            the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to the Consenting Stakeholders seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for fifteen (15) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.11 hereof detailing any such breach;

(b)            the economic substance or the legal rights, remedies, or benefits of the Restructuring Transactions are adversely affected (i) as a result of fraud, bad faith, or willful misconduct by any of the Company Parties or their applicable boards of directors or officers and (ii) remains uncured (to the extent curable) for ten (10) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.11 hereof detailing any such occurrence;

(c)            the Company Parties announce (in a SEC filing, official press release, or Bankruptcy Court filing) their intention to not support the Restructuring Transactions or to accept an Alternative Restructuring Proposal;

(d)            unless such public announcement is subsequently retracted before the expiration of the period in this Section 12.01(d), sixty (60) days after Equinor makes a public announcement that it will not enter into an Equinor Contract that is materially consistent with the heads of agreement that existed as of the Execution Date;

(e)            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins or otherwise prevents the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.11 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(f)            provided that the Company Parties commence the Chapter 11 Cases, the Bankruptcy Court enters an order denying confirmation of the Plan or any Confirmation Order is reversed, stayed, dismissed, or vacated without the prior written consent of the Required Consenting Stakeholders, or is modified or amended (i) in a manner that is materially inconsistent with this Agreement and adverse to either the Consenting Sponsor or the Required Consenting Stakeholders, as applicable, and (ii) the Bankruptcy Court does not within ten (10) Business Days enter a revised order confirming the Plan reasonably acceptable to the Consenting Sponsor or the Required Consenting Stakeholders, as applicable;

(g)            provided that the Company Parties commence the Chapter 11 Cases, the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Stakeholders), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, (iii) rejecting this Agreement, (iv) dismissing one or more of the Chapter 11 Cases of a Company Party, or (v) invalidating, disallowing, subordinating, or limiting the enforceability, priority, or validity of any of the Company Claims/Interests held by any of the Consenting Stakeholders;

(h)            the failure to meet any Milestone that has not been previously waived or extended by the Required Consenting Stakeholders;

(i)            any Definitive Document is executed or filed by a Company Party or entered by the Bankruptcy Court that includes terms (by amendment or otherwise) that are in any respect materially inconsistent with this Agreement (including the Plan and Restructuring Term Sheet) and is adverse to any Consenting Bank Lender party to such Definitive Document or the Consenting Sponsor if the Consenting Sponsor is party to or otherwise affected by such Definitive Document, unless such filing has been approved in writing by such Consenting Bank Lender or Consenting Sponsor, as applicable;

(j)            provided that the Company Parties commence the Chapter 11 Cases, any Company Party uses or seeks to use any of the Consenting Stakeholders’ Cash Collateral other than pursuant to the Cash Collateral Order (which may be the DIP Order) or without obtaining the prior written consent of the applicable Consenting Stakeholder;

(k)            provided that the Company Parties commence the Chapter 11 Cases, any Company Party (i) subsequent to its filing, withdraws the Plan without the prior written consent of the Required Consenting Stakeholders or (ii) executes a definitive written agreement with respect to an Alternative Restructuring Proposal;

(l)            other than for the purpose of implementing the Restructuring Transactions in accordance with the terms of this Agreement, one or more Insolvency Proceedings are commenced in respect of any Company Party that is obligated under the Prepetition Credit Agreements that has not been dismissed within forty-five (45) days of the commencement thereof; provided that this termination right shall not apply to or be exercised by any Party that initiated or supported the initiation of the Insolvency Proceedings in question in contravention of any contrary obligation set out in this Agreement;

(m)            the repudiation or disavowal by one or more of the Company Parties of this Agreement;

(n)            a Company Party terminates this Agreement pursuant to Section 12.05(b) of this Agreement;

(o)            a Company Party breaches its covenant not to (i) sell (including any sale leaseback transaction), lease, mortgage, pledge, grant, or incur any encumbrance on, or otherwise transfer, any material properties or assets of a Company Party, including any Pledged Vessels or Interests, including Interests in an Affiliate or subsidiary of a Company Party, (ii) purchase, lease, or otherwise acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any assets or properties, including other vessels, or enter into contracts related to acquiring vessels to be constructed, other than in the ordinary course of business, (iii) enter into any merger with or into, or consolidation or amalgamation with, any other Person or Entity, other than in the ordinary course of business, (iv) permit any other Person or Entity to enter into any merger with or into, or consolidation or amalgamation with, it, other than in the ordinary course of business, (v) enter into any joint venture, partnership, sharing of profits or other similar arrangement involving co-investment between a Company Party and any other Person or Entity, other than in the ordinary course of business, (vi) upgrade or refurbish any vessels, other than in the ordinary course of business, or (vii) novate, amend, replace, terminate or extend any existing charter agreement, enter into any new charter agreements or extend any existing charter agreements, other than in the ordinary course of business; provided, however, that the Company Parties may sell the Piranema vessel, the Voyager vessel, or any interest in any joint venture, partnership, sharing of profits, or other similar arrangement involving co-investment between a Company Party and any other Person or Entity only with the consent of the Required Consenting Bank Lenders and the Consenting Sponsor;

(p)            the Required Consenting Bank Lenders terminate this Agreement or their obligations under this Agreement in accordance with Section 12.01;

(q)            Consenting Bank Lenders holding in the aggregate more than 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims under the Knarr Facility terminate this Agreement in accordance with Section 12.04 or holders of Claims in the class of the Knarr Facility vote as a class to reject the Plan;

(r)            the Consenting Sponsor terminates this Agreement or its obligations under this Agreement;

(s)            with respect to any Consenting Bank Lender, the breach in any material respect by the Consenting Sponsor of any of the commitments set forth in Sections 4.01 or 4.02 of this Agreement that (i) is adverse to the Consenting Bank Lenders seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for fifteen (15) Business Days after such terminating Consenting Bank Lender transmits a written notice in accordance with Section 15.11 hereof detailing any such breach;

(t)            with respect to the Consenting Sponsor, the breach in any material respect by any Consenting Bank Lender of any of the commitments set forth in Sections 4.01 or 4.02 of this Agreement that (i) is adverse to the Consenting Sponsor and (ii) remains uncured (to the extent curable) for fifteen (15) Business Days after the Consenting Sponsor transmits a written notice in accordance with Section 15.11 hereof detailing any such breach;

(u)            any Company Party enters into the 6x Documents other than in compliance with the consent requirements set forth in Section 7.04 of this Agreement;

(v)            the acceleration or termination of commitments under the DIP Facility or the termination of the consensual use of a Consenting Bank Lender’s Cash Collateral under the DIP Order; or

(w)            any Company Party files a plan of reorganization that is not consistent with the Restructuring Term Sheet or does not provide treatment for the DIP Facility that is consistent with the Restructuring Term Sheet.

12.02.            Consenting Sponsor Termination Events. The Consenting Sponsor may terminate this Agreement, as to itself only, upon prior written notice to all Parties in accordance with Section 15.11 hereof if the Consenting Bank Lenders under an applicable Prepetition Credit Agreement terminate this Agreement pursuant to Section 12.03 in respect of Credit Agreement Claims under the applicable Prepetition Credit Agreement that constitute at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Bank Lenders under such Prepetition Credit Agreement as of the Execution Date.

12.03.            Consenting Bank Lender Termination Events. Each Consenting Bank Lender may terminate this Agreement, as to itself only, upon prior written notice to all Parties in accordance with Section 15.11 hereof upon the occurrence of, with respect to any Pledged Vessel under such Consenting Bank Lender’s Prepetition Credit Agreement, of any of the following events:

(a)            A Total Loss (as defined in the applicable Prepetition Credit Agreement) occurs, and upon such termination the applicable Consenting Bank Lender will be entitled to the applicable insurance proceeds or recovery as set forth in the Prepetition Credit Agreement (if applicable) or Cash Collateral Order (which may be the DIP Order), and may otherwise take any actions permitted under Section 12.08;

(b)            A Pledged Vessel is (other than at the direction of such terminating Consenting Bank Lender) arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the applicable Consenting Bank Lender and the Company Parties fail to procure the release of the Pledged Vessel within ten (10) Business Days thereafter;

(c)            The early termination of (or delivery of any notice (which is not revoked within three (3) Business Days of receipt) of the charter party's intention to terminate) any of the charter agreements in respect of a Pledged Vessel with a remaining term of more than twelve (12) months, unless (A) such terminated charter is replaced by a charter containing terms at least as favorable as the terminated charter within fifteen (15) Business Days after either (i) the termination of the charter and (ii) delivery of any notice of the charter party's intention to terminate or (B) such termination is enjoined by the Bankruptcy Court; or

(d)            The registration of the Pledged Vessel under the law of the Flag State is cancelled or terminated without the prior written consent of the applicable Agent, or, where applicable, not renewed or, if such Pledged Vessel is only provisionally registered on the date of its mortgage, such Pledged Vessel is not permanently registered under such laws, and the Pledged Vessel is not re-registered with the Flag State within twenty (20) Business Days after such cancellation, termination or non-renewal.

12.04.            Knarr Lender Termination Event. Any of the Consenting Bank Lenders that are party to the Knarr Facility may terminate this Agreement, solely with respect to itself, if the terms of the Equinor Contract are materially inconsistent with the heads of agreement that existed as of the Execution Date in a manner that is adverse to the Consenting Bank Lenders that are party to the Knarr Facility.

12.05.            Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 15.11 hereof upon the occurrence of any of the following events:

(a)            the breach in any material respect by one or more of the Consenting Stakeholders of any provision set forth in this Agreement that remains uncured (to the extent curable) for a period of fifteen (15) Business Days after the receipt by the Consenting Stakeholders of notice of such breach;

(b)            the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;

(c)            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins or otherwise prevents the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 15.11 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;

(d)            provided that the Company Parties commence the Chapter 11 Cases, the Bankruptcy Court enters an order denying confirmation of the Plan; or

(e)            the Consenting Sponsor or the Required Consenting Bank Lenders terminate this Agreement.

12.06.            Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Stakeholders; and (b) each Company Party.

12.07.            Automatic Termination.  This Agreement shall terminate automatically without any further required action or notice on the earlier of (i) the Outside Date, and (ii) the Restructuring Effective Date.

12.08.            Effect of Termination.  Upon the occurrence of a Termination Date as to a Party, except as expressly set forth herein, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action.  Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, any Consenting Stakeholder withdrawing or changing its vote pursuant to this Section 12.08 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 12.08 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, and such material breach causes or results in the occurrence of the applicable termination event, except a termination pursuant to Section 12.05(b) or Section 12.05(d). Nothing in this Section 12.08 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.05(b).

Section 13.      Amendments and Waivers.

(a)            This Agreement, including any exhibits of schedules thereto, may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.

(b)            The Lender Matters may not be modified, waived, amended, supplemented, or otherwise affected in any manner except in writing signed by: (i) each Consenting Bank Lender; (ii) each Company Party; and (iii) the Consenting Sponsor.

(c)            The All Party Matters may not be modified, amended, waived, supplemented, or otherwise affected in any manner except in writing signed by: (i) the Required Consenting Bank Lenders; (ii) each Company Party; and (iii) the Consenting Sponsor.

(d)            The General Amendment Matters may not be modified, amended, waived, supplemented, or otherwise affected in any matter except in writing signed by: (a) each Company Party, (b) the Consenting Sponsor, and (c) the Required Consenting Bank Lenders; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Interests held by a Consenting Stakeholder then the consent of each such affected Consenting Stakeholder shall also be required to effectuate such modification, amendment, waiver, or supplement.

(e)            Section 7.04 of the Agreement may not be modified, amended, waived, supplemented, or otherwise affected in any matter except in writing signed by each Consenting Bank Lender under the 4x ALP Facilities.

(f)            Any amendment to this Agreement necessary to implement Acceptable Noteholder Settlement Terms shall be in form and substance reasonably acceptable only to the Company Parties and the Consenting Sponsor.

(g)            Any proposed modification, amendment, waiver or supplement that does not comply with this Section 13 shall be ineffective and void ab initio.

(h)            The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

(i)            The ECA Matters may not be modified, amended, waived, supplemented, or otherwise affected in any manner except in writing signed by each affected ECA Covered Lender and each affected ECA.

(j)            For the avoidance of doubt, Sections 4.04, 4.05, 4.06, and Section 13(i) are solely for the benefit of each ECA and each ECA Covered Lender that has executed and delivered a counterpart signature page to this Agreement or signature page to a Joinder or a Transfer Agreement (as applicable) to counsel to the Company Parties in its capacity as such. Notwithstanding any provision of this Agreement to the contrary, such sections may only be amended or waived with the consent of the applicable ECA and each applicable ECA Covered Lender that has executed and delivered a counterpart signature page to this Agreement or a signature page to a Joinder or a Transfer Agreement (as applicable) to counsel to the Company Parties in its capacity as such.

Section 14.      Mutual Releases.

14.01.            Releases. The Releases contained in this Section 14 shall be effective on the Restructuring Effective Date and solely to the extent (i) the Parties consummate the Restructuring Transactions through the Out-of-Court Restructuring or (ii) the Restructuring Transactions are consummated through the In-Court Restructuring and the Plan approved by the Confirmation Order does not include release and exculpation provisions materially consistent with those contained in the Restructuring Term Sheet.

(a)            Releases by the Company Releasing Parties. Except as expressly set forth in this Agreement, effective on the Restructuring Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties, that the Company Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Company Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the Prepetition Credit Agreements, the Amended and Restated Bank Facilities, the IntermediateCo Revolving Credit Facility, the IntermediateCo Notes Indenture, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, the DIP Facility, the Amended and Restated Bank Facilities, or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Restructuring Effective Date.

(b)            Releases by the Consenting Stakeholder Releasing Parties. Except as expressly set forth in this Agreement, effective on the Restructuring Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Consenting Stakeholder Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Parties, that the Company Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Company Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Company Parties or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the Prepetition Credit Agreements, the Amended and Restated Bank Facilities, the IntermediateCo Revolving Credit Facility, the IntermediateCo Notes Indenture, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, the DIP Facility, the Amended and Restated Bank Facilities, or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Restructuring Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Restructuring Effective Date obligations of any party or Entity under the Plan, the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or obligations under any guarantee granted or insurance policy issued by an export credit agency or similar entity.

14.02.            No Additional Representations and Warranties. Each of the Parties agrees and acknowledges that, except as expressly provided in this Agreement and the Definitive Documents, no other Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, nonexistence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement or any of the Definitive Documents.

14.03.            Releases of Unknown Claims. Each of the Releasing Parties in each of the Releases contained in this Agreement expressly acknowledges that although ordinarily a general release may not extend to Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above Releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives and relinquishes any and all rights such Party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the Release or which may in any way limit the effect or scope of the Releases with respect to Released Claims which such Party did not know or suspect to exist in such Party’s favor at the time of providing the Release, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Releasing Parties expressly acknowledges that the Releases and covenants not to sue contained in this Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

14.04.            Turnover of Subsequently Recovered Assets. In the event that any Releasing Party (including any successor or assignee thereof and including through any third party, trustee, debtor in possession, creditor, estate, creditors’ committee, or similar Entity) is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any Claim, Cause of Action, or litigation against any Released Party that was released pursuant to the Release (or would have been released pursuant to the Release if the party bringing such claim were a Releasing Party), such Releasing Party (i) shall not commingle any such recovery with any of its other assets and (ii) agrees that it shall promptly turnover and assign any such recoveries to, and, pending such turnover and assignment, the Releasing Party shall hold any such recoveries in trust for, such Released Party.

14.05.            Certain Limitations on Releases. For the avoidance of doubt, nothing in this Agreement and the Releases contained in this Section 14 shall or shall be deemed to result in the waiving or limiting by (a) the Company Parties, or any officer, director, member of any governing body, or employee thereof, of (i) any indemnification against any Company Party, any of their insurance carriers, or any other Entity, (ii) any rights as beneficiaries of any insurance policies, (iii) wages, salaries, compensation, or benefits, (iv) intercompany claims between and/or among the Debtors (except as otherwise provided in the Plan or the Restructuring Term Sheet), or (v) any interest held by a Company Party; (b) the Consenting Stakeholders or the Agents/Trustee of any Claims against the Company Parties that are treated and discharged under the Plan (except as may be expressly amended or modified by the Plan, or any other financing document under and as defined therein); and (c) any Party or other Entity of any post-Agreement Effective Date obligations under this Agreement or post-Restructuring Effective Date obligations under the Plan, the Confirmation Order, the Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or any Claim or obligation arising under the Plan.

14.06.            Covenant Not to Sue. Each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Entity in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims.

14.07.            Third-Party Beneficiaries. Any Released Party that is not party to this Agreement shall be an intended third-party beneficiary of this Section 14 of this Agreement.

Section 15.      Miscellaneous

15.01.            Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

15.02.            Appointment as Attorney-in-Fact. Each ECA Covered Facility Lender hereby irrevocably constitutes and appoints the applicable ECA under the pertinent Prepetition Credit Agreement as such ECA Covered Facility Lender’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each such ECA Covered Facility Lender and in the name of such ECA Covered Facility Lender or in its own name, for the sole purpose of directing the vote of each ECA Covered Facility Lender with respect to All Party Matters and General Amendment Matters and ECA Matters as contemplated by this Agreement. Each ECA Covered Facility Lender hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 15.02.

15.03.            Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

15.04.            Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court from time to time, to effectuate the Restructuring Transactions, as applicable.

15.05.            Complete Agreement.  Except as otherwise explicitly provided herein or as otherwise referred to herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

15.06.            GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Chosen Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court; and (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

15.07.            Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.08.            Execution of Agreement.  This Agreement, any Joinder, and any Transfer Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any Joinder and any Transfer Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Without limiting the generality of the foregoing, each Party hereby waives any argument, defense or right to contest the validity or enforceability of this Agreement, any Joinder or any Transfer Agreement based solely on the lack of paper original copies of such document, including with respect to any signature pages hereto.

15.09.            Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

15.10.            Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. Other than with respect to the Released Parties, there are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

15.11.            Notices.  All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)            if to a Company Party, to:

Altera Infrastructure L.P.
Altera House, Unit 3,
Prospect Park,
Arnall Business Park,
Westhill, Aberdeenshire, AB32 6FJ
United Kingdom
Attention: Duncan Donaldson, General Counsel
E-mail address: duncan.donaldson@alterainfra.com

with copies to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention: Jack R. Luze
E-mail address: john.luze@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Joshua A. Sussberg, P.C., Brian Schartz, P.C., and Francis Petrie
E-mail address: joshua.sussberg@kirkland.com; brian.schartz@kirkland.com; francis.petrie@kirkland.com

(b)           if to the CoCom, to:

Norton Rose Fulbright LLP
3 More London Riverside
London, SE1 2AQ, United Kingdom
Attention: Eleanor Martin
E-mail address: GLOProjectBlackGold@nortonrosefulbright.com

and

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, NY 10019
Attention: David A. Rosenzweig
E-mail address: GLOProjectBlackGold@nortonrosefulbright.com

(c)            if to the Consenting Sponsor, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 6th Avenue
New York, New York 10019

Attention: Paul Basta, Brian Hermann, and Jacob Adlerstein
E-mail address: pbasta@paulweiss.com; bhermann@paulweiss.com; jadlerstein@paulweiss.com

Any notice given by delivery, mail, or courier shall be effective when received.

15.12.            Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

15.13.            Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

15.14.            Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and its foreign equivalents, and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

15.15.            Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

15.16.            Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

15.17.            Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

15.18.            Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

15.19.            Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this agreement on account of all Company Claims/Interests that it holds as specified on its signature page (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.

15.20.            Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in this Section 15 (other than Section 15.04) and the Confidentiality Agreements and, in the case of a termination of this Agreement pursuant to Section 12.07 hereof upon the occurrence of the Restructuring Effective Date, the releases set forth in Section 14 hereof shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

15.21.            Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 13, or otherwise, including a written approval by the Company Parties or the Required Consenting Stakeholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

15.22.            Disclosure. No Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Party) the holdings information of any Consenting Stakeholder without such Consenting Stakeholders’ prior written consent; provided that signature pages executed by Consenting Stakeholder shall be delivered to (a) all Consenting Stakeholders in redacted form that removes the details of such Consenting Stakeholders’ holdings of Company Claims/Interests listed thereon and (b) the Company Parties in unredacted form (to be held by the Company Parties on a professionals’ eyes only-basis). Any public filing of this Agreement (including with the SEC) shall not contain signature pages or shall contain signature pages in redacted form.

15.23.            Hedging Claims. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall (i) apply to, affect, modify or limit in any way the rights of holders of Hedging Claims in respect of such Hedging Claims, including the rights of any holder of Hedging Claims who is a Consenting Stakeholder, or (ii) prohibit any holder of Hedging Claims, in respect of such Hedging Claims, from taking any action in or in connection with the Chapter 11 Cases, or otherwise, including without limitation exercising any right in respect of Hedging Claims, interposing any objection to the relief sought therein or voting against the Plan. Notwithstanding anything herein to the contrary in this Agreement, any amendment to the definition of "Hedging Claims" or the provisions that reference the Hedging Claims shall require the consent of the Consenting Stakeholders holding such Hedging Claims.

15.24.            Contractual Recognition of Bail-In. Notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Consenting Bank Lender to another Party under or in connection with this Agreement may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)            any Bail-In Action in relation to any such liability, including (without limitation):

(i)            a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)            a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)            a cancellation of any such liability; and

(b)            a variation of any term of this Agreement to the extent necessary to give effect to any Bail-In Action in relation to any such liability

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

Company Parties’ Signature Page to
the Restructuring Support Agreement

ALP Ace B.V.

ALP Centre B.V.

ALP Defender B.V.

ALP Forward B.V.

ALP Guard B.V.

ALP Ippon B.V.

ALP Keeper B.V.

ALP Maritime Group B.V.

ALP Maritime Holding B.V.

ALP Maritime Services B.V.

ALP Ocean Towage Holding B.V.

ALP Striker B.V.

ALP Sweeper B.V.

ALP Winger B.V.

Altera Al Rayyan L.L.C.

Altera Infrastructure Finance Corp.

Altera Infrastructure FSO Holdings Limited

Altera Infrastructure GP L.L.C.

Altera Infrastructure Holdings L.L.C.

Altera Infrastructure L.P.

Altera Infrastructure Production Holdings Limited

Altera Infrastructure Project Services LLC

Altera Knarr AS

Altera Production UK Limited

Altera Voyageur Production Limited

Arendal Spirit AS

Arendal Spirit L.L.C.

Clipper L.L.C.

Gina Krog AS

Gina Krog Offshore Pte Ltd

Golar-Nor (UK) Limited

Knarr L.L.C.

Petrojarl I L.L.C.

Petrojarl I Production AS

Piranema L.L.C.

Piranema Production AS

Salamander Production (UK) Limited

Voyageur L.L.C.

By:

Name:
Authorized Signatory

Consenting Stakeholder Signature Page to
the Restructuring Support Agreement

[Consenting Stakeholder SIGNATURE PAGES OMITTED]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
IntermediateCo Notes
Altera Unsecured Notes
Libra HoldCo Facility
Petrojarl I Facility
Knarr Facility
Gina Krog Facility
Suksan Salamander Facility
Keeper Facility
Striker Facility
Sweeper Facility
Defender Facility
6x ALP Facility
Arendal Facility
Interests

EXHIBIT A

Company Parties

ALP Ace B.V.

ALP Centre B.V.

ALP Defender B.V.

ALP Forward B.V.

ALP Guard B.V.

ALP Ippon B.V.

ALP Keeper B.V.

ALP Maritime Group B.V.

ALP Maritime Holding B.V.

ALP Maritime Services B.V.

ALP Ocean Towage Holding B.V.

ALP Striker B.V.

ALP Sweeper B.V.

ALP Winger B.V.

Altera Al Rayyan L.L.C.

Altera Infrastructure Finance Corp.

Altera Infrastructure FSO Holdings Limited

Altera Infrastructure GP L.L.C.

Altera Infrastructure Holdings L.L.C.

Altera Infrastructure L.P.

Altera Infrastructure Production Holdings Limited

Altera Infrastructure Project Services LLC

Altera Knarr AS

Altera Production UK Limited

Altera Voyageur Production Limited

Arendal Spirit AS

Arendal Spirit L.L.C.

Clipper L.L.C.

Gina Krog AS

Gina Krog Offshore Pte Ltd

Golar-Nor (UK) Limited

Knarr L.L.C.

Petrojarl I L.L.C.

Petrojarl I Production AS

Piranema L.L.C.

Piranema Production AS

Salamander Production (UK) Limited

Voyageur L.L.C.

EXHIBIT B

Debtors

EXHIBIT C

Restructuring Term Sheet

EXECUTION VERSION

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE OF THE RESTRUCTURING SUPPORT AGREEMENT ON THE TERMS DESCRIBED HEREIN AND IN THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

Restructuring Term Sheet

INTRODUCTION

This Restructuring Term Sheet1 describes the principal terms of the Restructuring and the Restructuring Transactions of Altera Infrastructure GP LLC, Altera Infrastructure L.P. (“Altera”) and Altera’s direct and indirect subsidiaries that will be effectuated through a consensual out-of-court restructuring or pursuant to an in-court restructuring and a chapter 11 plan of reorganization on the terms set forth in the Restructuring and Support Agreement (the “Restructuring Support Agreement” or “RSA”) to which this Restructuring Term Sheet is attached as Exhibit B. The statements contained in this Restructuring Term Sheet and the discussions between and among the Parties to the RSA in connection therewith constitute privileged settlement discussions. Accordingly, this Restructuring Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions.

This Restructuring Term Sheet does not include a description of all of the terms, conditions, and other provisions that will be contained in the Definitive Documents governing the Restructuring, which remain subject to negotiation and completion in accordance with and consistent with the Restructuring Support Agreement (including the attachments thereto), this Restructuring Term Sheet (including the attachments hereto), and applicable bankruptcy law. The Restructuring will not contain any material terms or conditions that are inconsistent in any material respect with this Restructuring Term Sheet or the Restructuring Support Agreement. This Restructuring Term Sheet incorporates the rules of construction as set forth in the Restructuring Support Agreement and section 102 of the Bankruptcy Code.

1      Capitalized terms used but not defined in this Restructuring Term Sheet have the meanings given to such terms in the Restructuring Support Agreement.

GENERAL PROVISIONS REGARDING THE RESTRUCTURING
Out-of-Court Restructuring / Chapter 11 Plan

On the Restructuring Effective Date, or as soon as is reasonably practicable thereafter, each holder of a Claim or Interest, as applicable, shall receive under the Plan or pursuant to the Out-of-Court Restructuring the treatment described in this Restructuring Term Sheet in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Claim or Interest, except to the extent less favorable treatment is consistent the Restructuring Support Agreement and agreed to by the Reorganized Debtors and the holder of such Allowed Claim or Interest, as applicable.

Absent the requisite consents to consummate the Out-of-Court Restructuring by the Out-of-Court Effective Date, the Company Parties will commence the Chapter 11 Cases and seek to consummate the Restructuring Transactions pursuant to the Plan on the terms set forth herein and in the Restructuring Support Agreement.

Any action required to be taken by the Debtors on the Restructuring Effective Date pursuant to this Restructuring Term Sheet may be taken on the Restructuring Effective Date or as soon as is reasonably practicable thereafter.

DIP Facility	If the Company Parties pursue the In-Court Restructuring, certain funds or accounts for which Brookfield is the investment advisor, sub-advisor or manager shall provide a postpetition debtor-in-possession facility in an aggregate amount of $50 million (the “DIP Facility”), on the terms set forth in the term sheet attached hereto as Exhibit 1 (the “DIP Facility Term Sheet”).
Use of Cash Collateral	If the Company Parties pursue the In-Court Restructuring, the Company Parties may use Cash Collateral and the holders of Credit Agreement Claims that sign the RSA will support the Debtors’ consensual use of their cash collateral during the Chapter 11 Cases on the terms and conditions set forth in the DIP Facility Term Sheet and the Cash Collateral Order (which may be the DIP Order).
Amended and Restated Bank Facilities	On the Restructuring Effective Date, certain of the Reorganized Debtors will enter into the Amended and Restated Bank Facilities on the terms set forth in that certain term sheet attached hereto as Exhibit 2 (the “Bank Term Sheet”) and, as applicable, the Common Terms (as defined below).
New Money Knarr Facility	On the Restructuring Effective Date, certain of the Consenting Stakeholders shall commit to their respective portions of a $183 million new money term loan facility (the “New Money Knarr Facility”) to fund certain upgrade costs required under the Equinor Contract (as defined below). The New Money Knarr Facility shall be on the terms set forth in the Bank Term Sheet and shall otherwise contain terms and conditions and be documented in a manner acceptable to the Company Parties, the Consenting Sponsor, and the Consenting Bank Lenders that are lenders thereunder.

2

GENERAL PROVISIONS REGARDING THE RESTRUCTURING
New Common Stock

On the Restructuring Effective Date, Reorganized Altera will issue a single class of common Interests (the “New Common Stock”). The New Common Stock will be distributed in accordance with this Restructuring Term Sheet. On the Restructuring Effective Date, 100% of the New Common Stock will be distributed to holders of Allowed IntermediateCo RCF Claims, Allowed IntermediateCo Notes Claims, Allowed DIP Claims, and Reorganized Altera GP (with such allocation to be determined by the Company Parties and the Consenting Sponsor on or before the Restructuring Effective Date).

On the Restructuring Effective Date, Reorganized Altera GP will issue a single class of common Interests (the “New GP Common Stock”). On the Restructuring Effective Date, 100% of the New GP Common Stock will be distributed to holders of Allowed IntermediateCo RCF Claims, Allowed IntermediateCo Notes Claims, and Allowed DIP Claims.

Reorganized Altera will be treated as a corporation for U.S. federal income tax purposes. Reorganized Altera GP will be a pure holding company, holding no assets other than New Common Stock in Reorganized Altera.

New Warrants	On the Restructuring Effective Date, Reorganized Altera will issue 5-year warrants (the “New Warrants”) convertible into up to 7.6% of the New Common Stock, subject to dilution on account of the Management Incentive Plan, at a strike price equal to the value that results in a full recovery to holders of IntermediateCo Notes Claims (inclusive of all “make whole” claims related thereto). The documentation for the New Warrants will be included in the Plan Supplement. The New Warrants shall be transferable subject to (i) a restriction on transferring the New Warrants to competitors of the Company Parties; (ii) the provisions set forth below in the Corporate Reorganization terms; and (iii) customary exceptions, including such requirements as are necessary for the New Warrants to remain exempt from registration under the Securities Act.
Rights Offering	Reorganized Altera may, with the consent of the Consenting Sponsor, consummate an equity rights offering (the “Rights Offering”) on terms reasonably acceptable to the Consenting Sponsor, which, if consummated on the Restructuring Effective Date, the proceeds will be first used to repay the DIP Facility and then any outstanding amounts due under the IntermediateCo Revolving Credit Facility, with any excess proceeds used in a manner acceptable to the Company Parties and the Consenting Sponsor.
Cash on Hand	Cash distributions in accordance with this Restructuring Term Sheet and the Plan shall be made from cash on hand, including proceeds from the DIP Facility, as of the Restructuring Effective Date.
Definitive Documents	Any documents, including any Definitive Documents, that remain the subject of negotiation and completion as of the Agreement Effective Date shall be subject to the rights and obligations set forth in Section 3 of the Restructuring Support Agreement. Failure to reference such rights and obligations as it relates to any document referenced in this Restructuring Term Sheet shall not impair such rights and obligations.
Tax Matters	The Parties will work together in good faith and will use commercially reasonable efforts to structure and implement the Restructuring in a tax efficient and cost-effective manner for the Debtors and the Consenting Sponsor.

3

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Unclassified Non-Voting Claims
N/A	DIP Claims	On the Restructuring Effective Date, each holder of an Allowed DIP Claim shall receive (i) cash payments from proceeds of the Rights Offering, if any, and (ii) for any portion of the Allowed DIP Claims not paid in cash, an allocation of the Intermediate Co New Common Stock Distribution[2] to be determined by the Company Parties and the Consenting Sponsor on or before the Restructuring Effective Date, subject to dilution on account of the New Warrants, the Rights Offering, and the Management Incentive Plan.	N/A
N/A	Administrative Claims	On the Restructuring Effective Date, each holder of an Allowed Administrative Claim shall receive payment in full in cash; provided that if the Debtors consummate the Out-of-Court Restructuring, such Claims will be paid in the ordinary course of business.	N/A
N/A	Priority Tax Claims	On the Restructuring Effective Date, each holder of an Allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code; provided that if the Debtors consummate the Out-of-Court Restructuring, such Claims will be paid in the ordinary course of business.	N/A

2          “IntermediateCo New Common Stock Distribution” shall mean 100% of the New Common Stock and 100% of the New GP Common Stock, which New Common Stock and New GP Common Stock shall be distributed to the holders of Allowed IntermediateCo RCF Claims, Allowed IntermediateCo Notes Claims and Allowed DIP Claims on the Restructuring Effective Date and allocated among such holders in a manner to be determined by the Company Parties and the Consenting Sponsor on or before the Restructuring Effective Date, and in each case with respect to the New Common Stock, subject to dilution on account of the New Warrants, the Rights Offering, if any, and the Management Incentive Plan.

4

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Classified Claims and Interests of the Debtors
Class 1	Other Secured Claims	On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the Other Secured Claims, each holder of an Allowed Other Secured Claim shall receive, at the Debtors’ option and with the consent of the Consenting Sponsor: (a) payment in full in cash; (b) the collateral securing its Allowed Other Secured Claim; (c) reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that if the Debtors consummate the Out-of-Court Restructuring, such Claims will be paid in the ordinary course of business.	Unimpaired / Deemed to Accept
Class 2	Other Priority Claims	Each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code; provided that if the Debtors pursue the Out-of-Court Restructuring, such Claims will be paid in the ordinary course of business.	Unimpaired / Deemed to Accept
Class 3	IntermediateCo Notes Claims	On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the IntermediateCo Notes Claims, each holder of an Allowed IntermediateCo Notes Claim shall receive an allocation of the IntermediateCo New Common Stock Distribution to be determined by the Company Parties and the Consenting Sponsor on or before the Restructuring Effective Date, subject to dilution on account of the New Warrants, the Rights Offering, and the Management Incentive Plan.	Impaired / Entitled to Vote
Class 4	IntermediateCo RCF Claims	On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the IntermediateCo RCF Claims, each holder of an Allowed IntermediateCo RCF Claim shall receive (i) cash payments from proceeds of the Rights Offering, if any, and (ii) for any portion of the Allowed IntermediateCo RCF Claims not paid in cash, an allocation of the IntermediateCo New Common Stock Distribution to be determined by the Company Parties and the Consenting Sponsor on or before the Restructuring Effective Date, subject to dilution on account of the New Warrants, the Rights Offering, and the Management Incentive Plan.	Impaired / Entitled to Vote

5

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Classes 5(a)-(g)	Subsidiary Credit Agreement Claims

On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the Credit Agreement Claims against the applicable subsidiary Debtors other than Altera, each holder of an Allowed Credit Agreement Claim against the applicable subsidiary Debtors other than Altera shall receive:

To the extent the applicable holders of Allowed Credit Agreement Claims in Classes 5(a)-(g) vote as a class to accept the Plan, such accepting class shall receive treatment as provided for in the Bank Term Sheet.

To the extent the applicable holders of Allowed Credit Agreement Claims in Classes 5(a)-(g) vote as a class to reject the Plan, with respect to such rejecting class, return of any collateral securing such Allowed Credit Agreement Claims or treatment otherwise in compliance with section 1129(b)(2)(A) of the Bankruptcy Code.

Impaired / Entitled to Vote

6

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Classes 6(a)-(g)	Altera Credit Agreement Claims	On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the Credit Agreement Claims against Altera, each holder of an Allowed Credit Agreement Claim[3] against Altera shall receive its pro rata share (calculated by reference to the aggregate amount of Allowed Altera Credit Agreement Claims, Allowed IntermediateCo Guarantee Claims, and Allowed Altera Unsecured Notes Claims, and other General Unsecured Claims at Altera or Altera Finance Corp.) of the New Warrants, subject to dilution on account of the Management Incentive Plan; provided that to the extent the holders of Allowed Altera Credit Agreement Claims in Classes 6(a)-(g) vote as a Class to accept the Plan, the pro rata share of New Warrants to be received by such Class shall be calculated by reference to the aggregate amount of Allowed Altera Credit Agreement Claims and Allowed Altera Unsecured Notes Claims and other General Unsecured Claims at Altera or Altera Finance Corp. only; provided, further, that notwithstanding the foregoing, in no event shall holders of Allowed Altera Credit Agreement Claims receive New Warrants convertible into more than 5% of the New Common Stock in the aggregate (prior to dilution on account of the Management Incentive Plan).	Impaired / Entitled to Vote

3           Allowed Altera Credit Agreement Claims shall be the total amount owed under the relevant Prepetition Credit Agreement without any setoff, deduction, or reduction of any kind, including, without limitation, on account of distributions or treatment received by such parties in Classes 5(a)-(g).

7

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Class 7	Intermediate Co Guarantee Claims	On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the IntermediateCo Guarantee Claims, each holder of an Allowed IntermediateCo Guarantee Claim shall receive its pro rata share (calculated by reference to the aggregate amount of Allowed Altera Credit Agreement Claims, Allowed IntermediateCo Guarantee Claims, and Allowed Altera Unsecured Notes Claims and other General Unsecured Claims at Altera or Altera Finance Corp.) of the New Warrants, subject to dilution on account of the Management Incentive Plan; provided that such holder shall waive its entitlement to any such New Warrants in respect of Classes 6(a)-(g) and Class 8 (without altering the amount of New Warrants otherwise allocable to such Class) to the extent such Classes vote to accept the Plan.	Impaired / Entitled to Vote
Class 8	Altera Unsecured Notes Claims and other General Unsecured Claims at Altera and Altera Finance Corp.	On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the Altera Unsecured Notes Claims and other General Unsecured Claims at Altera or Altera Finance Corp., each holder of an Allowed Altera Unsecured Notes Claim or other General Unsecured Claim at Altera or Altera Finance Corp. not otherwise included in Classes 6(a)-(g) or Class 7 shall receive its pro rata share (calculated by reference to the aggregate amount of Allowed Altera Credit Agreement Claims, Allowed IntermediateCo Guarantee Claims, and Allowed Altera Unsecured Notes Claims and other General Unsecured Claims at Altera or Altera Finance Corp.) of the New Warrants, subject to dilution on account of the Management Incentive Plan; provided that to the extent holders of Allowed Altera Unsecured Notes Claims and other General Unsecured Claims at Altera and Altera Finance Corp. vote as a Class to accept the Plan, the pro rata share of New Warrants to be received by such Class shall be calculated by reference to the aggregate amount of Allowed Altera Credit Agreement Claims and Allowed Altera Unsecured Notes Claims and other General Unsecured Claims at Altera or Altera Finance Corp. only.	Impaired / Entitled to Vote

8

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Class 9	General Unsecured Claims at Debtors other than Altera and Altera Finance Corp.	On the Restructuring Effective Date, in exchange for the full and final satisfaction, settlement, release, and discharge of the General Unsecured Claims at Debtors other than Altera and Altera Finance Corp., each holder of a General Unsecured Claim at Debtors other than Altera and Altera Finance Corp. shall receive, at the Debtors’ option and with the consent of the Consenting Sponsor: (a) payment in full in cash; (b) reinstatement pursuant to section 1124 of the Bankruptcy Code; or (c) such other treatment rendering such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that if the Debtors consummate the Out-of-Court Restructuring, such Claims will be paid in the ordinary course of business.	Unimpaired / Deemed to Accept
Class 10	Intercompany Claims	On the Restructuring Effective Date, each holder of an Allowed Intercompany Claim [4] shall have its Claim reinstated or cancelled, released, and extinguished without any distribution at the Debtors’ election and with the consent of the Consenting Sponsor.	Impaired / Deemed to Reject or Unimpaired / Deemed to Accept
Class 11	Intercompany Interests	On the Restructuring Effective Date, Intercompany Interests shall be reinstated, set off, settled, distributed, contributed, cancelled, and released without any distribution on account of such Intercompany Interests, or such other treatment as reasonably determined by the Debtors, at the Debtors’ election and with the consent of the Consenting Sponsor; provided that if the Debtors consummate the Out-of-Court Restructuring, such Interests will be maintained in the ordinary course of business.	Impaired / Deemed to Reject or Unimpaired / Deemed to Accept
Class 12	Existing Preferred Equity Interests in Altera	On the Restructuring Effective Date, each holder of an Existing Preferred Equity Interest in Altera shall have such Interest cancelled, released, and extinguished without any distribution.	Impaired / Deemed to Reject
Class 13	Existing Common Equity Interests in Altera and Altera GP	On the Restructuring Effective Date, each holder of an Existing Common Equity Interest in Altera or Altera GP shall have such Interest cancelled, released, and extinguished without any distribution.	Impaired / Deemed to Reject
Class 14	Section 510(b) Claims	Any Claims arising under section 510(b) of the Bankruptcy Code shall be discharged without any distribution; provided that if the Debtors consummate the Out-of-Court Restructuring, such Claims will be maintained in the ordinary course of business.	Impaired / Deemed to Reject

4          “Intercompany Claim” means any Claim held by a direct or indirect subsidiary of Altera against a direct or indirect subsidiary of Altera.

9

GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS
Subordination	The classification and treatment of Claims under the Plan shall conform to the respective contractual, legal, and equitable subordination rights of such Claims, and any such rights shall be settled, compromised, and released pursuant to the Plan.
Restructuring Transactions	The Confirmation Order, if applicable, shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to consummate the Plan, as well as the Restructuring Transactions therein. On the Restructuring Effective Date, the Debtors, as applicable, shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring.
Cancellation of Notes, Instruments, Certificates, and Other Documents	On the Restructuring Effective Date, except to the extent otherwise provided in this Restructuring Term Sheet or the Plan, as applicable, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be canceled, and the Debtors’ obligations thereunder or in any way related thereto shall be deemed satisfied in full and discharged. Notwithstanding such cancellation and discharge, if any, the Altera Unsecured Notes Indenture, Prepetition Credit Agreements, IntermediateCo Notes Indenture, and the IntermediateCo Revolving Credit Facility, shall continue in effect to the extent necessary (a) to allow the holders of the applicable Claims to receive distributions under the Plan, and (b) to allow the Agents/Trustees to make distributions pursuant to the Plan and to preserve and exercise against such distributions their respective charging liens with respect to any unpaid fees, expenses, and indemnification obligations, as applicable. Except for the foregoing, subsequent to the performance by the Trustees of their obligations pursuant to the Plan, the Trustees shall be relieved of all further duties and responsibilities related to the applicable indentures.

10

GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS
Executory Contracts and Unexpired Leases	If the Company Parties pursue the In-Court Restructuring, the Plan will provide that the executory contracts and unexpired leases that are not, with the consent of the Consenting Sponsor (and with respect to executory contracts and unexpired leases at applicable subsidiary Debtors, the consent of the Required Consenting Bank Lenders), rejected as of the Restructuring Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code; provided, however, that the Company Parties shall not reject any charters related to the Amended and Restated Bank Facilities.
Retention of Jurisdiction	If the Company Parties pursue the In-Court Restructuring, the Plan will provide that the Bankruptcy Court shall retain jurisdiction for usual and customary matters to the extent consistent with applicable law.
Discharge of Claims and Termination of Interests	If the Company Parties pursue the In-Court Restructuring, pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Restructuring Effective Date, of Claims (including any intercompany claims that the Debtors resolve or compromise after the Restructuring Effective Date), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Restructuring Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Restructuring Effective Date, and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Restructuring Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order, if applicable, shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Restructuring Effective Date.

11

GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS
Releases by the Debtors	If the Company Parties pursue the In-Court Restructuring, except as expressly set forth in the Plan, effective on the Restructuring Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, or their estates that such Entities would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their estates (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the Prepetition Credit Agreements, the IntermediateCo Revolving Credit Facility, the IntermediateCo Notes Indenture, the Amended and Restated Bank Facilities, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, the DIP Facility, the Amended and Restated Bank Facilities, the IntermediateCo Revolving Credit Facility, the IntermediateCo Notes Indenture, or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Restructuring Effective Date.
Releases by Holders of Claims and Interests	If the Company Parties pursue the In-Court Restructuring, except as expressly set forth in the Plan, effective on the Restructuring Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Releasing Parties (other than the Debtors or the Reorganized Debtors), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the Prepetition Credit Agreements, the IntermediateCo Revolving Credit Facility, the IntermediateCo Notes Indenture, the Amended and Restated Bank Facilities, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, the DIP Facility, the Amended and Restated Bank Facilities, the IntermediateCo Revolving Credit Facility, the IntermediateCo Notes Indenture, or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Restructuring Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Restructuring Effective Date obligations of any party or Entity under the Plan, the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or obligations under any guarantee granted or insurance policy issued by an export credit agency or similar entity.

12

GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS
Exculpation	If the Company Parties pursue the In-Court Restructuring, except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan, or such distributions made pursuant to the Plan.

13

GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS
Injunction	If the Company Parties pursue the In-Court Restructuring, except as otherwise expressly provided in the Plan, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Restructuring Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Restructuring Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.
Certain Definitions

The following definitions shall be applicable to the foregoing release and exculpation provisions:

“Released Parties” means collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Consenting Stakeholder; (d) the CoCom and each member of the CoCom; (e) each of the Agents/Trustees; (f) each of the Consenting Sponsor Entities, (g) each current and former Affiliate of each Entity in clause (a) through the following clause (h); and (h) each Related Party of each Entity in clause (a) through this clause (h); provided that in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the release contained in the Plan; or (y) timely objects to the releases contained in the Plan and such objection is not resolved before Confirmation.

“Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Consenting Stakeholder; (d) the CoCom and each member of the CoCom; (e) each of the Agents/Trustees; (f) each of the Consenting Sponsor Entities, (g) all Holders of Claims; (h) each current and former Affiliate of each Entity in clause (a) through the following clause (i); and (i) each Related Party of each Entity in clause (a) through this clause (i) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan under applicable law; provided that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the releases contained in the Plan; or (y) timely objects to the releases contained in the Plan and such objection is not resolved before Confirmation.

“Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) the directors, officers, and restructuring professionals of each Entity in clauses (a) through this clause (d).

14

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Management Incentive Plan	On or after the Restructuring Effective Date, the Reorganized Debtors may implement a management incentive plan (the “Management Incentive Plan”) with the consent of the Consenting Sponsor. Any such Management Incentive Plan may replace, in whole or in part, the existing long-term cash-based incentive plan for the Reorganized Debtors.

15

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Corporate Reorganization

On the Restructuring Effective Date, the Reorganized Debtors will consummate a corporate reorganization (the “Corporate Reorganization”) to achieve the structure and otherwise on the terms set forth in the “Common Terms” in the Bank Term Sheet and otherwise in form and substance reasonably acceptable to the Company Parties and the Required Consenting Stakeholders (the “Common Terms”). The Corporate Reorganization may include, among other things, movement of subsidiaries not specifically referenced in the Common Terms or required for the functioning of the obligors and pledgers under the Amended and Restated Bank Facilities, and all parties rights with respect to the ultimate position of such subsidiaries in the resulting corporate structure, and allocation of shared costs incurred by such subsidiaries, are reserved.

Additionally, on the Restructuring Effective Date, Reorganized Altera will enter into a comfort letter with certain of its subsidiaries acknowledging, while it will have no obligation and makes no commitment to do so, its current and non-binding expectation is to support the FSO, FPSO, Towage, and Accommodation business units after the Restructuring Effective Date in a manner consistent with historical practice and until August 31, 2028, which comfort letter will be shared with counsel for the CoCom for distribution to the Consenting Bank Lenders, the Agents/Trustees, and the ECAs.

Reorganized Altera shall (i) emerge from the Chapter 11 Cases as a private company on the Restructuring Effective Date and the New Common Stock shall not be listed on a public stock exchange, (ii) not be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) not be required to list the New Common Stock on a recognized U.S. stock exchange or register the New Common Stock, the New Warrants or any other equity security or debt security under Section 12(g) or 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except, in each case, as otherwise may be required pursuant to the New Organizational Documents (as defined below).

The New Organizational Documents shall provide that, without the consent of the board of directors of Reorganized Altera or any other equivalent governing body (the “New Board”), no holder of the New Common Stock, the New Warrants or any other equity of the Reorganized Debtors may transfer such securities (i) in violation of the Securities Act or any applicable U.S. federal or state securities laws or any foreign equivalent thereof or (ii) if such transfer shall result in any requirement that Reorganized Altera register the New Common Stock, the New Warrants or any other equity security under Section 12(g) of the Exchange Act, in each case as determined by the Board.

The Parties will cooperate to structure the Corporate Reorganization (including any restructuring undertaken in connection with a delisting of the Debtor’s shares) in a tax efficient manner. Any restructuring done in connection with delisting the Debtor’s shares will be tax-deferred for holders of Existing Common Equity Interests.

16

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Governance	The New Board shall be appointed by the Consenting Sponsor and the identities of directors on the New Board shall be set forth in the Plan Supplement to the extent known at the time of filing. Corporate governance for Reorganized Altera, including charters, bylaws, operating agreements, or other organization documents, as applicable (the “New Organizational Documents”), shall be consistent with this Restructuring Term Sheet and section 1123(a)(6) of the Bankruptcy Code, if applicable, and otherwise reasonably acceptable to the Company Parties and the Consenting Sponsor.
Exemption from SEC Registration	The Plan and Confirmation Order, if applicable, shall provide that the issuance of any securities under the Plan, including the New Common Stock and the New Warrants, will be exempt from securities laws in accordance with section 1145 of the Bankruptcy Code to the greatest extent possible and, to the extent the section 1145 exemption is unavailable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption. For the avoidance of doubt, the New Common Stock issued under the Management Incentive Plan shall be issued in accordance with applicable exemptions under federal and state securities laws.
Employment Obligations	Pursuant to the Restructuring Support Agreement and this Restructuring Term Sheet, the Parties consent to the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs and any motions in the Bankruptcy Court for approval thereof. If the Company Parties pursue the In-Court Restructuring, on the Restructuring Effective Date, the Debtors shall (a) assume all employment agreements, indemnification agreements, or other agreements entered into with current employees or (b) enter into new agreements with such employees on terms and conditions acceptable to the Debtor, such employee, and the Consenting Sponsor.
Indemnification Obligations	Consistent with applicable law, all indemnification provisions in place as of the Restructuring Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, will not be discharged or impaired by confirmation of the Plan and shall be reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Restructuring on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Restructuring.
Retained Causes of Action	The Reorganized Debtors shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action that the Debtors have released pursuant to the release and exculpation provisions outlined in this Restructuring Term Sheet and implemented pursuant to the Plan.

17

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Conditions Precedent to Restructuring	The following shall be conditions to the Restructuring Effective Date (the “Conditions Precedent”):
	(a)	if the Company Parties pursue the In-Court Restructuring, the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance consistent in all material respects with this Restructuring Term Sheet and the Restructuring Support Agreement and shall:
		(i)	authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;
		(ii)	decree that the provisions in the Confirmation Order and the Plan are nonseverable and mutually dependent;
		(iii)	authorize the Debtors to: (a) implement the Restructuring Transactions; (b) distribute the New Common Stock and New Warrants pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (c) make all distributions and issuances as required under the Plan, including cash, the New Common Stock, and the New Warrants; and (d) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the Management Incentive Plan;
		(iv)	authorize the implementation of the Plan in accordance with its terms; and
		(v)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; and
	(b)	the Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Debtors on or prior to the Restructuring Effective Date;
	(c)	the Debtors shall not be in default under the DIP Facility or the DIP Order;
	(d)	the Corporate Governance Documents shall be in full force and effect, in form and substance consistent in all respects with this Restructuring Term Sheet and the Restructuring Support Agreement, and otherwise reasonably acceptable to the Company Parties and the Consenting Sponsor;

18

(e)	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan, and all waiting periods imposed by any governmental entity shall have terminated or expired;
(f)	if the Company Parties pursue the In-Court Restructuring, the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Restructuring Support Agreement, this Restructuring Term Sheet, and the Plan;
(g)	the Restructuring Support Agreement shall not have been terminated as to all parties thereto and shall remain in full force and effect, and there shall be no active termination event thereunder as to all parties thereto that has not been waived;
(h)	the Definitive Documents shall be in full force and effect and in form and substance consistent in all respects with this Restructuring Term Sheet and the Restructuring Support Agreement and otherwise reasonably acceptable to the Company Parties and the Required Consenting Stakeholders or Consenting Sponsor, as applicable pursuant to the Restructuring Support Agreement;
(i)	if the Company Parties pursue the In-Court Restructuring, the final DIP Order (which will provide for the consensual use of cash collateral in accordance with the DIP Facility Term Sheet) shall remain in full force and effect;
(j)	the Amended and Restated Bank Facilities and New Money Knarr Facility shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Restructuring Effective Date) to the effectiveness of such facilities shall have been satisfied or duly waived in writing in accordance with the terms of the applicable facility and the closing of each facility shall have occurred;
(k)	if the Company Parties pursue the In-Court Restructuring, the Rights Offering, if any, shall have been fully consummated pursuant to the Rights Offering Documents and consistent in all respects with this Restructuring Term Sheet and the Restructuring Support Agreement;
(l)	the Corporate Reorganization shall have been fully consummated in form and substance acceptable to the Required Consenting Bank Lenders, the Consenting Sponsor, and the Company Parties;
(m)	if the Company Parties pursue the In-Court Restructuring, all professional fees and expenses of retained professionals that require the approval of the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Restructuring Effective Date shall have been placed in a professional fee escrow account pending the approval of such fees and expenses by the Bankruptcy Court;

19

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
	(n)	all fees and expenses of the Consenting Stakeholders shall have been paid in accordance with the Restructuring Support Agreement, the Final DIP Order, the Plan, or otherwise, including, without limitation, all fees and expenses of the CoCom Advisors as per any agreement entered into between such professional and/or the CoCom and any of the Company Parties;
	(o)	the Debtors shall have implemented the Restructuring Transactions and all transactions contemplated in this Restructuring Term Sheet in a manner consistent with the Restructuring Support Agreement, this Restructuring Term Sheet, and the Plan;
	(p)	the Debtors shall have entered into a new contract (the “Equinor Contract”) with Equinor with regard to the Petrojarl Knarr FPSO on terms and conditions reasonably acceptable to the Company Parties, the lenders and the ECAs under the Knarr Facility, and the Consenting Sponsor; and
	(q)	no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting the consummation of the Restructuring Transactions, the Restructuring Support Agreement, or any of the definitive documentation contemplated thereby.
Waiver of Conditions Precedent	The Debtors, with the prior written consent of the Required Consenting Stakeholders (not to be withheld unreasonably), may waive any one or more of the Conditions Precedent.

20

EXHIBIT 1

EXECUTION VERSION

DIP TERM SHEET

ALTERA INFRASTRUCTURE HOLDINGS, L.L.C.

This summary of terms and conditions (this “DIP Term Sheet”) sets forth the material terms of a proposed debtor-in-possession financing facility that the DIP Lenders (as defined below) are contemplating providing to Altera Infrastructure Holdings, L.L.C. (“IntermediateCo”), Altera Infrastructure, L.P. (“Topco”) and certain of Topco’s affiliates and subsidiaries that will be debtors and debtors in possession (collectively, the “Debtors”) in connection with the chapter 11 cases (the “Chapter 11 Cases”) to be filed by the Debtors under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”).

This DIP Term Sheet does not attempt to describe all of the terms, conditions, and requirements that would pertain to the financing described herein, but rather is intended to be a summary outline of certain basic items, which shall be set forth in final documentation, which documentation shall be acceptable in all respects to the DIP Agent and the DIP Lenders in their sole discretion. This DIP Term Sheet should not be construed as a commitment to lend or to arrange for any credit facility, and is for discussion purposes only.

Borrower	IntermediateCo
Guarantors	The obligations of the Borrower shall be unconditionally guaranteed, on a joint and several basis, by each Debtor (including Topco) and each entity that guarantees (or is required to guarantee) the Revolving Credit Facility or the PIK Notes (each as defined below) (each, a “Guarantor” and, collectively, the “Guarantors,” and the Guarantors, together with the Borrower, the “DIP Loan Parties”) (it being agreed and understood that not all Guarantors shall be Debtors), in each case subject to the agreed security principles (the “Agreed Security Principles”) for the DIP Facility (as defined below).
DIP Facility

A $50 million superpriority new money term loan facility, plus any amounts necessary to fund the Prepetition RCF Roll-Up (as defined below) (the “DIP Facility,” the loans made thereunder, the “DIP Loans,” and the commitments thereunder, the “DIP Commitments”) in accordance with the terms of a debtor-in-possession credit agreement (the “DIP Credit Agreement”) and the other definitive documentation, the forms of which shall be acceptable to the DIP Agent, the DIP Lenders and the Borrower, with respect to the DIP Facility (collectively with the DIP Credit Agreement and the related security and ancillary documents, the “DIP Loan Documents”, and all obligations arising thereunder, the “DIP Obligations”), with up to $25 million to be available and funded within five (5) Business Days following the entry of the Interim DIP Order (as defined below) (the “Interim Draw”) and the remaining $25 million to be available and funded within five (5) Business Days following the entry of the Final DIP Order (as defined below) (the “Final Draw”). The Borrower may not re-borrow amounts under the DIP Facility that are repaid.

$25 million of the proceeds of the DIP Loans from the Final Draw shall be funded into an escrow account of the Borrower with the DIP Agent or another party to be agreed that is subject to a first priority lien in favor of the DIP Agent and the DIP Lenders and not any liens or claims of existing prepetition creditors, including the Existing Secured Facilities, the Prepetition Obligations, the Adequate Protection Liens and the Prepetition 507(b) Claims, but shall be subject to the Carve Out (the “Escrow Account”). The Debtors will not be permitted to draw upon the Escrow Account other than (i) to pay the restructuring, sale, success, or other transaction fee of any investment bankers or financial advisors to the Debtors or the Committee, the DIP Lenders or the CoCom] (collectively, the “Transaction Fees”) as they become allowed and/or payable pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, any interim or final orders of the Court, or otherwise, including upon such amounts becoming earned and payable upon the closing of any sale, restructuring, or other transaction (collectively, a “Transaction”) (to the extent not paid to investment bankers or financial advisors to the Debtors or the Committee, the DIP Lenders or the CoCom upon the closing of a Transaction out of the cash proceeds of such Transaction), including upon the effective date of an Acceptable Plan (as defined below), (ii) to pay the fees of any other estate retained Professional Persons as they become allowed and payable pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any interim or final orders of the Court, including upon such amounts becoming earned and payable upon the closing of a Transaction (to the extent not paid upon the closing of a Transaction out of the cash proceeds of such Transaction), including upon the effective date of an Acceptable Plan (as defined below) or (iii) to fund the Carve Out (as defined below) The Debtors’ obligations to pay Allowed Professional Fees and Transaction Fees or fund the Carve Out shall not be limited or be deemed limited to funds held in the Escrow Account. For the avoidance of doubt, amounts held in the Escrow Account shall not in any way act as a cap on Allowed Professional Fees or Transaction Fees. An “Acceptable Plan” means a chapter 11 plan that (a) provides for (i) the termination of the DIP Commitments and the payment in full in cash of all DIP Loans and (ii) the payment in full in cash of all Prepetition Obligations, (b) otherwise provides for a treatment consented to by the DIP Lenders in their sole discretion, or (c) treatment otherwise in compliance with the terms of the Restructuring Support Agreement.[1]

[1]	“Restructuring Support Agreement” means that certain agreement dated August 12, 2022, setting forth the terms of the restructuring contemplated herein.

2

Starting with the fifth Business Day of the first full calendar month following the Petition Date, each Debtor Professional (as defined below) shall deliver to the Debtors and the DIP Agent a statement (each such statement, a “Monthly Statement”) setting forth a good-faith estimate (the “Estimated Fees and Expenses”) of the amount of unpaid fees and expenses incurred during the preceding month by such Debtor Professional (through the final day of such month, the “Calculation Date”), along with a good faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors (the “Cumulative Total Unpaid Fees and Expenses”). No later than five (5) Business Days after the delivery of a Carve Out Trigger Notice (as defined below), each Debtor Professional shall deliver one additional statement (the “Final Statement”) to the Debtors, their lead restructuring counsel, the U.S. Trustee, counsel to the CoCom (for distribution to the Existing Secured Facility Lenders and any applicable export credit agencies), counsel to the Committee (if any), and the DIP Agent setting forth a good faith estimate of the amount of unpaid fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Monthly Statement has already been delivered and concluding on the Termination Declaration Date. The Debtors shall on a monthly basis, transfer cash proceeds from the DIP Facility or cash on hand in an amount equal to (x) the Cumulative Total Unpaid Fees and Expenses included in the most recent Monthly Statement provided by all Debtor Professionals (other than any Transaction Fees) timely received by the Debtors (or if an estimate is not provided, the total budgeted monthly fees of Debtor Professionals (other than any Transaction Fees) for the prior month set forth in the DIP Budget plus a good faith estimate of any Transaction Fees that would be payable upon consummation of the Restructuring Transactions less (y) the amount of cash already on deposit in the Escrow Account, to the Escrow Account, which shall be reported to the DIP Agent.
Interest Rate and Fees	SOFR+11.00%, with (i) a commitment fee payable upon entry of the Interim DIP Order of 1.50% of the aggregate amount of commitments that will be made available under the DIP Facility (including upon entry of the Final DIP Order but excluding any DIP Commitments in respect of the Prepetition RCF Roll-Up) by an increase in the principal amount of the DIP Loans, (ii) an exit fee (the “Exit Fee”) payable in cash upon the Maturity Date (as defined below) or any other repayment of the DIP Loans (including the DIP Commitments in respect of the Prepetition RCF Roll-Up) of 1.50% of the aggregate amount of the DIP Commitments (including any unused DIP Commitments); and (iii) a ticking fee on unused DIP Commitments (excluding any DIP Commitments in respect of the Prepetition RCF Roll-Up) payable in cash upon entry of the Final Order, which ticking fee shall begin accruing upon entry of the Interim DIP Order and shall accrue until the earlier of the termination of the DIP Commitments or funding thereunder of 5.5% per annum; provided, however, if the DIP Loans are converted to equity or repaid from the proceeds of a Rights Offering (as defined in the Restructuring Support Agreement) in connection with an Acceptable Plan, then so shall the Exit Fee. For the avoidance of doubt, there will be no SOFR Floor, but there shall be a credit spread adjustment equal to (i) 0.10% for DIP Loans with a one month interest period and (ii) 0.15% for DIP Loans with a three month interest period.
DIP Agent	To be selected by the DIP Lenders.

3

DIP Lenders	To include the lenders under the Revolving Credit Agreement and/or the PIK Noteholders.
Maturity

The DIP Facility will mature on the earliest of (such earliest date, the “Maturity Date”):

(a)   the date that is 120 days after the Petition Date (the “Scheduled Maturity Date”);

(b)   the effective date of a chapter 11 plan in the Chapter 11 Cases (the “Effective Date”);

(c)   the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code or otherwise (a “Sale”);

(d)   the date of termination of the DIP Lenders’ commitments and the acceleration of any outstanding DIP Loans under DIP Loan Documents;

(e)   dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code; and

(f)    the date that is 45 days after the Petition Date or such later date as agreed by the Required Lenders unless the Final DIP Order has been entered by the Court on or prior to such date.

Collateral

Subject to the carve out (as attached here as Annex A, the “Carve Out”), and the Agreed Security Principles, the DIP Facility shall be secured by automatically perfected liens on and security interests in (and with the priorities set forth below and on Exhibit A) (collectively, the “DIP Liens”):

(a)   all collateral securing the Revolving Credit Facility and the PIK Notes, including the proceeds thereof (collectively, the “Prepetition Collateral”), on a first priority priming basis; provided, however, for the avoidance of doubt, such priming liens shall not prime any Existing Secured Facility Liens (defined below) on any Existing Secured Facility Collateral;

(b)   all other assets of the DIP Loan Parties that do not constitute Prepetition Collateral or Existing Secured Facility Collateral that are subject to valid and perfected security interests immediately prior to the Petition Date or that are perfected as permitted by section 546(b) of the Bankruptcy Code (the “Encumbered Collateral”) on a second priority basis;

(c)   all other assets of the DIP Loan Parties that do not constitute Prepetition Collateral or Existing Secured Facility Collateral that constitute unencumbered assets immediately prior to the Petition Date and that are not perfected as permitted by section 546(b) of the Bankruptcy Code (collectively, the “Unencumbered Collateral”) on a first priority basis, senior to, (x) in the case of the Unencumbered Collateral held by the obligors under such respective Existing Secured Facilities (other than Topco), the Existing Secured Facility Adequate Protection Liens and (y) in the case of Unencumbered Collateral held by the obligors on the Prepetition Obligations, the Prepetition Obligations Adequate Protection Liens;

4

(d)   the Existing Secured Facility Collateral, including the proceeds thereof, on a third priority basis junior only to the Existing Secured Facility Liens and the Existing Secured Facility Adequate Protection Liens;

(e)   the proceeds of any actions brought under section 549 of the Bankruptcy Code to recover any postpetition transfer of DIP Collateral (as defined below) to the extent the DIP Liens on such DIP Collateral are first priority (“Transfer Actions”) but in no event shall the DIP Liens extend to Transfer Actions;

(f)    subject to and upon entry of the Final DIP Order, the proceeds of any claims or causes of action arising under or pursuant to chapter 5 of the Bankruptcy Code, section 724(a) of the Bankruptcy Code or any other similar provisions of applicable state, federal or foreign law (including any other avoidance actions under the Bankruptcy Code) (“Avoidance Actions”)[2] but in no event shall the DIP Liens extend to Avoidance Actions; and

(g)   subject to and upon entry of the Final DIP Order, the proceeds of any exercise of the Debtors’ rights under section 506(c) and 550 of the Bankruptcy Code (“Recovery Actions”) but in no event shall the DIP Liens extend to the Recovery Actions

(collectively, the “DIP Collateral”).

The DIP Facility shall also benefit from superpriority administrative expense claims against all Debtors (the “DIP Superpriority Claims”) that are senior to all other administrative expenses or other claims against the Debtors, but which shall be junior to (i) the Carve Out and (ii) the Existing Secured Facilities 507(b) Claims (as defined below) with respect to the obligors under the Existing Secured Facilities.

The DIP Liens described herein shall, to the fullest extent permitted by applicable law, be effective and perfected upon entry of the Interim DIP Order (as defined below) and/or Final DIP Order, as applicable, and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements, and the Debtors shall not be required to take any action to create or perfect the liens in the DIP Collateral, other than the filing of financing statements and additional actions consistent with the Agreed Security Principles to create or perfect the liens in the DIP Collateral owned by non-Debtor Guarantors (the “Non-Debtor Guarantor Collateral”). The Interim DIP Order and Final DIP Order will contain customary intercreditor agreement provisions, including, without limitation, turn-over and enforcement rights consistent with the lien priority provided herein.

[2]	For the avoidance of doubt, if the Existing Secured Facility Collateral is subject to a successful Avoidance Action on which there is a recovery, the DIP Lenders agree to return such property, including the applicable proceeds, to the applicable Existing Secured Facility Lenders.

5

Upon entry of the Interim DIP Order, the Debtors shall waive as to the DIP Lenders certain rights to surcharge the DIP Collateral pursuant to section 506(c) of the Bankruptcy Code and any right to apply the equitable doctrine of marshaling as to the DIP Collateral (unless otherwise agreed by the Required DIP Lenders), and upon entry of the Final DIP Order, the Debtors shall waive as to the Prepetition Secured Parties any rights to surcharge the Prepetition Collateral pursuant to sections 105(a) and/or 506(c) of the Bankruptcy Code or otherwise, any “equities of the case exception” under section 552(b) of the Bankruptcy Code, and any right to apply the equitable doctrine of marshaling as to the Prepetition Collateral, among other customary terms and provisions.
Use of Proceeds	The proceeds of the DIP Facility and/or cash collateral shall be available (i) subject to and upon entry of the Interim DIP Order, to roll-up $20 million of the outstanding principal balance under the Revolving Credit Facility into DIP Loans under the DIP Facility (the “Prepetition RCF Roll-Up”) (which, for the avoidance of doubt, shall not reduce the $50 million new money commitment under the DIP Facility and shall not be rolled-up using cash collateral), (ii) for the Debtors’ working capital needs, including to fund the costs of the administration of the Chapter 11 Cases and to pay adequate protection payments as authorized by the Bankruptcy Court in the Interim DIP Order and the Final DIP Order, in each case in a manner consistent with the DIP Budget and in compliance with the Minimum Liquidity Covenant (defined below), (iii) to pay professional fees and expenses and (iv) to pay obligations arising from or related to the Carve Out. No proceeds of the DIP Facility, the Carve Out, or any cash collateral may be used by the DIP Loan Parties or any other party in interest, or their representatives, to (a) investigate, analyze, commence, prosecute, threaten, litigate, object to, contest, or challenge in any manner or raise any defenses to the debt or collateral position of the DIP Agent, the DIP Lenders, lenders under the Existing Secured Facilities (the “Existing Secured Facility Lenders”), or the Prepetition Secured Parties, whether by (i) challenging the validity, extent, amount, perfection, priority or enforceability of the obligations under the DIP Facility or any of the obligations under the Revolving Credit Facility, the PIK Notes, the PIK Notes Indenture, or the other Prepetition Documents, (collectively, the “Prepetition Obligations”) or the Existing Secured Facilities, (ii) challenging the validity, extent, perfection, priority or enforceability of any mortgage, security interest or lien with respect thereto, or any other rights or interests or replacement liens with respect thereto, (iii) seeking to subordinate or recharacterize the obligations under the DIP Facility, the Prepetition Obligations, or the Existing Secured Facilities, or to disallow or avoid any claim, mortgage, security interest, lien, or replacement lien or payment thereunder or (iv) asserting any claims or causes of action, including, without limitation, any actions under chapter 5 of the Bankruptcy Code, against the DIP Agent, the DIP Lenders, the Existing Secured Facility Lenders, or the Prepetition Secured Parties or any of their respective officers, directors, agents or employees, (b) prevent, hinder or otherwise delay the DIP Agent’s, the DIP Lenders’, Existing Secured Facility Lenders’, or the Prepetition Secured Parties’ assertion, enforcement or realization on the DIP Collateral, the Prepetition Collateral, or the Existing Secured Facility Collateral, in accordance with the DIP Loan Documents, Prepetition Documents, or the Existing Secured Facilities Documents, (c) seek to modify the rights granted to the DIP Agent, the DIP Lenders, the Prepetition Secured Parties, or the Existing Secured Facilities Lenders, under the Prepetition Documents or the Existing Secured Facilities Documents, in each case without such parties’ prior written consent, which may be given or withheld by such party in the exercise of its respective sole discretion, or (d) pay any amount on account of any claims arising prior to the Petition Date unless such payments are (i) approved by an order of the Bankruptcy Court (which order may be the Interim DIP Order or the Final DIP Order) and (ii) permitted by the DIP Documents; provided that during the Challenge Period, an investigation budget in an aggregate amount of $100,000 of the DIP Loans, the Prepetition Collateral, and/or Existing Secured Facility Collateral, including cash collateral, and the proceeds thereof, may be used by any official committee of unsecured creditors (the “Committee”) to investigate, but not to prepare, initiate, litigate, prosecute, object to, or otherwise challenge, (i) the claims and liens of the Prepetition Secured Parties and the Existing Secured Facility Lenders, and (ii) potential claims, counterclaims, causes of action or defenses against the Prepetition Secured Parties or the Existing Secured Facility Lenders.]

6

Conditions Precedent to Initial Draw	The conditions precedent to the Interim Draw shall be limited to those set forth on Annex C.
Conditions Precedent to Final Draw	The conditions precedent to the Final Draw shall be limited to those set forth on Annex D.
Milestones

Customary for a facility of this type and limited to:

(a)    the filing of a motion seeking approval of the Debtors’ entry into the DIP Facility no later than three days after the Petition Date;

(b)    the entry of an order approving entry into the DIP Facility on an interim basis (the “Interim DIP Order”) no later than five days after the Petition Date;

(c)    the entry of an order approving entry into the DIP Facility on a final basis (the “Final DIP Order”) no later than forty-five days after the Petition Date; and

(d)    the other milestones set forth in Section 4.03 of the Restructuring Support Agreement.

7

Mandatory Prepayments	The mandatory prepayment provisions in the DIP Loan Documents shall be consistent with the Revolving Credit Agreement (subject to customary modifications required to reflect the Chapter 11 Cases, which shall be limited to mandatory prepayments of the DIP Facility with 100% of the Net Proceeds of (a) issuances of any indebtedness (with exceptions for certain permitted indebtedness), (b) sales or other dispositions (including casualty events) of any assets (excluding sales in the ordinary course of business and the proceeds from the recycling of the Falcon), (c) Extraordinary Receipts[3] by the Borrower or any DIP Loan Party that guarantees (or is required to guarantee) the Revolving Credit Facility or the PIK Notes, and (d) distributions from joint venture entities above certain ordinary course amounts to be agreed. For the avoidance of doubt, (x) clause (b)(ii) of the definition of “Net Proceeds” in the Revolving Credit Agreement shall be preserved in respect of the Existing Secured Facilities and (y) the DIP Loan Documents shall not include an excess cash flow sweep.
Covenants	The affirmative and negative covenants in the DIP Loan Documents shall be consistent with the Revolving Credit Agreement (but subject to customary modifications required to reflect the Chapter 11 Cases); provided, that the affirmative covenants for the DIP Facility will include compliance with the Minimum Liquidity Covenant (defined below), compliance with milestones and additional provisions relating to bankruptcy matters and prohibiting restricted payments, optional prepayments of debt, the incurrence of additional indebtedness, the granting of additional liens, the making of investments and the consummation of asset dispositions, in each case unless otherwise specifically provided for in the DIP Loan Documents.

[3]	“Extraordinary Receipts” means an amount equal to (a) any cash payments or proceeds (including permitted investments) received (directly or indirectly) by or on behalf of TopCo or any of its subsidiaries not in the ordinary course of business (and other than consisting of net proceeds from a disposition or any recovery event or in connection with any issuance or sale of debt securities or instruments or the incurrence of indebtedness) in respect of (i) foreign, U.S. federal, state or local tax refunds (excluding for the avoidance of doubt, tariff refunds and value added tax refunds to the extent reflected in the budget), (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than receipts from settlements with customers), (iv) indemnity payments (other than to the extent such indemnity payments are (A) immediately payable to a person that is not an affiliate of TopCo or any of its subsidiaries or (B) received by TopCo or its subsidiaries as reimbursement for any payment previously made to such person) and (v) any purchase price adjustment received in connection with any purchase agreement to the extent not constituting net proceeds, minus (b) any selling and settlement costs and out-of-pocket expenses (including reasonable broker’s fees or commissions and legal fees) and any taxes paid or reasonably estimated to be payable by TopCo or any of its subsidiaries (after taking into account any tax credits or deductions actually realized by IntermediateCo or any of its subsidiaries with respect to the transactions described in clause (a) of this definition) in connection with the transactions described in clause (a) of this definition; provided that, for the avoidance of doubt, any cash payments or proceeds received (directly or indirectly) by or on behalf of TopCo or any of its subsidiaries that constitute collateral under the Existing Secured Facilities shall not constitute Extraordinary Receipts.

8

Approved DIP Budget and Minimum Liquidity Covenant	It shall be a condition precedent to the effectiveness of the DIP Facility that the Debtors shall have delivered a 13-week cash flow budget (the “DIP Budget”), broken down week by week, substantially in the form attached as Exhibit B, in form and substance acceptable to the DIP Lenders and the Required Consenting Bank Lenders (as defined in the Restructuring Support Agreement) (including with respect to any updated DIP Budget; it being agreed and understood that a form substantially consistent with the form attached as Exhibit B is acceptable to the DIP Lenders and the Required Consenting Bank Lenders). The Debtors’ use of the DIP Facility and the Existing Secured Facility Lenders’ cash collateral shall be subject to (i) a minimum liquidity[4] covenant of $15,000,000 (the “Minimum Liquidity Covenant”) and (ii) a disbursement variance of 20% (excluding professional fees) tested on a rolling four week period, beginning with the fourth week immediately following the Petition Date, with negative disbursement variances carried forward until a new DIP Budget is approved (the “Disbursements Variance Covenant”). The Debtors shall update the DIP Budget every four weeks (with such DIP Budget update (along with a 13-week cash flow forecast (in Microsoft Excel) in the same format as the Debtors’ short term cash flow forecast) being delivered to the DIP Agent and counsel to the CoCom (for distribution to the Consenting Bank Lenders and any applicable export credit agencies) no later than the Friday of the week after the beginning of the applicable 13-week period) (or delivered more frequently and on such dates as consented to exclusively by the Required DIP Lenders and the Required Consenting Bank Lenders); provided, that the updated DIP Budget shall be deemed immediately effective once approved by the DIP Lenders; provided, however, Consenting Bank Lenders holding of at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims (as defined in the Restructuring Support Agreement) held by Consenting Bank Lenders shall have ten (10) Business Days from receipt of the updated DIP Budget to provide written notice (email to suffice) to counsel for the Debtors and the DIP Lenders that such Consenting Bank Lenders object to the proposed updated DIP Budget. The DIP Budget (including as updated every four weeks) and the variance reports will be delivered to the DIP Agent and counsel to the CoCom (for distribution to the Consenting Bank Lenders and any applicable export credit agencies). For the avoidance of doubt, during any period a proposed DIP Budget has not been approved, the previously approved DIP Budget shall be the DIP Budget.

[4]	For purposes of the Minimum Liquidity Covenant, “Liquidity” means unrestricted cash as defined in accordance with IFRS (other than cash in the Arendal Segregated Account, that certain reserve account for the Knarr Facility at account no. ***********************7747 (the “Knarr Reserve Account”), that certain retention account for the Knarr Facility at account no. ***********************7447 (the “Knarr Retention Account” and together with the Knarr Reserve Account, the “Knarr Segregated Accounts”), that certain retention account for the Petrojarl Facility at account no. ****8001 (“Petrojarl 1 Account”), those certain restricted tax account at account nos. *******9479, *******1053, *******7526, *******6308, *******1436, *******3683, that certain DSRA account for the Libra HoldCo Facility at account no. ****6003, and that certain guarantee account for the COSCO settlement at account no. ****4598), which for avoidance of doubt shall not include unrestricted cash at Altera Shuttle Tankers L.L.C. and its subsidiaries, or at any joint venture.

9

Reporting	Substantially the same as the Revolving Credit Agreement (but subject to customary modifications required to reflect the Chapter 11 Cases, including delivery of weekly updates on professional fees and variance reports with regard to the DIP Budget, which such weekly updates and variance reports in respect of a particular week shall be delivered no later than Friday of the immediately following week).
Cash Management	The Company will maintain their cash management arrangements consistent with past practice and in compliance with the Debtors’ Emergency Motion For Entry of Interim and Final DIP Orders Authorizing The Debtors To (I) Continue To Operate Their Cash Management System and Maintain Existing Bank Accounts and (II) Continue To Perform Intercompany Transactions (such motion, the “Cash Management Motion” and, the applicable interim or final order approving such motion or otherwise authorizing the Company to continue to use their existing cash management system, the “Cash Management Orders”); provided that the Cash Management Motion and the Cash Management Order shall be in form and substance reasonably acceptable to the DIP Lenders and the Required Consenting Bank Lenders (as defined in the Restructuring Support Agreement). No pledged bank account will be closed during the Chapter 11 Cases without the prior consent of the applicable secured parties and nothing in the Interim DIP Order or Final DIP Order will alter or impair any security interest or perfection thereof that existed as of the Petition Date or that arises after the Petition Date.
Representations and Warranties	Substantially the same as the Revolving Credit Agreement, and subject to modification as provided herein (but subject to customary modifications required to reflect the Chapter 11 Cases), provided that the DIP Loan Documents will include additional representations and warranties with respect to the DIP Orders, the superpriority administrative expense claims of the DIP Agent and the DIP Lenders and related bankruptcy matters.
Events of Default / Cash Collateral Termination

Substantially the same as the Revolving Credit Agreement (but subject to customary modifications required to reflect the Chapter 11 Cases); provided, that, in addition, the events of default for the DIP Facility will include, among other things, the following: (a) conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (b) the dismissal of any of the Chapter 11 Cases (or any subsequent Chapter 7 case); (c) the entry of an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a chapter 11 plan; (d) the failure of any Debtor to comply with the DIP Orders; (e) any DIP Order is revoked, remanded, vacated, reversed, stayed, rescinded, or modified (other than modifications consented to by the Required DIP Lenders); (f) appointment of a trustee, examiner or disinterested person with expanded powers relating to the operations or the business of any of the Debtors in the Chapter 11 Cases (having powers beyond those set forth in the Bankruptcy Code sections 1106(a)(3) and (4)); (g) any administrative expense claim (other than the Carve Out) is allowed having priority over or ranking in parity with the rights of the DIP Agent; (h) any sale of any material assets of a Debtor other than a sale on terms and conditions acceptable to the Required DIP Lenders; (i) payment of or granting adequate protection with respect to any of the existing secured debt of the Debtors, other than to the extent permitted under the DIP Orders; (j) liens or superpriority claims with respect to the DIP Facility shall at any time cease to be valid, perfected and enforceable in all respects with the priority described herein; (k) the failure to meet any Milestone (as defined above); (l) the Debtors propose, file or support, or the Bankruptcy Court enters of an order in the Bankruptcy Cases confirming, a plan of reorganization that is not an Acceptable Plan; or (m) any of the Debtors seek postpetition loans or other financial accommodations other than from the DIP Agent or the DIP Lenders pursuant to 364(c) or (d) of the Bankruptcy Code and other loans permitted by the DIP Loan Documents and such loans or financial accommodations do not pay the DIP Loans in full in cash.

10

Cash collateral use will be terminated in any of the following circumstances (unless otherwise waived or consented to by the Required Existing Lenders) (each, a “Cash Collateral Termination Event”): (a) conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (b) the dismissal of any of the Chapter 11 Cases (or any subsequent Chapter 7 case); (c) the entry of an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a chapter 11 plan; (d) subject to a seven (7) day grace period, failure of any Debtor to: (i) timely fulfill their Adequate Protection obligations when due, or (ii) comply with any other provision of the Interim DIP Order or Final DIP Order in any material respect; (e) any DIP Order is revoked, remanded, vacated, reversed, stayed, rescinded, or modified in any material respect (other than modifications consented to by the Required Existing Lenders); (f) appointment of a trustee, examiner or disinterested person with expanded powers relating to the operations or the business of any of the Debtors in the Chapter 11 Cases (having powers beyond those set forth in the Bankruptcy Code sections 1106(a)(3) and (4)); (g) the Bankruptcy Court shall grant any application, motion, or borrowing request seeking to: (i) other than the DIP Facility, incur indebtedness from any party secured by a lien on, or otherwise having a claim against or recourse to, as the case may be, the Debtors, the Existing Secured Facility Collateral, or the Existing Facilities Adequate Protection Collateral, unless such liens or claims are junior and subordinated (contractually or structurally) in all respects to the Existing Secured Facility Liens and the Existing Secured Facility Adequate Protection Liens; or (ii) use Cash Collateral on a nonconsensual basis; (h) any administrative expense claim (other than the DIP Liens and the Carve Out) or adequate protection (other than to the extent permitted under the DIP Orders) is granted having priority over or ranking in parity with the rights of the Existing Secured Facility Lenders; (i) any sale (including by any sale leaseback transaction) of a material asset of a Debtor subject to a lien in favor of the Existing Secured Facility Lenders that is senior to a lien held by the DIP Lenders, without the consent of holders of at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims under such Prepetition Credit Agreement (as defined in the Restructuring Support Agreement) that is secured by such asset and the Consenting Bank Lenders holding 66.67% of the aggregate outstanding under the other Consenting Bank Lenders Credit Agreements (as defined in the Restructuring Support Agreement); (j) the Existing Secured Facility Adequate Protection Liens or Existing Secured Facilities 507(b) Claims granted to the Existing Secured Facility Lenders shall at any time cease to be valid, perfected and enforceable in all respects with the priority described herein, or any Debtor shall assert the invalidity, non-perfection or unenforceability of any of the Existing Secured Facility Adequate Protection Liens; (k) the failure to meet any Milestone (as defined above) unless extended in accordance with the DIP Orders; (l) an acceleration of the DIP Facility; (m) subject to a five (5) Business Day grace period (during which time any applicable Event of Default declared by a DIP Lender may be cured, waived by the Required DIP Lenders), delivery by the DIP Agent of a Default Notice (as defined below); (n) any Debtor shall make any material payment (including “adequate protection” payments) on or in respect of any prepetition indebtedness other than in accordance with the DIP Budget or otherwise pursuant to the Interim DIP Order or any other interim or final order entered with respect to the Debtors’ “first day” motions; (o) the entry of an order of this Court avoiding, disgorging, or requiring repayment of any portion of the Adequate Protection made by the Debtors hereunder; (p) upon entry of the Final Order, the entry of an order of this Court approving any claims for recovery of amounts under section 506(c) of the Bankruptcy Code or otherwise arising from the preservation or disposition of any Existing Secured Facility Collateral, except as otherwise permitted by the Final Order; (q) any Debtor shall seek, or shall support (in any such case by way of, inter alia, any motion or other pleading filed with this Court or any other writing to another party-in-interest executed by or on behalf of any Debtor) any other person’s motion, to disallow or subordinate in whole or in part any Existing Secured Facility Lender’s claim in respect of Existing Secured Facility Collateral or to challenge the validity, enforceability, perfection or priority of the liens in favor of any Existing Secured Facility Lender (including, without limitation, any Existing Secured Facility Liens); (r) the entry of an order by this Court or any other court having jurisdiction to do so granting relief from or modifying the automatic stay applicable under section 362 of the Bankruptcy Code to allow a holder or holders of any lien or security interest to foreclose or otherwise realize upon their liens or security interests in respect of a Vessel; (s) breach of the Minimum Liquidity Covenant; or (t) breach of the Disbursements Variance Covenant; provided that any breach of the Disbursements Variance Covenant shall be deemed waived as to the Existing Secured Facility Lenders unless, within ten (10) Business Days of any such breach, holders of at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by the Consenting Bank Lenders provide written notice (email to suffice) of such breach to the Borrower (and there shall be no Cash Collateral Termination Event pending the receipt of such notice).

11

The Interim DIP Order and the Final DIP Order will contain remedies language substantially consistent with the following: Without requiring further order from the Court and without the need for filing any motion (except as expressly required by this paragraph) for relief from the automatic stay or any other pleading, immediately upon the date of delivery of a written notice (with a copy filed with the Court) (a “Default Notice,” and the date of delivery of such Default Notice, the “DIP Termination Date”) by (1) the DIP Agent to the Debtors, counsel to the CoCom (for distribution to the Existing Secured Facility Lenders and any applicable export credit agencies), any Committee and the U.S. Trustee of the occurrence of the Expiration Date[5] or an Event of Default, or (2) the agents and indenture trustees under the Existing Secured Facilities (the “Existing Secured Facility Agents”) or the Required Existing Lenders to the Debtors, any Committee, the DIP Agent and the U.S. Trustee of the occurrence of a Cash Collateral Termination Event, as applicable, unless such Cash Collateral Termination Event is waived by the Required Existing Lenders or the Existing Secured Facility Agents (as applicable), the automatic stay shall terminate solely to the extent necessary for one or more (without limitation) of the following to occur to the extent elected by the Required DIP Lenders, the Existing Secured Facility Agents or the Required Existing Lenders, as applicable, each in their sole discretion: (a) the Debtors’ authority to use cash collateral shall immediately terminate (subject only to the Carve Out and except as set forth in this paragraph); (b) the DIP Obligations shall (subject only to the Carve Out) be immediately accelerated and due and payable for all purposes, rights, and remedies, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Debtors; (c) the termination, reduction, or restriction of any further DIP Commitments to the extent any DIP Commitments remain outstanding; (d) the DIP Facilities shall be terminated with respect to any future liability or obligation of the DIP Agent and the DIP Lenders, but, for the avoidance of doubt, without affecting any of the DIP Liens, the DIP Superpriority Claims or the DIP Obligations; (e) any and all obligations of the DIP Lenders in connection with the DIP Facility or the Required Existing Lenders or the Existing Secured Facility Lenders with respect to cash collateral, as applicable, under this Interim DIP Order and the DIP Documents shall immediately terminate; (f) the application of the Carve Out through the delivery of the Carve-Out Trigger Notice; and (g) the exercise of any other right or remedy with respect to the DIP Collateral or the DIP Liens permitted under the DIP Documents or the Prepetition Collateral or the Prepetition Liens permitted under the Prepetition Documents; provided, however, that (i) in the case of the termination of the use of cash collateral pursuant to clause (a) above, unless, in the case of an Event of Default declared by the Required DIP Lenders, such Event of Default is cured by the Debtors, as determined by the Required DIP Lenders, prior to the expiration of five (5) Business Days following the Termination Date (the “Default Notice Period”), and (ii) in the case of the enforcement of liens or other remedies with respect to the DIP Collateral or Prepetition Collateral pursuant to clause (g) above, the DIP Agent, the Prepetition Secured Parties or the Required Existing Lenders, as applicable, shall first file a motion (the “Stay Relief Motion”) with the Court seeking emergency relief to exercise such remedies on at least five (5) Business Days’ written notice (the “Remedies Notice Period”) seeking an emergency hearing before the Court (a “Stay Relief Hearing”).

[5]	“Expiration Date” shall mean (a) the entry of an order pursuant to section 363 of the Bankruptcy Code approving the sale of substantially all of the Debtors’ assets; (b) the effective date of any chapter 11 plan; or (c) forty-six (46) days after the Petition Date unless the Final DIP Order has been approved and entered by such date.

12

At a Stay Relief Hearing the Court may consider whether an Event of Default or Cash Collateral Termination Event has occurred and any other appropriate relief and may fashion an appropriate remedy, including permitting the DIP Agent, the DIP Lenders, the Prepetition Secured Parties or the lenders under the Existing Secured Facilities, as applicable, to exercise any or all of their other rights and remedies set forth in the Interim DIP Order, the DIP Documents or the Prepetition Documents pursuant to and subject to the terms and provisions of the Interim DIP Order and the DIP Documents or the Prepetition Documents, as applicable; provided, further, that, the Debtors and any official Committee may seek an emergency hearing before the Court, and must provide prompt notice of such hearing to the DIP Agent and its counsel, or the Required Existing Lenders, as applicable, to contest whether an Event of Default has occurred and to seek non-consensual use of cash collateral; provided, further, that the Debtors shall be entitled to continue to use cash collateral in accordance with the terms of the Interim DIP Order and the DIP Documents during any Default Notice Period or Remedies Notice Period only to make payroll and fund critical business-related expenses necessary to operate the Debtors’ business to preserve the Existing Secured Facility Collateral and the Prepetition Collateral, in each case in accordance with the terms of the DIP Budget and this Interim Order, but shall not be permitted to use cash collateral following any Default Notice Period absent further order of the Court. Notwithstanding the foregoing, and irrespective of the Default Notice Period or Remedies Notice Period, the DIP Lenders shall not be obligated to provide any DIP Loans or advances at any time an Event of Default has occurred and is continuing or after the Expiration Date. Notwithstanding the occurrence of the Expiration Date, an Event of Default and/or termination of the commitments under the DIP Credit Agreement, all of the rights, remedies, benefits, and protections provided to the DIP Agent, DIP Lenders, the Prepetition Secured Parties and the Required Existing Lenders, as applicable, under the DIP Documents and the Interim DIP Order shall survive. For the avoidance of doubt, the “Required Existing Lenders” shall be defined to have the meaning given in clause (ii) of the definition of “Required Consenting Bank Lenders” as defined in the Restructuring Support Agreement (including the provisos therein).
Voting / Thresholds	Subject to customary exceptions for certain provisions that require the consent of each affected DIP Lender or all DIP Lenders, amendments and waivers of the DIP Facility, approval of the DIP Budget, waivers of Events of Default and modifications of any Milestones will require the approval of DIP Lenders holding more than 50% of the outstanding principal amount of the DIP Loans (collectively, the “Required DIP Lenders”). Consents, amendments, waivers and extensions can be effectuated pursuant to email.

13

Expenses	Subject to the DIP Loan Documents and the terms contained herein, all reasonable and documented out-of-pocket accrued and unpaid fees, costs, disbursements and expenses of the DIP Agent and the DIP Lenders (including, without limitation, the reasonable and documented fees, costs and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel, Ducera Partners, LLC, as financial advisor, Porter & Hedges LLP, as Texas counsel, and any other professionals retained by the DIP Lenders) incurred in connection with the Chapter 11 Cases shall be paid by the Debtors on a current basis.
Adequate Protection

Pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code, the administrative agents under the Existing Secured Facilities, the Revolving Credit Agreement Agent and the PIK Notes Trustee, in each case for the benefit of themselves and the respective lenders and holders thereunder, shall be granted, respectively, the following adequate protection (collectively, the “Adequate Protection”):

(a)    Adequate Protection Lien for the Existing Secured Facilities. With respect to each Existing Secured Facility, as security for and solely to the extent of, and in an aggregate amount equal to, any diminution in the value of the pre-petition collateral securing the respective Existing Secured Facility, including on a dollar-for-dollar basis in respect of any cash collateral, from and after the Petition Date (to the extent such diminution in value occurs on account of the Debtors’ sale, lease or use of the Prepetition Collateral or the collateral securing the respective Existing Secured Facility, as applicable, including cash collateral (if any) during the Chapter 11 Cases, the priming of the liens securing the respective Existing Secured Facility (the “Existing Secured Facility Liens,” and the collateral securing such liens the “Existing Secured Facility Collateral”),[6] as applicable, the imposition and enforcement of the automatic stay pursuant to section 362 of the Bankruptcy Code and the imposition of the Carve Out) (each such diminution, a “Diminution in Value”), each administrative agent under the respective Existing Secured Facility shall be granted, effective and perfected as of the date of the entry of the Interim DIP Order and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements, or delivery of any notice, a security interest in and lien on the respective collateral for such Existing Secured Facility, any Encumbered Collateral held by the applicable obligors under such Existing Secured Facilities (other than TopCo), and any Unencumbered Collateral held by the applicable obligors under such Existing Secured Facility (other than TopCo), with the priority set forth below and in Exhibit A for the sole benefit of such Existing Secured Facility (and not, for the avoidance of doubt, for any other Existing Secured Facility), which shall (i) be subject and subordinate to (A) the Carve Out, (B) the applicable Existing Secured Facility Liens, (C) any valid, perfected, and non-avoidable liens in existence as of the Petition Date, (D) any valid and non-avoidable liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code, which, in each case of (C) and (D), are senior in priority to the applicable Existing Secured Facility Liens and are permitted by the terms of the applicable Existing Secured Facilities, (E) solely with respect to the Encumbered Collateral held by such obligors under such Existing Secured Facilities (other than TopCo), the DIP Liens and the holders of liens on the Encumbered Collateral, and (F) solely with respect to the Unencumbered Collateral held by such obligors under such Existing Secured Facility (other than Topco), the DIP Liens, and (ii) be senior to (A) the DIP Liens (solely with respect to the collateral for the Existing Secured Facilities) and (B) all other liens on and security interests of any third parties that were junior to the applicable Existing Liens as of the Petition Date (collectively, the “Existing Secured Facility Adequate Protection Liens”).[7] Notwithstanding anything to the contrary herein, each Existing Secured Facility Lender is hereby granted and shall have replacement liens in all postpetition revenues deposited and held in the earnings accounts owned by each borrower and obligor (other than Topco) under the applicable Existing Secured Facility under which such Existing Secured Facility Lender is a party to the extent such assets constitute Existing Secured Facility Collateral.

[6]	The Existing Secured Facility Collateral shall include all collateral for the Existing Secured Facilities, whether now owed or after-acquired, and whether real or personal, tangible, or intangible, including all pre-petition collateral, vessels, post-petition revenues, insurance, bank accounts, and other security or deposit accounts (including, for the avoidance of doubt, any accounts opened prior to, on, or after the Petition Date), all equity interests, all intercompany claims, accounts, and receivables (and all rights associated therewith), and any and all proceeds, products, rents, and profits of all of the foregoing, in each case to the extent such property or assets constitutes Existing Secured Facility Collateral as of the Petition Date or, if acquired after the Petition Date, would have constituted or been required to have constituted Existing Secured Facility Collateral, had the Chapter 11 Cases not been commenced. For avoidance of doubt, (i) the Equinor Contract (and any related security or guarantees related thereto) constitutes Existing Secured Facility Collateral and (ii) any other new or replacement charters and/or charter guarantees entered into after the Petition Date will constitute Existing Secured Facility Collateral under the applicable Existing Secured Facilities to the extent such charters or charter guarantees would have constituted or been required to have constituted Existing Secured Facility Collateral had the Chapter 11 Cases not been commenced.

14

(b)    Adequate Protection Lien for the Prepetition Secured Parties. As security for and solely to the extent of any Diminution in Value of the pre-petition security interests securing the Revolving Credit Facility and the PIK Notes, the Revolving Credit Agreement Agent (to the extent the obligations under the Revolving Credit Facility remain outstanding after the Petition Date, including as a result of any unwinding of the Prepetition RCF Roll-Up) and the PIK Notes Trustee shall be granted for their benefit and the benefit of the applicable secured parties thereunder, effective and perfected as of the date of the entry of the Interim DIP Order and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements, Adequate Protection Liens on any assets constituting Prepetition Collateral, Encumbered Collateral and Unencumbered Collateral held or owned by the obligors on the Prepetition Obligations with the priority set forth below and in Exhibit A (collectively, the “Prepetition Obligations Adequate Protection Liens” and, together with the Existing Secured Facility Adequate Protection Liens, the “Adequate Protection Liens”), which shall be (i) subject and subordinate to (A) the Carve Out, (B) the DIP Liens, (C) any valid, perfected, and non-avoidable liens in existence as of the Petition Date and (D) any valid and non-avoidable liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code, which, in each case of (C) and (D), are senior in priority to the liens securing the Revolving Credit Facility and PIK Notes, as applicable, and are permitted by the terms of the Revolving Credit Facility and PIK Notes, as applicable, and (ii) be senior to all other liens on and security interests of any third parties that were junior to the applicable liens securing the Revolving Credit Facility and PIK Notes, as applicable, as of the Petition Date.

[7]	“Existing Facilities Adequate Protection Collateral” shall mean any collateral secured by an Existing Secured Facility Adequate Protection Lien.

15

(c)    Super-Priority Claim for the Existing Secured Facilities. With respect to each Existing Secured Facility, to the extent of any Diminution in Value of the Existing Secured Facility Liens during the Chapter 11 Cases, the administrative agents under the respective Existing Secured Facility, on behalf of themselves and the applicable secured parties thereunder, shall be granted, subject to the payment of the Carve Out, a superpriority administrative expense claim as provided for in section 507(b) of the Bankruptcy Code against the obligors under such respective Existing Secured Facility (other than Topco) for the sole benefit of such Existing Secured Facility (and not, for the avoidance of doubt, for any other Existing Secured Facility) (the “Existing Secured Facilities 507(b) Claims”), which shall be senior to the DIP Superpriority Claims as to the obligors under such respective Existing Secured Facility (other than Topco); provided that, for the avoidance of doubt, the DIP Superpriority Claims shall be senior in priority with respect to the proceeds of any Unencumbered Collateral held by such obligors.

(d)    Super-Priority Claim for the Prepetition Secured Parties. To the extent of any Diminution in Value of the pre-petition security interests securing the Revolving Credit Facility and PIK Notes during the Chapter 11 Cases, the Revolving Credit Agreement Agent (to the extent the obligations under the Revolving Credit Facility remain outstanding after the Petition Date, including as a result of any unwinding of the Prepetition RCF Roll-Up) and the PIK Notes Trustee shall be granted, subject to the payment of the Carve Out, a superpriority administrative expense claim as provided for in section 507(b) of the Bankruptcy Code against the obligors under the Revolving Credit Facility and the PIK Notes (including, for the avoidance of doubt, Topco) (the “Prepetition Obligations 507(b) Claims” and, together with the Existing Secured Facilities 507(b) Claims, the “Prepetition 507(b) Claims”), which shall be junior to the DIP Superpriority Claims.

16

(e)    Fees and Expenses. The agents and indenture trustees under the Existing Secured Facilities, the Revolving Credit Facility and PIK Notes shall receive (for the benefit of the secured parties thereunder) from the Debtors current cash payments of all reasonable and documented professional fees and expenses (including any such fees and expenses accrued as of the Petition Date) payable to any professionals appointed under paragraph 2.3.1 of that certain Letter to Company Governing Appointment of Co-ordinating Committee dated as of May 6, 2022 (the “Co-Com Letter”) in accordance with article 6 thereof, the PJT Engagement Letters (as defined in the Restructuring Support Agreement), and the reasonable fees and disbursements of (i) one primary counsel and one local counsel in each applicable jurisdiction, if applicable, and one investment banker, and one primary counsel for each of the indenture trustee under the PIK Notes and the administrative agent under the Revolving Credit Facility, (ii) counsel for the agents under the Existing Secured Facilities, (iii) Clifford Chance LLP, as counsel to the Consenting Bank Lenders under the Gina Krog Facility, and (iv) Bae, Kim & Lee LLC and Yulchon, LLC, as counsel to Export-Import Bank of Korea and Korea Trade Insurance Corporation, respectively, promptly upon receipt of invoices therefor, in each case, (x) promptly upon entry into the DIP Facility in the full amounts set forth in any outstanding invoices received by the Debtors at least five (5) Business Days prior to the entry of the Interim DIP Order and (y) thereafter, within ten (10) Business Days after the presentment of any such invoices (which may be in summary form only) to the Debtors and the U.S. Trustee. The agents, trustees, ECAs, and/or lenders entitled to reimbursement under this clause (e) shall not be required to comply with the U.S. Trustee fee guidelines and shall not be subject to application or allowance by the Court, but shall provide copies of their invoices as set forth above to the U.S. Trustee and the Debtors; provided, that the Debtors shall make reasonable efforts to pay the fees and expenses in romanettes (ii), (iii), and (iv) above from corporate cash on hand.

17

(f)     Interest and ECA Payments. The agent under the Existing Secured Facilities and the Revolving Credit Agreement Agent (to the extent the obligations under the Revolving Credit Facility remain outstanding after the Petition Date, including as a result of any unwinding of the Prepetition RCF Roll-Up) shall receive from the Debtors on each applicable non-default interest payment date, all accrued but unpaid interest on the Existing Secured Facilities (including for any straddle period prior to the Petition Date) and the Revolving Credit Facility and letter of credit and other fees, in each case, at the non-default contract rate applicable on the Petition Date under the Existing Secured Facilities or the Revolving Credit Facility, as applicable; provided, that interest under the Knarr Facility shall be (x) paid in cash from funds in the Knarr Retention Account to existing lenders under the Knarr Facility that will be lenders in Facility C and, if shown as receiving cash interest in the Knarr Facilities Schedules, Facility I of the Amended and Restated Bank Facility (as defined in the Restructuring Support Agreement), and (y) in PIK for all other lenders under the Knarr Facility. Any interest payments pursuant to this clause (f) shall be subject to recharacterization as principal payment in the event that the applicable Existing Secured Facilities are determined by a final order of the Bankruptcy Court to be unsecured. To the extent of any Diminution in Value of the pre-petition security interests securing the PIK Notes during the Chapter 11 Cases, interest under the PIK Notes shall continue to accrue and be added to the principal amount of the PIK Notes on such dates and in such manner (at the non-default rate) as provided for in the PIK Notes Indenture. In addition, the Debtors shall continue to pay all interest, premiums and/or other fees (whether incurred prior to or after the Petition Date) due and payable to any ECA under, and in accordance with, such ECA’s respective ECA Guarantee.

(g)    Reporting. The CoCom and the agents and indenture trustees under the Existing Secured Facilities, the Revolving Credit Facility and PIK Notes shall receive (for the benefit of the secured parties thereunder) copies of any reporting provided to counsel to the CoCom (for distribution to the Existing Secured Facility Lenders and any applicable export credit agencies) and the DIP Lenders or DIP Agent, which such reporting shall be provided to the applicable advisors so designated by such agent or indenture trustee.

(h)    Payments to Arendal Segregated Account. Upon receipt of charter payments in connection with the Arendal 100 Day Charter[8], the Debtors shall deposit and maintain one million dollars ($1,000,000) per month on each of September 30, October 30, and November 30, 2022 (totaling three million dollars ($3,000,000) into the applicable restricted account (the “Arendal Segregated Account”). Amounts in the Arendal Segregated Account shall not be used during the pendency of the Chapter 11 Cases; provided that excess funds above three million dollars ($3,000,000) in the Arendal Segregated Account may be used in accordance with this DIP Term Sheet.

[8]	“Arendal 100 Day Charter” shall mean that certain forthcoming charter agreement consistent with the letter of intent signed on February 2, 2022 with Energean PLC for the Arendal Spirit.

18

(i)    Maintenance of Knarr and Petrojarl Accounts. The Debtors understand, acknowledge and agree that the use of cash collateral notwithstanding, they will maintain the earnings, retention, and reserve accounts, as applicable, under the Knarr Facility and Petrojarl Facility in accordance with the terms and conditions of the applicable credit agreements, and the amounts set forth in Schedule 2 attached hereto (the “Floor Amounts”), provided the Debtors will have no obligation to fund further amounts into such accounts following the Petition Date. Amounts held in such accounts shall not be used during the pendency of the Chapter 11 Cases; provided that (i) excess funds above the Floor Amounts may be used in accordance with this DIP Term Sheet, and (ii) cash from funds in the Knarr Segregated Accounts may be used in accordance with clause (f) above.

All intercompany/affiliate liens of the Debtors, if any (other than any DIP Liens), will be contractually subordinated to the DIP Facility, the Existing Secured Facilities, the Prepetition Liens and to the Adequate Protection liens described above on terms satisfactory to the DIP Lenders and the Existing Secured Facility Lenders.

In addition, the Interim DIP Order and the Final DIP Order shall provide for customary prepetition secured lender protections for the lenders under the Existing Secured Facilities and the Revolving Credit Facility and holders of the PIK Notes including, but not limited to, stipulations to amount of claims and validity of liens under the Existing Secured Facilities, the Revolving Credit Facility and the PIK Notes (including any interest on such claims that accrued prepetition or continues to accrue post-petition), waivers of Section 506(c) and the equities of the case exception under 552(b) of the Bankruptcy Code (subject to entry of the Final DIP Order), waiver of the equitable doctrine of marshaling with respect to the Final DIP Order and limitations on the use of collateral.

For the avoidance of doubt, the scope of the Adequate Protection Liens at any individual Debtor that has assets subject to such Adequate Protection Liens shall be the same as the DIP Liens as it relates to proceeds of Avoidance Actions and any exceptions agreed as part of the Agreed Security Principles. The Adequate Protection Liens shall not be (i) subject or subordinate to (A) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or (B) any lien or security interest arising after the Petition Date, subject only to the DIP Liens and the Carve-Out. The Adequate Protection Liens shall be in addition to all valid and enforceable liens and security interests now existing in favor of the Existing Secured Facility Agents for the benefit of the Existing Secured Facility Lenders and the Revolving Credit Agreement Agent and the PIK Notes Trustee in favor of the applicable Prepetition Secured Parties and not in substitution therefor.

Indemnification	Substantially the same as the RCF.
Waivers

Upon entry of the Interim DIP Order, the DIP Facility shall include a waiver of any right that any Debtor may have to seek authority to:

(a)   challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of the DIP Agent’s or the DIP Lenders’ liens and claims under the DIP Facility, the Revolving Credit Agreement Lenders’ liens and claims under the Revolving Credit Facility, the PIK Noteholders’ liens and claims under the PIK Notes Indentures or the lenders’ liens and claims under the Existing Secured Facilities; or

19

(b) challenge the application of any payments or collections received in respect of the DIP Facility, the Revolving Credit Facility, the PIK Notes, or the Existing Secured Facilities.
Transferability	Substantially the same as the Revolving Credit Agreement. Specifically, and subject to the terms and conditions of the Restructuring Support Agreement, no DIP Lender may assign all or a portion of its rights and obligations under the DIP Facility (including all or a portion of its commitment and the DIP Loans at the time owing to it) without the prior written consent of the Borrower and the other DIP Lenders; provided, that the Borrower’s consent to such assignment shall not be required after the occurrence and during the continuance of an Event of Default; provided, further, that (i) the Borrower shall be deemed to consent to any assignment of rights and obligations under the DIP Facility if there is no objection to such assignment within ten (10) Business Days after receipt of notice thereof; and (ii) any DIP Lender may syndicate or assign all or a portion of its rights and obligations under the DIP Facility (including all or a portion of its commitment and the DIP Loans at time owing to it) to an affiliate without the prior consent of the Borrower or the other DIP Lenders.
Other Bankruptcy Matters

The DIP Order shall be in form and substance reasonably satisfactory to the DIP Lenders and the Existing Secured Facility Lenders and shall include the following provisions:

(a)   modifying the automatic stay to permit the creation and perfection of the DIP Lenders’ liens on the DIP Collateral and the Adequate Protection Liens, in each case, subject to the Carve Out;

(b)   authorizing and approving the DIP Facility and the transactions contemplated thereby, including the granting of the superpriority status, security interests and liens and the payment of all premiums, payments and fees referred to herein;

(c)   without limiting the scope of the releases described herein, subject to a customary challenge period of 60 days from the date of formation of the Committee (the “Challenge Period”), acknowledging the validity and enforceability of the Revolving Credit Facility, the PIK Notes, the PIK Notes Indenture and the Existing Secured Facilities, the debt outstanding thereunder and the liens granted in connection therewith;

(d)   providing that the DIP Lenders and their respective counsel, advisors, and consultants shall be entitled to the benefit of a “good faith” finding pursuant to section 364(e) of the Bankruptcy Code;

20

(e)   subject to and upon entry of (i) the Interim DIP Order, providing that the DIP Lenders shall have the right to credit bid (pursuant to section 363(k) of the Bankruptcy Code and/or applicable law) the full amount of the DIP Loans approved pursuant to the Interim DIP Order, and, (ii) subject to and upon entry of the Final DIP Order, the Revolving Credit Facility Lenders, the PIK Noteholders, and the Existing Secured Facility Lenders, shall have the right to credit bid (pursuant to section 363(k) of the Bankruptcy Code and/or applicable law) the full amount of the Revolving Credit Agreement Loans, the PIK Notes, and the Existing Secured Facilities, as applicable, in each case, in whole or in part, in connection with any sale or disposition of assets in the Chapter 11 Cases and shall not be prohibited or limited from making such credit bid “for cause” under section 363(k) of the Bankruptcy Code;

(f)    subject to and upon entry of the Final DIP Order, prohibiting the assertion of claims arising under section 506(c) of the Bankruptcy Code against any of the Prepetition Secured Parties and the Existing Secured Facility Lenders;

(g)   subject to and upon entry of the Final DIP Order, providing that the Prepetition Secured Parties are entitled to all of the benefits of section 552(b) of the Bankruptcy Code and that the “equities of the case” exception thereunder shall not apply to any of the Prepetition Secured Parties and the Existing Secured Facility Lenders with respect to proceeds, product, offspring, or profits of any of the Prepetition Collateral and Existing Secured Facility Collateral; and

(h)   subject to and upon entry of the Final DIP Order, providing that in no event shall any of the Prepetition Secured Parties or Existing Secured Facility Lenders be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Prepetition Collateral.

Releases	As set forth on Annex B.
Governing Law	New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the State of New York (and, to the extent applicable, the Bankruptcy Code).
Counsel to the DIP Lenders	Paul, Weiss, Rifkind, Wharton & Garrison LLP

Definitions
PIK Notes	The 11.50% Senior Notes due 2026 (the “PIK Notes,” and the holders thereof, the “PIK Noteholders”) issued pursuant to that certain indenture, dated as of August 27, 2021 (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “PIK Notes Indenture” and, together with the other definitive documentation for the PIK Notes, including the related security and ancillary documents, the “PIK Notes Documents”) by and among IntermediateCo, as issuer, Altera Infrastructure, L.P. as Parent, each of the guarantors named therein, and U.S. Bank National Association, as trustee (the “PIK Notes Trustee” and, together with the PIK Noteholders, the “PIK Notes Secured Parties”).

21

Revolving Credit Facility	The Credit Agreement, dated as of January 14, 2022 (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Revolving Credit Agreement,” and the loans made thereunder, the “Revolving Credit Agreement Loans”; and the Revolving Credit Agreement, together with the other definitive documentation for the Revolving Credit Facility, including the related security and ancillary documents, the “Revolving Credit Agreement Documents,” and the Revolving Credit agreement Documents, together with the PIK Notes Documents, the “Prepetition Documents”), by and among IntermediateCo, as borrower, Altera Infrastructure, L.P. as Parent, U.S. Bank National Association, as administrative agent (the “Revolving Credit Agreement Agent”), the guarantors named therein, and the lenders named therein (the “Revolving Credit Agreement Lenders” and, together with the Revolving Credit Agreement Agent, the “Revolving Credit Agreement Secured Parties,” and the Revolving Credit Agreement Secured Parties, together with the PIK Notes Secured Parties, the “Prepetition Secured Parties”).
Knarr Facility	The senior secured credit facility originally dated February 24, 2014 between, among others, Knarr L.L.C. as borrower and Crédit Agricole Corporate and Investment Bank as facility agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Knarr Facility”).
Gina Krog Facility	The senior secured credit facility originally dated November 24, 2015 between, among others, Gina Krog Offshore Pte Ltd. as borrower and ING Bank N.V., Singapore Branch as facility agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Gina Krog Facility”).
Suksan Salamander Facility	The senior secured credit facility originally dated August 28, 2019 between, among others, Clipper L.L.C. as borrower and DNB Bank ASA, New York Branch as agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Suksan Salamander Facility”).
Petrojarl Facility	The senior secured credit facility originally dated February 25, 2021 between, among others, Petrojarl I L.L.C. as borrower and DNB Bank ASA, New York Branch, as facility agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Petrojarl I Facility”).
Arendal Facility	The senior secured credit facility originally dated September 15, 2017 between, among others, Arendal Spirit L.L.C. as borrower and Citibank Europe plc, UK Branch as agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Arendal Facility”).

22

6x ALP Facility	The senior secured credit facility originally dated February 6, 2015 between, among others, ALP Forward B.V., ALP Ace B.V., ALP Centre B.V., ALP Guard B.V., ALP Winger B.V., and ALP Ippon B.V. as borrowers and Credit Suisse AG as agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “6x ALP Facility”).
4x ALP Facilities	The senior secured credit facility originally dated July 17, 2015 between, among others, ALP Keeper B.V. as borrower and Citibank Japan Ltd. as facility agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Keeper Facility”), the senior secured credit facility originally dated July 17, 2015 between, among others, ALP Striker B.V. as borrower and Citibank Japan Ltd. as facility agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Striker Facility”), the senior secured credit facility originally dated July 17, 2015 between, among others, ALP Sweeper B.V. as borrower and Citibank Japan Ltd. as facility agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Sweeper Facility”) and the senior secured credit facility originally dated July 17, 2015 between, among others, ALP Defender B.V. as borrower and Citibank Japan Ltd. as facility agent (as amended, amended and restated, modified, or otherwise supplemented from time to time, the “Defender Facility,” and, together with the Keeper Facility, the Striker Facility, and the Sweeper Facility, the “4x ALP Facilities”).
Existing Secured Facilities	The Knarr Facility, the Gina Krog Facility, the Suksan Salamander Facility, the Petrojarl Facility, the Arendal Facility, the 4x ALP Facility and the 6x ALP Facility, collectively (the “Existing Secured Facilities”).

23

Annex A

Carve Out

(a)            Carve Out.  As used in the [Final/Interim DIP Order], the “Carve Out” means, without duplication, the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $100,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Committee (if any)  pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first Business Day following delivery by the DIP Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $7,500,000 incurred after the first Business Day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent to the Debtors, their lead restructuring counsel, the U.S. Trustee, primary counsel to the CoCom (for distribution to the Existing Secured Facility Lenders and any applicable export credit agencies), and counsel to the Committee (if any), which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Obligations under the DIP Facility, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

(b)            Carve Out Reserves.  On the day on which a Carve Out Trigger Notice is given by the DIP Agent to the Debtors with a copy to counsel to the Committee (if any) (the “Termination Declaration Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to utilize all cash on hand (including cash in the Escrow Account) as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account at the DIP Agent in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor, after funding the Pre-Carve Out Trigger Notice Reserve, to fund a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap. The Debtors shall deposit and hold such amounts in a segregated account at the DIP Agent in trust to pay such Allowed Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims.  All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all DIP Commitments have been terminated, in which case any such excess shall be paid to the PIK Notes Trustee on behalf of the PIK Notes Secured Parties (or the Revolving Credit Agreement Agent to the extent the obligations under the Revolving Credit Facility remain outstanding after the Petition Date, including as a result of any unwinding of the Prepetition RCF Roll-Up) in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all DIP Commitments have been terminated, in which case any such excess shall be paid to the PIK Notes Trustee on behalf of the PIK Notes Secured Parties (or the Revolving Credit Agreement Agent to the extent the obligations under the Revolving Credit Facility remain outstanding after the Petition Date, including as a result of any unwinding of the Prepetition RCF Roll-Up) in accordance with their rights and priorities as of the Petition Date.  Notwithstanding anything to the contrary in the DIP Loan Documents, [the Final/Interim DIP Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph [●], then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph [●], prior to making any payments to the DIP Agent or the PIK Notes Trustee on behalf of the PIK Notes Secured Parties (or the Revolving Credit Agreement Agent to the extent the obligations under the Revolving Credit Facility remain outstanding after the Petition Date, including as a result of any unwinding of the Prepetition RCF Roll-Up), as applicable.  Notwithstanding anything to the contrary in the DIP Documents or this [Final/Interim] Order, following delivery of a Carve Out Trigger Notice, the DIP Agent and the [Prepetition Secured Agent] shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the DIP Agent for application in accordance with the DIP Documents.  Further, notwithstanding anything to the contrary in this [Final/Interim] Order, (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute DIP Loans (as defined in the DIP Credit Agreement) or increase or reduce the DIP Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, and (iii) in no way shall the DIP Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors.  For the avoidance of doubt and notwithstanding anything to the contrary in this [Final/Interim] Order, the DIP Facility, or in any Prepetition Secured Facilities, the Carve Out shall be senior to all liens and claims securing the DIP Facility, the Adequate Protection Liens, and the 507(b) Claim, and any and all other forms of adequate protection, liens, or claims securing the DIP Obligations or the Prepetition Secured Obligations.

(c)            Payment of Allowed Professional Fees Prior to the Termination Declaration Date.  Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out.

(d)            No Direct Obligation To Pay Allowed Professional Fees.  None of the DIP Agent, DIP Lenders, or the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any successor cases under any chapter of the Bankruptcy Code.  Nothing in the [Interim/Final DIP Order or this DIP Term Sheet] or otherwise shall be construed to obligate the DIP Agent, the DIP Lenders, or the Prepetition Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

(e)            Payment of Carve Out On or After the Termination Declaration Date.  Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis.

(f)            Allocation of Carve Out Reserves. In the event that a Carve Out Trigger Notice has been delivered, the appropriate allocation for funding of the Carve Out Reserves as among the DIP Lenders’ Cash Collateral, the Prepetition Secured Parties’ Cash Collateral and Cash Collateral of the lenders under the Existing Secured Facilities shall be negotiated in good faith among the DIP Lenders, the Prepetition Secured Parties and the lenders under the Existing Secured Facilities; provided that the Debtors, the DIP Lenders, the Prepetition Secured Parties, and the lenders under the Existing Secured Facilities reserve all rights, arguments, and defenses with respect to the allocation for funding of the Carve Out Reserves; provided, further, that the Debtors, the DIP Lenders, the Prepetition Secured Parties and the lenders under the Existing Secured Facilities may seek an expedited hearing before this Court to resolve such matters if necessary; provided, further, that nothing in this paragraph shall delay funding of the Carve Out Reserve in accordance with this paragraph [●].

Annex B

Releases

Subject to and upon entry of the Final DIP Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Debtors, (in their own right, on behalf of their estates and their current and former direct and indirect subsidiaries, and each such entity’s and its current and former direct and indirect subsidiaries’ current and former directors, officers, managers, predecessors, and successors and assigns, and each of such entity’s current and former officers, members, managers, directors, principals, members, employees, agents, independent contractors, representatives, managed accounts or funds, management companies, fund advisors, investment advisors, financial advisors, partners (including both general and limited partners), and representatives, in each case to the extent permitted by applicable law and solely in such parties capacity as such) (collectively, the “Releasing Parties”) hereby unconditionally and irrevocably releases, acquits, absolves, forever discharges and covenants not to sue the DIP Lenders, the Prepetition Secured Parties, or, effective only upon the later of the expiration of the Challenge Period and the final, non-appealable resolution of any challenges filed before the expiration of the Challenge Period, the Consenting Bank Lenders (as defined in the Restructuring Support Agreement) or lenders that otherwise support in writing the use of cash collateral in accordance with the DIP Term Sheet and each such entities’ current and former affiliates, and each such entity’s current and former directors, officers, managers and equityholders (regardless of whether such interests are held directly or indirectly), predecessors, successors and assigns, and direct and indirect subsidiaries, and each of such entity’s current and former officers, members, managers, directors, equityholders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, independent contractors, representatives, managed accounts or funds, management companies, fund advisors, investment advisors, financial advisors, and partners (including both general and limited partners) (the “Released Parties”) and their respective property and assets from any and all acts and omissions of the Released Parties, and from any and all claims, interests, causes of action, avoidance actions, counterclaims, defenses, setoffs, demands, controversies, suits, judgments, costs, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, objections, legal proceedings, equitable proceedings, executions of any nature, type, or description and liabilities whatsoever (including any derivative claims asserted or assertable on behalf of the Debtors, their estates, or such entities’ successors or assigns, whether individually or collectively), which the Releasing Parties now have, may claim to have or may come to have against the Released Parties through the date of the Final DIP Order, at law or in equity, by statute or common law, in contract or in tort, including, without limitation, (a) any so-called “lender liability” or equitable subordination claims or defenses, (b) any and all “claims” (as defined in the Bankruptcy Code) and causes of action arising under the Bankruptcy Code and (c) any and all offsets, defenses, claims, counterclaims, set off rights, objections, challenges, causes of action, and/or choses in action of any kind or nature whatsoever, whether liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, disputed or undisputed, whether arising at law or in equity, including any recharacterization, recoupment, subordination, disallowance, avoidance, challenge, or other claim or cause of action arising under or pursuant to section 105, chapter 5, or section 724(a) of the Bankruptcy Code or under other similar provisions of applicable state, federal, or foreign laws, including without limitation, any right to assert any disgorgement, recovery, and further waives and releases any defense, right of counterclaim, right of setoff, or deduction on the payment of the Prepetition Obligations, but excluding obligations of the DIP Lenders under the DIP Facility arising after the date of the Final DIP Order (collectively, the “Released Claims”). This paragraph is in addition to and shall not in any way limit any other release, covenant not to sue, or waiver by the Releasing Parties in favor of the Released Parties. Notwithstanding the releases and covenants in favor of the Released Parties contained above in this paragraph, such releases and covenants in favor of the Released Parties shall be deemed acknowledged and reaffirmed by the Debtors each time there is an advance of funds, extension of credit, or financial accommodation under this DIP Term Sheet, an Interim DIP Order or the DIP Documents. As of the date hereof, there exist no claims or causes of action against the DIP Lenders with respect to, in connection with, related to, or arising from this DIP Term Sheet, an Interim DIP Order or the DIP Documents that may be asserted by the Debtors or, to the Debtors’ knowledge, any other person or entity.

Annex C – Conditions Precedent to Initial Draw

The obligations of the DIP Lenders to fund the DIP Loans upon the entry of the Interim DIP Order hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived by the DIP Lenders in their sole discretion) after giving effect to the initial borrowing (the “Closing Date”):

(a)	DIP Loan Documents. The DIP Agent shall have received from (i) the Borrower a counterpart (either originally executed or a PDF) of the DIP Credit Agreement and the U.S.-law governed collateral agreement for the DIP Loans, (ii) Topco and each other Guarantor a counterpart (either originally executed or a PDF) of a U.S.-law governed guarantee agreement for the DIP Loans and (iii) for the DIP Loan Parties that are not Debtors, a counterpart of each other collateral document set forth on Schedule I to this Annex C, in each case, or such other written evidence reasonably satisfactory to the DIP Agent (which may include delivery of a signed signature page by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of such DIP Loan Document; provided that, to the extent that such collateral documents are governed by the laws of jurisdictions outside of the United States or require signature of or cooperation by a third party outside of the control of the DIP Loan Parties, the DIP Lenders or the DIP Agent, delivery of such shall not constitute a condition to effectiveness of the DIP Credit Agreement or the obligations of the DIP Lenders to make the DIP Loans under the DIP Credit Agreement, and the DIP Loan Parties, as applicable, shall, instead, cause such collateral documents to be delivered to the DIP Agent not later than thirty (30) days following the Closing Date (or such later date as the DIP Agent shall agree in its discretion), provided further that, upon entry of the Interim DIP Order (and, if entered, the Final Order), the DIP Agent shall have valid and automatically perfected security interests as set forth in this DIP Term Sheet and in the DIP Orders, and no filing or other action will be necessary to perfect or protect such security interests with respect to the Debtors’ obligations under the DIP Loan Documents and such DIP Order.

(b)	Secretary’s Certificate. The DIP Agent and the DIP Lenders shall have received a copy of (i) each organizational document of each DIP Loan Party certified, to the extent applicable, by the applicable governmental authority, (ii) signature and, to the extent such concept exists, incumbency certificates of the responsible officers, directors, authorized signatories or attorneys-in-fact of each DIP Loan Party executing the DIP Loan Documents to which it is a party, (iii) resolutions of the applicable board and/or similar governing bodies of each DIP Loan Party approving and authorizing the execution, delivery and performance of DIP Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary, director, authorized signatory, attorney-in-fact or a responsible officer or board member as being in full force and effect without modification or amendment, in a form reasonably acceptable to the DIP Lenders (other than as adapted to reflect the requirements of the local laws of each Guarantor).

(c)	Representations and Warranties. The representations and warranties contained in the DIP Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a material adverse effect, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date).

(d)	Closing Date Certificate. The DIP Agent and the DIP Lenders shall have received a certificate, dated the Closing Date and signed by a responsible officer of each Borrower, confirming compliance with the conditions set forth in clauses (c), (f), (h), (r), (s) and (t) of this Annex C, in a form reasonably acceptable to the DIP Lenders.

(e)	Governmental Authorizations. On or prior to the Closing Date, each DIP Loan Party shall have obtained all governmental authorizations and all consents of other persons in each case, that are necessary or advisable in connection with the transactions contemplated by the DIP Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the DIP Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the DIP Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(f)	Material Adverse Effect. Since December 31, 2021, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a material adverse effect (other than as a result of the commencement of the Chapter 11 Cases).

(g)	Service of Process. On the Closing Date, the DIP Agent and the DIP Lenders shall have received evidence that the Borrower has appointed an agent in New York City for the purpose of service of process in New York City and such agent shall agree in writing to give the DIP Agent notice of any resignation of such service agent or other termination of the agency relationship.

(h)	No Default or Event of Default. As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the DIP Loan Documents and after giving effect to the initial credit extension under the DIP Facility, that would constitute an Event of Default or a Default, including, for the avoidance of doubt, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the DIP Loan Parties’ or their respective subsidiaries’ debt instruments and other material agreements which (i) in the case of the DIP Loan Parties’ debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder (in the case of DIP Loan Parties that are Debtors, on a post-petition basis) (other than any such exercise of remedies that would be subject to the automatic stay) or (ii) in the case of the debt instruments and other material agreements of any subsidiary that is not a DIP Loan Party, would, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(i)	Collateral Documents. The DIP Loan Parties shall have used commercially reasonable efforts to take on or prior to the Closing Date the relevant perfection steps contemplated under the collateral documents delivered on the Closing Date (subject in all respects to the DIP Term Sheet) ; provided that, upon entry of the Interim DIP Order (and, if entered, the Final Order), the DIP Agent shall have valid and automatically perfected security interests as set forth in this DIP Term Sheet and in the DIP Orders, and no filing or other action will be necessary to perfect or protect such security interests with respect to the Debtors’ obligations under the DIP Loan Documents and such DIP Order.

(j)	Legal Opinions. The DIP Agent and the DIP Lenders shall have received written opinions of Kirkland & Ellis LLP as of the Closing Date addressed to the DIP Agent and the DIP Lenders and in form and substance reasonably satisfactory to the DIP Lenders.

(k)	Fees. The DIP Agent shall have received all fees payable thereto and the DIP Lenders shall have received all fees payable to any DIP Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the DIP Loan Documents on or prior to the Closing Date, including, to the extent invoiced at least one (1) Business Day prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Covington & Burling LLP, as counsel to the DIP Agent, Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the DIP Lenders, Porter & Hedges LLP, as Texas counsel to the DIP Lenders and Ducera Partners, LLC, as financial advisors to the DIP Lenders) required to be reimbursed or paid by the DIP Loan Parties hereunder or under any DIP Loan Document.

(l)	Fee Letter. The Borrower shall have entered into a fee letter with the DIP Agent.

(m)	Borrowing Request. The DIP Agent shall have received a borrowing request from the Borrower with respect to the DIP Loans to be made pursuant to the Interim Draw.

(n)	[Reserved.]

(o)	Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and there shall be no defaults by the DIP Loan Parties thereunder.

(p)	Interim DIP Order. The Interim DIP Order shall have been approved and entered by the Court, which Interim DIP Order shall be in form and substance acceptable to the Required Lenders and the DIP Agent (solely with respect to its own treatment), shall be a final order, and shall not have been modified or amended in any respect without the consent of the DIP Agent and the Required Lenders, and the DIP Loan Parties and their subsidiaries shall be in compliance with the Interim DIP Order; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the DIP Agent pursuant to this clause (p) shall be solely limited to its own treatment under the Interim DIP Order.

(q)	First Day Orders. (i) The DIP Lenders and the DIP Agent shall have received advanced drafts of the orders to be entered by the Bankruptcy Court in respect of the first day motions and applications in respect of the Chapter 11 Cases (the “First Day Orders”) (including, without limitation, any order approving significant or outside the ordinary course of business transactions entered on (or prior to) the Closing Date and a Cash Management Order) and a list of critical vendors, in each case, in form and substance satisfactory to the Required Lenders and (solely with respect to its own treatment) the DIP Agent and (ii) all First Day Orders intended to be entered by the Bankruptcy Court at or immediately after the Debtors’ “first day” hearing shall have been entered by the Bankruptcy Court, shall be acceptable to the Required Lenders and (solely with respect to its own treatment) the DIP Agent, shall be in full force and effect, shall be a Final Order and shall not have been modified or amended other than as acceptable to the Required Lenders and (solely with respect to its own treatment) the DIP Agent; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the DIP Agent pursuant to this clause (q) shall be solely limited to its own treatment under the First Day Orders.

(r)	Petition Date. The Petition Date shall have occurred, and the Borrower and each Guarantor as of the Closing Date shall be a debtor and a debtor-in-possession in the Chapter 11 Cases.

(s)	No Trustee. No trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases.

(t)	Chapter 11 Cases. The Chapter 11 Cases of any of the Debtors shall not have been dismissed or converted to cases under chapter 7 of the Bankruptcy Code.

(u)	Budget. The DIP Agent and the DIP Lenders shall have received a copy of the initial DIP Budget, which shall be in form and substance satisfactory to the Required Lenders.

(v)	Conflict. Other than the Interim DIP Order, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the DIP Agent of its rights as a secured party with respect to a material portion of the DIP Collateral.

(w)	USA Patriot Act. The DIP Agent and the DIP Lenders shall have received from the Borrower and each of the Loan Parties, all documentation and other information reasonably requested by the DIP Agent and any DIP Lender no less than three (3) Business Days prior to the Closing Date that the DIP Agent and any such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(x)	Filings. There shall have been delivered to the DIP Agent in proper form for filing each UCC financing statement as required by the collateral agreement in order to create in favor of the DIP Agent, for the benefit of the DIP Lenders, a superpriority perfected lien on the DIP Collateral described therein.

(y)	[Reserved].

(z)	Lien Searches. The DIP Agent and the DIP Lenders shall have received appropriate UCC search results or other relevant search certificates reflecting no liens (other than liens permitted pursuant to the DIP Credit Agreement encumbering the DIP Collateral) in each of the jurisdictions or offices in which UCC financing statements should be made to evidence perfected security interests in all Collateral, other than those being released prior to the Closing Date.

Schedule I – Collateral Documents

Annex D – Conditions Precedent to Final Draw

The obligations of the DIP Lenders to fund the DIP Loans upon the entry of the Final DIP Order hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived by the DIP Lenders in their sole discretion) after giving effect to the initial borrowing:

(a)	Effective Date. The conditions precedent to the Interim Draw shall have been satisfied or waived in accordance with the DIP Loan Documents and the Interim Draw shall have been made.

(b)	Final DIP Order. The Final DIP Order shall have been approved and entered by the Bankruptcy Court, which Final DIP Order shall be in form and substance acceptable to the Required Lenders and the DIP Agent (solely with respect to its own treatment) and the Final DIP Order shall be a final order and shall not have been modified or amended in any respect without the consent of the DIP Agent (solely with respect to its own treatment) and the Required Lenders, and the DIP Loan Parties and their subsidiaries shall be in compliance with the Final DIP Order; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the DIP Agent pursuant to this clause (b) shall be solely limited to its own treatment under the Final DIP Order.

(c)	Second Day Orders. (x) All material “second day orders” and all related pleadings intended to be entered on or prior to the date of entry of the Final DIP Order and any order establishing material procedures for the administration of the Chapter 11 Cases, shall have been entered by the Bankruptcy Court and shall be final orders, and (y) all pleadings related to procedures for approval of significant transactions, including, without limitation, asset sale procedures, regardless of when filed or entered, shall be reasonably satisfactory in form and substance to the DIP Agent (solely with respect to its own treatment) and the Required Lenders, or this condition is waived by the DIP Agent (solely with respect to its own treatment) and satisfactory to the Required Lenders; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the DIP Agent pursuant to this clause (c) shall be solely limited to its own treatment under the “second day orders” and pleadings described herein.

(d)	Borrowing Request. The DIP Agent shall have received a borrowing request from the Borrower with respect to the Final Draw.

(e)	Representations and Warranties. The representations and warranties contained in the DIP Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a material adverse effect, which representations and warranties shall be true and correct in all respects) (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date).

(f)	Default. Immediately before and after giving effect to the borrowing of DIP Loans, no event shall have occurred and be continuing or would result therefrom that would constitute an Event of Default or a Default.

(g)	Reports. The Administrative Agent shall have received the DIP Budget and reporting on the Minimum Liquidity Covenant and variances from the DIP Budget as required to be delivered pursuant to DIP Loan Documents.

(h)	Chapter 11 Cases. The Chapter 11 Cases of any of the Debtors shall have not been dismissed or converted to cases under chapter 7 of the Bankruptcy Code.

(i)	Trustee. No Trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases.

(j)	Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and there shall be no defaults by the DIP Loan Parties thereunder.

(k)	Fees. The Borrower shall have paid all reasonable and documented fees, costs, disbursements and expenses accrued or incurred by the DIP Agent and the DIP Lenders and invoiced on or prior to the date that is three (3) Business Days prior to the date of the Final Draw (subject to any other limitations provided by the Court).

(l)	Aggregate Amount. The aggregate amount of the DIP Loans shall not exceed the amount of the DIP Commitments.

Schedule 2

Floor Amounts

Account	Account Number	Amount
Knarr Retention Account	***********************7447	$34,874,648.61
Knarr Reserve Account	***********************0774	$45,243,920.69
Petrojarl 1 Account	****8001	$20,041,466.91

Exhibit A

Adequate Protection and DIP Lien Priorities

Prepetition Collateral and Existing Secured Facility Collateral
Priority	Prepetition IntermediateCo Collateral (including the assets and property of Altera)	Prepetition Gina Krog Collateral	Prepetition Knarr Collateral	Prepetition Petrojarl Collateral	Prepetition 4x ALP Collateral	Prepetition 6x ALP Collateral	Prepetition Clipper Collateral	Prepetition Arendal Collateral
1st	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out
2nd	DIP Liens	Gina Krog AP Liens	Knarr AP Liens	Petrojarl AP Liens	4x ALP AP Liens	6x ALP AP Liens	Clipper AP Liens	Arendal AP Liens
3rd	IntermediateCo RCF AP Liens	Gina Krog Liens	Knarr Liens	Petrojarl Liens	4x ALP Liens	6x ALP Liens	Clipper Liens	Arendal Liens
4th	IntermediateCo RCF Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens
5th	IntermediateCo Notes AP Liens
6th	IntermediateCo Notes Liens

Unencumbered Collateral
Priority	IntermediateCo Unencumbered Collateral (including the assets and property of Altera)	Gina Krog Unencumbered Collateral	Knarr Unencumbered Collateral	Petrojarl Unencumbered Collateral	4x ALP Unencumbered Collateral	6x ALP Unencumbered Collateral	Clipper Unencumbered Collateral	Arendal Unencumbered Collateral
1st	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out
2nd	DIP Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens	DIP Liens
3rd	IntermediateCo RCF AP Liens	Gina Krog AP Liens	Knarr AP Liens	Petrojarl AP Liens	4x ALP AP Liens	6x ALP AP Liens	Clipper AP Liens	Arendal AP Liens
4th	IntermediateCo Notes AP Liens

Exhibit B

Form of Budget

Exhibit 2

Bank Term Sheet

PROPOSED TREATMENT OF CREDIT FACILITY CLAIMS1

Knarr Classes 5a & 6a
Current Terms	Balance[2]	$290,624,999.90 plus interest and any Specified Default Interest (as defined below) accrued as at the Petition Date
	Maturity	Subject to earlier mandatory prepayment event in October 2022: • Commercial: June 2023 • GIEK: June 2024 • ECA: June 2026
	Applicable Debtor Subsidiaries	• Knarr L.L.C. • Altera Infrastructure Production Holdings Limited • Altera Knarr AS
Amended & Restated Bank Facility Terms for Existing Facility (“A&R Knarr Facility”)	Size	$290,624,999.90 plus (i)(A) interest (to the extent not payable in cash) and (B) default interest on missed amortization payments (in respect of any applicable facility, sub-clause (i)(B) being the “Specified Default Interest”), in each case accrued and unpaid as at the Petition Date, and thereafter plus (ii)(A) interest (to the extent not payable in cash) (clauses (i)(A) and (ii)(A) together, in respect of any applicable facility, “Unpaid Interest”) and (B) default interest on unpaid amortization payments (based on the original payment schedule) (clauses (i)(B) and (ii)(B), together, in respect of any applicable facility, “Default Interest”) in each case, after the Petition Date and up to the Restructuring Effective Date and (C) unpaid costs reimbursable to the lenders under the applicable credit agreement relating to the collateral (“Collateral Costs”) up to the Restructuring Effective Date (without duplication) (calculated before giving effect to the Upfront Fee (as defined below) but after giving effect to (and without duplication of) any adequate protection payments) (the “Loan Amount”), to be re-tranched as shown in, and as defined in, Schedule I entitled “Black Gold - Knarr Breakdown” (the “Knarr Facilities Schedule”) as Facility C, Facility E, Facility H and Facility I

[1]	Capitalized terms used but not defined in this Bank Term Sheet have the meanings given to such terms in the Restructuring Support Agreement or Restructuring Term Sheet, as applicable.

[2]	All balances current as of April 30, 2022.

2

Knarr Classes 5a & 6a
Interest

•   Existing interest rate in cash paid to those Lenders of Facility C and if shown as receiving cash interest in the Knarr Facilities Schedule, Facility I (in each case calculated on SOFR + CAS)

•   Existing interest rate paid in PIK to the Lenders (other than Lenders of Facility C and if shown as receiving cash interest in the Knarr Facilities Schedule, Facility I) up to first oil under the Equinor Contract and thereafter paid in cash (calculated on SOFR + CAS)

•   3% PIK upfront fee on the Loan Amount (excluding Collateral Costs) (the “Loan”) at the Restructuring Effective Date to be paid at the Restructuring Effective Date by adding such amount to the outstanding Loan and the PIK upfront fee shall form part of such Loan and interest shall be payable on the Loan and the PIK upfront fee (the “Upfront Fee”)

•   EKSFIN/KEXIM/K SURE insurance/guarantee premium increase, as the case may be, as a result of amortization / maturity deferrals (subject to mutual agreement on amount to be paid in cash at the Restructuring Effective Date). For the avoidance of doubt, the amount of the final insurance premium increase shall be determined by each respective ECA

Amortization	No fixed amortisation save for Cash Flow Sweep starting on the date of first oil under the Equinor Charter
Maturity Extension	Earlier of (i) 12 months from first oil under the Equinor Contract and (ii) December 31, 2027 Springs if conditions precedent to Knarr New Money Facility not satisfied
Restricted Cash[3]

•   USD20m contributed as Facility G to Knarr New Money Facility by Facility G Lenders

•   USD34.3m contributed as Facility D to Knarr New Money Facility by Facility D Lenders

•   USD26.1m to remain in Reserve Account and used to fund cash interest for Facilities C and (to the extent expressed to be payable in cash) I

•   Upon repayment of Facility D and/or Facility G, principal amount received by Lenders under Facility D and Facility G to be deposited into Retention Account and/or Reserve Account

•   For the avoidance of doubt, it is agreed that double interest shall never be charged on the Facility G and Facility D amounts[4]

3 Practical mechanism to be discussed and finalised in the context of the Definitive Documents, in coordination with the Agent

4 Company will pay SOFR+7% / commitment fee on both Facilities D and G. Debt service payments on Facilities D and G shall be treated as follows: (i) for amounts related to the underlying existing exposure (SOFR + approximately 2.30% plus repayment of the principal (including PIK interest) of Facilities D and G), debt service shall accrue to the Retention Account and ultimately be used for mandatory prepayment of the existing facility, and (ii) for debt service above those amounts related to the underlying existing exposure (SOFR + 7% / commitment fee less SOFR + approximately 2.30%), debt service payments shall ultimately be paid to Lenders under Facility D and Facility G as a fee.

3

Knarr Classes 5a & 6a
Bank Facility Terms for Knarr New Money facility (“Knarr New Money Facility”)	Size	$183.0 million, consisting of the following classes of loans (the amounts of which are set forth on the Knarr Facilities Schedule): Facility A1, Facility A2, Facility B, Facility D and Facility G
Interest

•   SOFR + CAS + 10% per annum for Lenders under Facility A1 and Facility A2

•   SOFR + CAS + 7% per annum for the Lenders under Facility B, Facility D and Facility G

•   Paid PIK until first oil under the Equinor Contract and paid in cash thereafter

•   Commitment fee of 35% of relevant margin per annum on undrawn amount (paid in kind) each quarter

•   Eksfin direct funding to be confirmed

	Maturity	Earlier of (i) 12 months after first oil under the Equinor Contract and (ii) December 31, 2027
	Equinor Portion of Capex	Equinor’s portion of capex TBD but will include a purchase option, the prices of which have been agreed to in principle at levels that are in excess of the debt outstanding under the Knarr New Money Facility and the A&R Facility
	Equinor Reimbursement	100% of any upgrade cost reimbursement received from Equinor under the Equinor Contract to be applied in mandatory prepayment of the Knarr New Money Facility and thereafter the A&R Knarr Facility in accordance with the Knarr Intercreditor Agreement
Conditions Precedent to Funding under Knarr New Money Facility

•   Customary conditions precedent including technical advisers report on Equinor Charter and EPCI Contract and related documentation

•   Successful final investment decision and Equinor regulatory approval to develop field

•   Equinor funding Equinor Portion of Capex under the Equinor Contract first

4

Terms of A&R Knarr Facility and Knarr New Money Facility	Additional Security	• To include: (i) full security assignment of accounts receivable and rights related to any charter contracts for FPSO Petrojarl Knarr, Equinor Contract and any guarantees or security therefor directly in favour of security trustee, (ii) the break-up fee, Equinor Reimbursement and/or purchase option fee under the Equinor Contract, (iii) rights under EPCI contract and any guarantees or security therefor, (iv) supplemental security following terms of existing security package, (v) FPSO Sub HoldCo guarantee, (vi) intragroup loan assignment and subordination, (vii) negative pledge from Applicable Debtor Subsidiaries and FPSO Sub HoldCo and (viii) manager’s undertaking from manager of FPSO Petrojarl Knarr
FFTA Shared Security in favour of Common Security Trustee

To include the following:

•      Guarantee from HoldCo Cross Guarantor (including negative pledge from and in relation to it)

•      Cash Collateral Account Pledge granted by HoldCo Cross Guarantor

•      Intercreditor Agreement with all creditors under Amended and Restated Bank Facilities

•      Intragroup Loan Assignment and Subordination

Priority

Pre-enforcement waterfall (related to cash flow sweep, Equinor Reimbursement and any other principal payments prior to enforcement):

•       Pro rata and pari passu Facility A1 and Facility A2 and Facility B

•       Facility D

•       Facility G

•       Facility C

•       Facility E

•       Facility H

•       Facility I

Post-enforcement waterfall:

•       Pro rata and pari passu Facility A1 and Facility A2 and Facility B

•       Facility C

•       Facility D

•       Facility E

•       Facility G

•       Facility H

•       Facility I

•       Facilities A1, A2, B, C, D and E benefit from first lien – voting rights for first lien granted to Facilities A1, A2, B and D

•       Facilities G, H and I benefit from second lien

5

Cash Flow Sweep	•	Post first oil, 75% of earnings under the Equinor Contract (excluding Equinor Reimbursement) after payment of (i) asset specific operating costs, (ii) interest (iii) scheduled amortization (if any) and (iv) Allocated Expenses capable of being allocated to such asset in line with past practices
Knarr Intercreditor Agreement	•	Intercreditor Agreement between Knarr New Money Facility and A&R Knarr Facility including the Priority referred to above
	•	To remain in full force and effect
ECA Cover	•	K-Sure Insurance Policy to remain at 95% of principal and interest (including PIK interest), relating to K-Sure tranche of Facility C, K-Sure tranche of Facility E, K-Sure tranche of Facility H and K-Sure tranche of Facility I, excluding the Upfront Fee and any interest thereon

	•	Altera Guarantee to be released upon Restructuring Effective Date
	•	Change of control provisions as set forth in the Common Terms including that Applicable Debtor Subsidiaries remain 100% directly or indirectly owned and controlled by FPSO Sub HoldCo
Other Terms	•	Effectiveness of facility and/or Restructuring Effective Date conditioned upon entry into Equinor Contract in satisfactory form and substance
	•	Cross Event of Default to each Amended and Restated Bank Facility (but not to FPSO Silo B or ShuttleCo) to be included
	•	Prepayment fee for facility amounts guaranteed or funded by KEXIM to be considered further (but in no event shall such prepayment fee be less favorable to the Company than the corresponding terms set forth in the existing Knarr facility)
Precedent Documents	•	Definitive documentation will be based on the existing credit facility documentation, as the same has been amended, restated, supplemented, and otherwise modified from time to time, and will contain the terms set forth in this term sheet

6

Petrojarl I Classes 5b & 6b
Current Terms	Balance	$43,750,000 plus interest and Specified Default Interest accrued as at the Petition Date
	Maturity	February 26, 2024
	Applicable Debtor Subsidiaries	• Petrojarl I L.L.C. • Petrojarl I Production AS • Altera Infrastructure Production Holdings Limited • Petrojarl I Servicos de Petroleo Ltda
Amended & Restated Bank Facility Terms (“A&R PJ1 Facility”)	Principal Amount	$43,750,000 plus (i) Unpaid Interest, (ii) Default Interest and (iii) Collateral Costs
	Interest	No change (calculated on SOFR + CAS)
	Amortization	No change; during extension period, continues at current rate of $2.1 million per month; provided that no amortization payment shall be due or payable or accrue in respect of any period prior to the later of (i) January 1, 2023 and (ii) the Restructuring Effective Date
	Maturity Extension	Extended to June 26, 2024
	Trapped Cash	Upon Restructuring Effective Date, funds in excess of $13.5 million shall be released to the Company Parties. If no Event of Default, funds in excess of $6.75 million shall be released from the Earnings Account to the Company Parties on 26 February 2023. At least $6.75 million shall remain in the Earnings Account until final maturity of the A&R PJ1 Facility
	Cash Flow Sweep	None

7

Piranema Disposition	Lenders solely under the A&R PJ1 Facility and A&R Gina Krog Facility to benefit by up to $10mm from security granted in favour of the Common Security Trustee (as defined in the Common Terms) over Piranema FPSO (mortgage, insurances, earnings account and earnings) and Company Parties to use commercially reasonable efforts to sell or enter into a long-term contract by 30 September 2023
	•	Company to provide monthly email updates to lenders on sale process
	•	Failure to consummate sale or enter into long-term contract not a default
First $10 million in sales proceeds or net proceeds from re-contracting placed in the Cash Collateral Account (as defined in the Common Terms) as a “maturity reserve” for the sole benefit of the A&R PJ1 Facility (50%) and A&R Gina Krog Facility (50%). To the extent the $5 million in the “maturity reserve” is not needed to cover the final maturity payment on the A&R PJ1 Facility, such excess funds will be kept for the benefit of the A&R Gina Krog Facility (in addition to Gina Krog’s initial $5 million allocation) (and vice versa)
Upon repayment in full of A&R PJ1 Facility and A&R Gina Krog Facility, security in respect of the Piranema FPSO to be released but FPSO Silo A (including the Piranema asset) to remain an FFTA Obligor
	•	Altera Guarantee to be released upon Restructuring Effective Date
Other Terms	•	Change of control provision facility as set forth in Common Terms, including that Applicable Debtor Subsidiaries remain 100% directly or indirectly owned and controlled by FPSO Sub HoldCo
	•	Effectiveness of facility conditioned on Restructuring Effective Date
	•	Cross Event of Default to each Amended and Restated Bank Facility (but not to FPSO Silo B or ShuttleCo) to be included
Precedent Document	•	Definitive documentation will be based (where applicable) on the existing documentation, as the same has been amended, restated, supplemented, and otherwise modified from time to time, and will contain the terms set forth in this term sheet

8

Additional Security	To include the following:
	•	Supplemental security following terms of existing security package
	•	Assignment and subordination of intragroup loans
	•	Guarantee from FPSO Sub HoldCo (including negative pledge from and in respect of it)
	•	Assignment of any future charter contracts/any operations agreements entered into by Applicable Debtor Subsidiaries
	•	Manager’s undertaking from operator of the FPSO Petrojarl I
	•	Negative pledge in respect of Applicable Debtor Subsidiaries and their shares
	•	Lien on Piranema as described under “Piranema Disposition” above
FFTA Shared Security in favour of Common Security Trustee	To include the following:
	•	Guarantee from HoldCo Cross Guarantor (including negative pledge from and in relation to it)
	•	Cash Collateral Account Pledge granted by HoldCo Cross Guarantor
	•	Intercreditor Agreement with creditors under Amended and Restated Bank Facilities
	•	Intragroup Loan Assignment and Subordination
Conditions Precedent to Restructuring Effective Date	•	Customary conditions precedent

9

Gina Krog Classes 5c & 6c
Current Terms	Balance	$52,026,864.56 plus interest and Specified Default Interest accrued as at the Petition Date
	Maturity	4 October 2022
	Applicable Debtor Subsidiaries	• Gina Krog Offshore PTE. Ltd.
• Gina Krog AS
• Altera Infrastructure FSO Holdings Limited
	Principal Amount	$52,026,864.56 plus (i) Unpaid Interest, (ii) Default Interest and (iii) Collateral Costs (calculated before giving effect to the upfront extension fee described below) (the “Loan Amount”)
Amended & Restated Bank Facility Terms (“A&R Gina Krog Facility”)	Interest	• Existing cash interest (calculated on SOFR + CAS)
• 1% PIK upfront extension fee on the Loan Amount (excluding Collateral Costs) (the “Loan”) at the Restructuring Effective Date to be paid at the Restructuring Effective Date by adding such amount to the outstanding Loan and the PIK upfront fee shall form part of such Loan and interest shall be payable on the Loan and the PIK upfront fee (the “Upfront Fee”)
	Amortization	Increased to $5 million per quarter; provided that no amortization payment shall be due or payable or accrue in respect of any period prior to the later of (i) January 1, 2023 and (ii) the Restructuring Effective Date
	Maturity Extension	Extended to October 3, 2024 (springs forward to October 3, 2023 if existing charter contract not extended by August 1, 2023)
	Trapped Cash	None
	PJ1 Security	Second lien in respect of Petrojarl I FPSO (mortgage and assignment of insurances); such lien will rank behind, and be subordinate to, with no voting rights, the A&R PJ1 Facility until it is fully repaid. Post A&R PJ1 Facility repayment, first lien on PJ1 until such time as the A&R Gina Krog Facility is fully repaid

10

Cash Flow Sweep	50% of charter earnings after payment of (i) asset specific operating costs, (ii) interest (iii) scheduled amortization (if any) and (iv) Allocated Expenses capable of being allocated to such asset in line with past practices
Piranema Disposition	Lenders solely under the A&R PJ1 Facility and A&R Gina Krog Facility to benefit by up to $10mm from security granted in favour of the Common Security Trustee (as defined in the Common Terms) over Piranema FPSO (mortgage, insurances and earnings) and Company Parties to use commercially reasonable efforts to sell or enter into a long-term contract by 30 September 2023
	•	Company to provide monthly email updates to lenders on sale process
	•	Failure to consummate sale or enter into long-term contract not a default
First $10 million in sales proceeds or net proceeds from re-contracting placed in the Cash Collateral Account (as defined in the Common Terms) as a “maturity reserve” for the sole benefit of the A&R PJ1 Facility (50%) and A&R Gina Krog Facility (50%). To the extent the $5 million in the “maturity reserve” is not needed to cover the final maturity payment on the A&R PJ1 Facility, such excess funds will be kept for the benefit of the A&R Gina Krog Facility (in addition to Gina Krog’s initial $5 million allocation) (and vice versa)
Upon repayment in full of A&R PJ1 Facility and A&R Gina Krog Facility, security in respect of the Piranema FPSO to be released but FPSO Silo A (including the Piranema asset) to remain an FFTA Obligor
Other Terms	•	Altera Guarantee to be released upon Restructuring Effective Date
	•	Change of control provision as set forth in the Common Terms, including that Applicable Debtor Subsidiaries remain 100% directly or indirectly owned and controlled by FSO Sub HoldCo
	•	Effectiveness of facility conditioned on Restructuring Effective Date
	•	Bareboat Charter between Gina Krog Offshore Pte. Ltd and Gina Krog AS to be extended if and as need be so that it expires no sooner than the corresponding external bareboat charter (including following any extension of such external charter) but without prejudice to Lender consent rights, may be terminated upon disposition or recycling of assets at or prior to maturity
	•	Cross Event of Default to each Amended and Restated Bank Facility (but not to FPSO Silo B or ShuttleCo) to be included

11

Precedent Document	•	Definitive documentation will be based (where applicable) on the existing documentation, as the same has been amended, restated, supplemented, and otherwise modified from time to time, and will contain the terms set forth in this term sheet
Additional Security	To include the following:
	•	Supplemental security following terms of existing security package
	•	Assignment and subordination of intragroup loans
	•	Guarantee from FSO Sub HoldCo (including negative pledge from and in respect of it)
	•	Negative pledge in respect of Applicable Debtor Subsidiaries and their shares
	•	Assignment of future charter contracts
	•	Assignment of any operations agreement and manager’s undertaking
	•	Lien on Piranema as described under “Piranema Disposition” above
FFTA Shared Security in favour of Common Security Trustee	To include the following:
	•	Guarantee from HoldCo Cross Guarantor (including negative pledge from and in relation to it)
	•	Cash Collateral Account Pledge granted by HoldCo Cross Guarantor
	•	Intercreditor Agreement with creditors under Amended and Restated Bank Facilities
	•	Intragroup Loan Assignment and Subordination
Conditions Precedent to Restructuring Effective Date	•	Customary conditions precedent

12

Suksan Salamander Classes 5d & 6d
Current Terms	Balance	$12,500,000 plus interest and Specified Default Interest accrued as at the Petition Date
	Maturity	August 28, 2022
	Applicable Debtor Subsidiaries	•	Clipper L.L.C.
		•	Altera Infrastructure FSO Holdings Limited
		•	Altera Production UK Limited
		•	Arendal Spirit UK Limited
Amended & Restated Bank Facility Terms	Principal Amount	$12,500,000 plus (i) Unpaid Interest, (ii) Default Interest and (iii) Collateral Costs (calculated before giving effect to the upfront extension fee described below) (“Loan Amount”)
(“A&R Clipper Facility”)	Interest	•	Existing cash interest (calculated on SOFR + CAS)
		•	1% PIK upfront extension fee on the Loan Amount (excluding Collateral Costs) (the “Loan”) at the Restructuring Effective Date to be paid at the Restructuring Effective Date by adding such amount to the outstanding Loan and the PIK upfront fee shall form part of such Loan and interest shall be payable on the Loan and the PIK upfront fee (the “Upfront Fee”)
	Amortization	$1.25 million per quarter; provided that no amortization payment shall be due or payable or accrue in respect of any period prior to the later of (i) January 1, 2023 and (ii) the Restructuring Effective Date
	Maturity Extension	Extended to August 28, 2024

13

Cash Flow Sweep	50% of charter earnings after payment of (i) asset specific operating costs, (ii) interest (iii) scheduled amortization (if any) and (iv) Allocated Expenses capable of being allocated to such asset in line with past practices
Other Terms	•	Altera Guarantee to be released upon Restructuring Effective Date
	•	Change of control provision as set forth in Common Terms including that Applicable Debtor Subsidiaries remain 100% directly or indirectly owned and controlled by FSO Sub HoldCo
	•	Effectiveness of facility conditioned on Restructuring Effective Date
	•	Bareboat Charter between Clipper LLC and Altera Production UK Limited to be extended if and as need be so that it expires no sooner than the corresponding external bareboat charter (including following any extension of such external charter) but without prejudice to Lender consent rights, may be terminated upon disposition or recycling of assets at or prior to maturity
	•	Cross Event of Default to each Amended and Restated Bank Facility (but not to FPSO Silo B or ShuttleCo) to be included
Precedent Document	•	Definitive documentation will be based (where applicable) on the existing documentation, as the same has been amended, restated, supplemented, and otherwise modified from time to time, and will contain the terms set forth in this term sheet
Additional Security	To include the following:
	•	Supplemental security following terms of existing security package
	•	Assignment and subordination of intragroup loans
	•	Guarantee from FSO Sub HoldCo (including negative pledge from and in respect of it)
	•	Negative pledge in respect of Applicable Debtor Subsidiaries and their shares
	•	Assignment of any future charter contracts
	•	Assignment of operations agreement and manager’s undertaking
	•	Account pledge granted by Altera Production UK Limited
	•	Share pledge in respect of Altera Production UK Limited
	•	Share pledge in respect of operator of Suksan Salamander FSO

14

FFTA Shared Security in favour of Common Security Trustee	To include the following:
	•	Guarantee from HoldCo Cross Guarantor (including negative pledge from and in relation to it)
	•	Cash Collateral Account Pledge granted by HoldCo Cross Guarantor
	•	Intercreditor Agreement with creditors under Amended and Restated Bank Facilities
	•	Intragroup Loan Assignment and Subordination
Conditions Precedent to Restructuring Effective Date	•	Customary conditions precedent

15

Arendal Classes 5e & 6e
Current Terms	Balance	$8,500,000 plus interest and Specified Default Interest accrued as at the Petition Date
	Maturity	February 2023
	Applicable Debtor Subsidiaries	• Arendal Spirit L.L.C.
• Arendal Spirit AS
• Altera Infrastructure Holdings LLC
Amended & Restated Bank Facility Terms (“A&R Arendal Facility”)	Principal Amount	$8,500,000 plus (i) Unpaid Interest, (ii) Default Interest and (iii) Collateral Costs (calculated before giving effect to the upfront extension fee and $3 million in principal payments described below) (“Loan Amount”)
	Interest	• Existing rate (calculated on SOFR + CAS)
• 1% PIK fee on the Loan Amount (excluding Collateral Costs) (the “Loan”) at the Restructuring Effective Date to be paid at the Restructuring Effective Date by adding such amount to the outstanding Loan and the PIK upfront fee shall form part of such Loan and interest shall be payable on the Loan and the PIK upfront fee (the “Upfront Fee”)
	Amortization	None other than Cash Flow Sweep
	Maturity Extension	February 2024
	Cash Flow Sweep	50% of charter earnings after payment of (i) asset specific operating costs, (ii) interest, (iii) scheduled amortization (if any) and (iv) Allocated Expenses capable of being allocated to such asset in line with past practices
	ECA Cover	To remain in full force and effect

16

Other Terms	•	Altera Guarantee to be released upon Restructuring Effective Date
	•	Change of control provision as set forth in the Common Terms including that Applicable Debtor Subsidiaries remain 100% directly or indirectly owned and controlled by Arendal Sub HoldCo
	•	Effectiveness of facility conditioned on Restructuring Effective Date
	•	Bareboat Charter between Arendal Spirit LLC and Arendal Spirit AS to be extended if and as need be so that it expires no sooner than the corresponding external bareboat charter (including following any extension of such external charter) but without prejudice to Lender consent rights, may be terminated upon disposition or recycling of assets at or prior to maturity
	•	Cross Event of Default to each Amended and Restated Bank Facility (but not to FPSO Silo B or ShuttleCo) to be included
	•	$3 million in principal payments paid on Restructuring Effective Date and applied in prepayment
	•	Release of second priority security over Arendal Spirit unit and related debt in favour of TopCo/NewCo
Precedent Document	•	Definitive documentation will be based (where applicable) on the existing documentation, as the same has been amended, restated, supplemented, and otherwise modified from time to time, and will contain the terms set forth in this term sheet
Additional Security	To include the following:
	•	Supplemental security following terms of existing security package
	•	Share pledge in respect of Arendal Spirit AS
	•	Assignment and subordination of intragroup loans
	•	Guarantee from Arendal Sub HoldCo (including negative pledge from and in respect of it)
	•	Negative pledge in respect of Applicable Debtor Subsidiaries and their shares
	•	Assignment of any future charter contracts
	•	Assignment of operations agreement and manager’s undertaking

17

FFTA Shared Security in favour of Common Security Trustee	To include the following:
	•	Guarantee from HoldCo Cross Guarantor (including negative pledge from and in relation to it)
	•	Cash Collateral Account Pledge granted by HoldCo Cross Guarantor
	•	Intercreditor Agreement with creditors under Amended and Restated Bank Facilities
	•	Intragroup Loan Assignment and Subordination
Conditions Precedent to Restructuring Effective Date	•	Customary conditions precedent

18

6x ALP
Classes 5f & 6f
Current Terms	Balance	$42,544,000 plus interest and Specified Default Interest accrued as at the Petition Date
	Maturity	•	Guard: 02/2023
		•	Winger: 02/2023
		•	Centre: 03/2023
		•	Forward: 06/2023
	Applicable Debtor Subsidiaries	•	ALP Forward B.V.
		•	ALP Centre B.V.
		•	ALP Guard B.V.
		•	ALP Winger B.V.
		•	ALP Maritime Services B.V.
	Amend and Restate Facility or Take Collateral	Lenders under the existing facilities may elect whether to (1) receive similar treatment (but as modified per below) as the Lenders under 4x ALP Facility, in-line with discussions with CoCom advisors and as set forth in this term sheet, including paydown from remaining proceeds from the sale of Ace / Ippon (or such other terms as the Company Parties and the Consenting Sponsor (as defined in the RSA) may agree) or (2) take ownership of collateral
Amended & Restated Bank Facility Terms (“A&R 6x ALP Facility”)	Principal Amount	$42,544,000 plus (i) Unpaid Interest, (ii) Default Interest and (iii) Collateral Costs (calculated before giving effect to the upfront extension fee described below) (“Loan Amount”)
	Interest	•	Existing interest (calculated on SOFR + CAS)
		•	1% PIK fee on the Loan Amount (excluding Collateral Costs) (the “Loan”) at the Restructuring Effective Date to be paid at the Restructuring Effective Date by adding such amount to the outstanding Loan and the PIK upfront fee shall form part of such Loan and interest shall be payable on the Loan and the PIK upfront fee (the “Upfront Fee”)

19

Amortization	$1.2 million per year beginning January 2025 (payable quarterly)
Maturity Extension	December 31, 2028
Cash Flow Sweep	Starting Q1 2023, 50% of charter earnings after payment of (i) asset specific operating costs, (ii) interest (iii) scheduled amortization (if any) and (iv) Allocated Expenses capable of being allocated to such assets in line with past practices, through end of Q2 2025, then increases to 75%
Other Terms	•	Altera Guarantee to be released upon Restructuring Effective Date
	•	Change of control provision as set forth in the Common Terms including that Applicable Debtor Subsidiaries remain 100% directly or indirectly owned and controlled by Towage Sub HoldCo
	•	Effectiveness of facility conditioned on Restructuring Effective Date
	•	Cross Event of Default to each Amended and Restated Bank Facility (but not to FPSO Silo B or ShuttleCo) to be included
Precedent Document	•	Definitive documentation will be based (where applicable) on the existing documentation, as the same has been amended, restated, supplemented, and otherwise modified from time to time, and will contain the terms set forth in this term sheet
Additional Security	To include the following:
	•	Supplemental security following terms of existing security package
	•	Share pledges over, and earnings account pledges for, each borrower
	•	Managers undertaking from each vessel manager
	•	Assignment and subordination of intragroup loans
	•	Guarantee from Towage Sub HoldCo (including negative pledge from and in respect of it)
	•	Negative pledge in respect of Applicable Debtor Subsidiaries and their shares

20

To include the following:
FFTA Shared Security	•	Guarantee from HoldCo Cross Guarantor (including negative pledge from and in relation to it)
in favour of Common	•	Cash Collateral Account Pledge granted by HoldCo Cross Guarantor
Security Trustee	•	Intercreditor Agreement with creditors under Amended and Restated Bank Facilities
	•	Intragroup Loan Assignment and Subordination

Conditions precedent to Restructuring Effective Date	•	Customary conditions precedent

22

4x ALP Classes 5g & 6g
	Balance	$101,705,413 plus interest and Specified Default Interest accrued as at the Petition Date
		•	Striker: 01/05/2028
	Maturity	•	Defender: 02/29/2028
		•	Sweeper: 05/31/2028
Current Terms		•	Keeper: 08/31/2028
		•	ALP Keeper B.V.
		•	ALP Striker B.V.
	Applicable Debtor	•	ALP Sweeper B.V.
	Subsidiaries	•	ALP Defender B.V.
		•	ALP Maritime Services B.V.
		•	ALP Maritime Holding B.V.
		•	Striker: Biannual, 1/5 and 7/5
		•	Defender: Biannual, 2/28 and 8/31
		•	Sweeper: Biannual, 5/31 and 11/30
	Interest and	•	Keeper: Biannual, 2/28 and 8/31
amortization payment
	dates	To be changed to 22 January, 22 April, 22 July and 22 October across all 4 facilities; provided that no amortization payment shall be due or payable or accrue in respect of any period prior to the later of (i) January 1, 2023 and (ii) the Restructuring Effective Date
Amended & Restated Bank	Principal Amount	$101,705,413 plus (i) Unpaid Interest, (ii) Default Interest and (iii) Collateral Costs (“Loan Amount”)
Facility Terms	Interest	Existing cash interest (Tranche B calculated on SOFR + CAS)

23

(“A&R 4x ALP Facility”)	NEXI Premium	One off payment of NEXI insurance premium due to amortization deferrals (subject to mutual agreement on amount paid in cash at Restructuring Effective Date)
	Amortization	$3.75 million per year beginning January 2025 (payable quarterly)
	Maturity Extension	None
	Cash Flow Sweep	50% after payment of (i) asset specific operating costs, (ii) interest (iii) scheduled amortization (if any) and (iv) Allocated Expenses capable of being allocated to such assets in line with past practices through December 2024, then increases to 75% (with same qualifications), payable quarterly
	NEXI Cover	To remain in full force and effect

	•	Altera Guarantee to be released upon Restructuring Effective Date

	•	Change of control provisions as set forth in the Common Terms including that Applicable Debtor Subsidiaries remain 100% directly or indirectly owned and controlled by Towage Sub HoldCo

	•	Effectiveness of facility conditioned on Restructuring Effective Date

Other Terms	•	In the event of a future agreement with lenders under the 6x ALP Facility on terms more favorable to such lenders than proposed in the Bank Term Sheet relating to the 6x ALP Facility, the Company Parties agree to offer the lenders under the 4x ALP Facilities improvements (including to interest, amortization and/or cash flow sweep, but excluding maturity) based on the same principles as for the 6x ALP lenders, which such terms shall, in order to be approved, require the consent of each of the Consenting Bank Lenders under the 4x ALP Facilities, the Company Parties, the Consenting Sponsor, and Consenting Bank Lenders holding 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by the Consenting Bank Lenders.[5]

	•	Cross Event of Default to each Amended and Restated Bank Facility (but not to FPSO Silo B or ShuttleCo) to be included

	•	Undertaking to continue with towage business if 6XALP Lenders do not agree to the Plan

	•	Break Costs for JBIC on Tranche A to be considered further (but, in no event, shall such Break Costs be less favorable to the Company than the corresponding terms set forth in the existing 4x ALP facility)

	•	No hedging of interest payments in respect of the 4xALP Facility to be required
Precedent Document	•	Definitive documentation will be based (where applicable) on the existing documentation, as the same has been amended, restated, supplemented, and otherwise modified from time to time, and will contain the terms set forth in this term sheet

5 Provided that, for the avoidance of doubt, paydown of the 6x ALP Facilities from the remaining proceeds from the sale of Ace/Ippon shall not be deemed an improvement to the 6x ALP Facilities and will not be offered to the lenders under the 4x ALP Facilities.

24

To include the following:

	•	Supplemental security following terms of existing security package (cross collateralized between the 4 facilities only)

Additional Security	•	Assignment of any future charter contracts and any guarantees therefor (to the extent not spot charters)

	•	Assignment and subordination of intragroup loans

	•	Guarantee from Towage Sub HoldCo (including negative pledge from and in respect of it)

	•	Negative pledge in respect of Applicable Debtor Subsidiaries and their shares
To include the following:

	•	Guarantee from HoldCo Cross Guarantor (including negative pledge from and in relation to it)
FFTA Shared Security
favour of Common	•	Cash Collateral Account Pledge granted by HoldCo Cross Guarantor
Security Trustee
	•	Intercreditor Agreement with creditors under Amended and Restated Bank Facilities
	•	Intragroup Loan Assignment and Subordination
Conditions precedent to Restructuring Effective Date	•	Customary conditions precedent

25

Common Terms Classes 5 and 6
	Structure description	Company Parties to be reorganised into the structure as set out in Exhibit A
	TopCo/NewCo	Holding company of HoldCo Cross Guarantor, ShuttleCo group and FPSO Silo B
	HoldCo Cross Guarantor	A limited liability company, incorporated in a jurisdiction to be discussed and agreed, which undertakes no other business than being the holding company for FPSO Sub HoldCo, FSO Sub HoldCo, Arendal Sub HoldCo and Towage Sub HoldCo
	FPSO Sub HoldCo	A limited liability company, incorporated in a jurisdiction to be discussed and agreed, which undertakes no other business than being the holding company of FPSO Silo A, the Knarr subsidiaries and the Petrojarl subsidiaries
Parties	FSO Sub HoldCo	A limited liability company, incorporated in a jurisdiction to be discussed and agreed, which undertakes no other business than being the holding company of the Clipper subsidiaries and the Gina Krog subsidiaries
	Arendal Sub HoldCo	A limited liability company, incorporated in a jurisdiction to be discussed and agreed, which undertakes no other business than being the holding company of the Arendal subsidiaries
	Towage Sub HoldCo	A limited liability company, incorporated in a jurisdiction to be discussed and agreed, which undertakes no other business other than being the holding company of the ALP subsidiaries
	Sub HoldCos	FPSO Sub HoldCo, FSO Sub HoldCo, Arendal Sub HoldCo and Towage Sub HoldCo
	FFTA Obligors	HoldCo Cross Guarantor, Sub HoldCos, Applicable Debtor Subsidiaries for each Amended and Restated Bank Facility and FPSO Silo A
	Management Companies	Structure and ownership of subsidiaries of TopCo/NewCo providing management services to the FFTA Obligors and related protections to be discussed and agreed
	FPSO Silo A	Companies holding Piranema FPSO and Voyageur FPSO

26

FPSO Silo B	Companies party to or holding Libra JV, Itajai JV and Falcon Spirit FPSO
ShuttleCo group	Altera Shuttle Tankers LLC and each of its Subsidiaries
Common Security Trustee	Acceptable bank or financial institution appointed by all creditors under the Amended and Restated Bank Facilities

		•	Bank account of the HoldCo Cross Guarantor held with an acceptable bank in an acceptable jurisdiction
		•	Cash available (subject to applicable liquidity thresholds and New Knarr Facility restriction below) unless an Event of Default has occurred and is continuing
Deliverables	Cash Collateral Account	•	Cash available at all times (exceptions to be agreed) to be applied in payment of (i) general and administrative expenses allocated or allocable to the FFTA Obligors in the ordinary course of business and consistent with historical practices, subject to modifications to reflect transfer pricing requirements (“Allocated Expenses”) and (ii) corporate overhead costs subject (solely in the case of this clause (ii)) to an annual cap to be agreed that provides headroom for increases therein (including an inflation adjustment) (clause (ii), the “Corporate Expenses”)
	Intercompany Debt	Assignment and (if an event of default is continuing) subordination of Intercompany Debt in favour of Common Security Trustee

27

		•	All cash received by HoldCo Cross Guarantor paid into Cash Collateral Account

		•	Minimum free liquidity (excluding undrawn Knarr New Money Facility and restricted accounts referred to in footnote 6 of the DIP Term Sheet) of $15m for FFTA Obligors as of the last day of each fiscal quarter, beginning with the earlier of (i) the last day of the eighth full fiscal quarter after the Restructuring Effective Date or (ii) the day on which the first loans are drawn under the commitment in respect of the Knarr New Money Facility

		•	No upstreaming permitted from HoldCo Cross Guarantor if commitments in respect of the Knarr New Money Facility remain outstanding, other than to cover Corporate Expenses (it being agreed that FFTA Obligors may pay Allocated Expenses to whom they are owed)

		•	To remain 100% legal and beneficial owner of each Sub HoldCo
Restrictive covenants	HoldCo Cross
	Guarantor	•	TopCo/NewCo (or another entity that meets agreed qualifications) to remain the direct or indirect 100% shareholder of HoldCo Cross Guarantor and there shall be a mandatory prepayment event under each Amended and Restated Bank Facility if a TopCo/NewCo Change of Control occurs (described below)

		•	No financial indebtedness with recourse to any FFTA Obligor to be incurred (with the exclusion of the 4x ALP Facility if all other Amended and Restated Bank Facilities have been repaid/refinanced in full), other than (i) refinancings (or replacements by the same obligors (and no additional obligors), after repayment) of any one (or more) Amended and Restated Bank Facility for no more than the outstanding amount of such facility (including accrued and unpaid interest, fees and premium), with a final maturity no shorter than the previous final maturity amount and amortization schedule no greater than the previous amortization schedule, and guarantees thereof, (ii) refinancings (or replacements by the same obligors (and no additional obligors), after repayment) of any one (or more) Amended and Restated Bank Facility or any new financing, in each case, in connection with a new or improved or financeable external charter contract, subject to customary parameters to be mutually agreed, or (iii) unsecured debt (A) among FFTA Obligors and subject to intragroup assignment and (during an event of default) subordination or (B) subordinated to creditors of Amended and Restated Bank Facilities; provided that, in the case of clauses (i) (subject to exceptions to be consented to), (ii) and (iii)(B), after giving effect to such debt incurrence, pro forma minimum liquidity (including 12 months’ scheduled interest and amortization) across the FFTA Obligors is no worse. No financial indebtedness permitted to fund dividends/distributions (other than payment of Allocated Expenses and Corporate Expenses)

28

	•	HoldCo Cross Guarantor to remain 100% legal and beneficial owner of each Sub HoldCo

	•	Subject to limitations on indebtedness set forth under “HoldCo Cross Guarantor” above

	•	Company able to freely move all cash in facility-level pledged earnings account within FFTA Obligors
Sub HoldCos
	•	Sub HoldCos may upstream cash to HoldCo Cross Guarantor on an unrestricted basis

	•	If security released in respect of FPSO Silo A, FPSO Silo A remains an FFTA Obligor

	•	Negative pledge on and in respect of FPSO Silo A and each FFTA subsidiary
FPSO Silo B	Not restricted by, and not a guarantor or a grantor of security under, Amended & Restated Bank Facilities
	•	No restrictions on distributions from TopCo to New Shareholders

TopCo/NewCo	•	TopCo/NewCo to provide the comfort letter provided for under the heading “Corporate Reorganization” in the Restructuring Term Sheet to which these term sheets are attached

	•	All creditors of Amendment and Restated Bank Facilities to be party

	•	Decisions of Common Security Trustee directed by Majority Facility Lenders under each Amended and Restated Bank Facility

	•	Holdco Cross Guarantor and Sub HoldCo guarantees released upon repayment of all Amended and Restated Bank Facilities

Intercreditor principles	•	HoldCo Cross Guarantor security and guarantees to rank pari passu across Amended and Restated Bank Facilities

	•	Sub HoldCo security and guarantees to rank pari passu across Amended and Restated Bank Facilities owned by such Sub HoldCo

	•	No cross guarantees or liens at Applicable Debtor Subsidiaries entities or Sub Holdcos except as provided in Bank Term Sheets or these Common Terms

	•	Cash management/pooling permitted within FFTA Obligor group
Equity Warrants	As compensation for releasing the current guarantees provided by pre-transaction TopCo: New Warrants offered to the Consenting Bank Lenders in accordance with the Restructuring Term Sheet

29

TopCo/NewCo Change of Control

Change of Control means, in relation to TopCo/NewCo (for all purposes hereof, including another entity that meets agreed qualifications):

(i) at a time when all management powers over the business and affairs of TopCo/NewCo are vested in a general partner (the General Partner), either:(A) a person or Controlling Group other than:

(1) [Brookfield] or any of its Controlled Investment Affiliates;

(2) any Controlling Group of which any of the foregoing are members; or

(3) a holding company controlled by the parties referenced in clauses (1) and (2),

accumulates, directly or indirectly, a minimum of fifty point one per cent (50.1%) of the voting rights in the General Partner; or

(B) subject to paragraph (ii) below, the General Partner ceases to be the general partner of TopCo/NewCo; or

(ii) at a time when all management powers of the business and affairs of TopCo/NewCo becomes vested in a board of directors, any person or Controlling Group other than:

(A) [Brookfield] or any of Its Controlled Investment Affiliates;

(B) any Controlling Group of which any of the foregoing are members; or

(C) a holding company controlled by the parties referenced in clauses (1) and (2),

accumulates, directly or Indirectly, a minimum of fifty point one per cent. (50.1%) of the voting rights to elect the members of the board of directors of TopCo/NewCo or the voting rights to elect a minimum of fifty point one per cent. (50.1%) of the board of directors of TopCo/NewCo (it being understood that a change in corporate form of TopCo/NewCo whereby all management powers of the business and affairs of TopCo/NewCo become vested in a board of directors and consequently the General Partner ceases to be the general partner, shall, unless the test in this subparagraph (ii) is breached, not in and of itself be deemed a Change of Control), and where:

Controlling Group means, two or more people who agree to act together, through partnership, limited partnership, syndicate or other group or arrangement for the purpose of acquiring, holding, voting or disposing of securities of the General Partner or TopCo/NewCo, as applicable.

Controlled Investment Affiliate means with respect to the Consenting Sponsor (as defined in the RSA), any investment fund, co-investment vehicle and/or similar investment vehicle or managed account that (1) is organised by the Consenting Sponsor or any person that controls, is controlled by or is under common control with the Consenting Sponsor for the purpose of making equity or debt investments in one or more companies and (b) is controlled by or is under common control with the Consenting Sponsor. For the purpose hereof, “control”, “controlled” or “controlling” shall mean possession of the power to direct or cause the direction of, the management, policies and day-to-day operations of a person, whether by contract or voting of securities

Conditions precedent to Restructuring Effective Date	• Customary conditions precedent

30

EXHIBIT D

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),3 by and among Altera Infrastructure L.P. and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Stakeholder” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:
Address:
E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
IntermediateCo Notes
Altera Unsecured Notes
Libra HoldCo Facility
Petrojarl I Facility
Knarr Facility
Gina Krog Facility
Suksan Salamander Facility
Keeper Facility
Striker Facility
Sweeper Facility
Defender Facility
6x ALP Facility
Arendal Facility
Interests

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

31